UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

HERTZ GLOBAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[x]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2019 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT HERTZ GLOBAL HOLDINGS, INC.

May 24, 2019 at 10:30 AM Hertz Worldwide Headquarters 8501 Williams Road Estero, Florida 33928

Hertz Global Holdings, Inc.
8501 Williams Road
Estero, FL 33928

April 5, 2019

Dear Fellow Stockholders:

You are cordially invited to attend our 2019 annual meeting of stockholders (the "2019 Annual Meeting") to be held at 10:30 AM (Eastern Time) on May 24, 2019, at our Hertz Worldwide Headquarters, located at 8501 Williams Road, Estero, Florida 33928.

We will be using the “Notice and Access” method of providing proxy materials to you via the Internet at www.proxyvote.com instead of providing the proxy materials by mail. On or about April 10, 2019, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report to stockholders for 2018 and how to vote. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

Your vote is important and we encourage you to vote as promptly as possible. Whether you plan to attend the 2019 Annual Meeting or not, you may vote by following the instructions set forth in the Notice, this proxy statement or as set forth in the proxy card. If you attend the 2019 Annual Meeting, you may vote in person.

Registration and seating will begin at 10:00 AM (Eastern Time). In order to be admitted to the 2019 Annual Meeting, a stockholder must present proof of stock ownership as of the close of business on the record date, April 1, 2019, which can be the Notice, a proxy card or a brokerage statement reflecting stock ownership as of April 1, 2019. Stockholders will be asked to sign an attendance card and must also present a form of photo identification such as a driver's license. Cameras and recording devices will not be permitted at the 2019 Annual Meeting.

Thank you for considering the matters presented in the proxy statement.

Sincerely,
Henry R. Keizer
Independent Non-Executive Chair

NOTICE OF 2019 ANNUAL MEETING
OF STOCKHOLDERS

The Board of Directors of Hertz Global Holdings, Inc. (the "Company") is soliciting proxies to be used at the 2019 annual meeting of stockholders (the "2019 Annual Meeting") to be held on the following date, at the following time and location, and with the following record date:

Time and Date:	10:30 AM (Eastern Time), on Friday, May 24, 2019

Location:	Hertz Worldwide Headquarters, located at 8501 Williams Road, Estero, Florida 33928

Record Date:	April 1, 2019

Proposals

1.	Election of the eight nominees identified in the accompanying proxy statement to serve as directors until the next annual meeting of stockholders;
2.	Approval of the amended and restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan, including an increase in the number of shares reserved for issuance by 2,490,000;
3.	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for 2019;
4.	Approval, by a non-binding advisory vote, of the named executive officers’ compensation; and
5.	Transaction of any other business that may properly be brought before the 2019 Annual Meeting.
✓	The Board of Directors recommends a vote "FOR" each of Proposals 1, 2, 3 and 4.
Who Can Vote
Only holders of record of the Company’s common stock at the close of business on April 1, 2019 will be entitled to vote at the 2019 Annual Meeting. You may vote with respect to the matters described in the proxy statement by following the instructions set forth in the Notice of Internet Availability of Proxy Materials (the “Notice”) or through the procedures described in this proxy statement.

Date of Mailing
This proxy statement and accompanying materials were filed with the Securities and Exchange Commission on April 5, 2019, and we expect to first send the Notice to stockholders on or about April 10, 2019.

M. David Galainena
Executive Vice President, General Counsel and Secretary

Estero, Florida
April 5, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held May 24, 2019
The Notice of the 2019 Annual Meeting and Proxy Statement and the
2018 Annual Report to Stockholders are available at www.proxyvote.com

CONTENTS AND DEFINED TERMS

Contents

Election of Directors (Proposal 1)	1	2018 Say-on-Pay Advisory Vote on Executive Compensation	36
How We Evaluate Director Nominees	1	Key Features of Our Executive Compensation Program	37
Director Nominees	1	2018 Target Pay Mix for NEOs	37
Director Election Standards	1	Summary of Annual Compensation Decision-Making Process	38
Corporate Governance	8	Components of Our Executive Compensation Program	40
Director Independence	8	Other Compensation Elements	49
Board Evaluation Process	8	Clawback Policy	49
Director Orientation and Education	9	Stock Ownership Guidelines and Hedging Policy	50
Meetings and Committees of the Board of Directors	9	Policies on Timing of Equity Awards	50
Roles and Responsibilities of the Board Committees	10	Tax and Accounting Considerations	50
Risk Oversight	11	Compensation Committee Report	52
Stockholder Communications with the Board	12	Summary Compensation Table	53
Director Nominations	12	2018 Grants of Plan-Based Awards	55
Policy on Diversity	12	Outstanding Equity Awards at Fiscal Year-End 2018	57
Director Search	12	2018 Option Exercises and Stock Vested	59
Corporate Governance Guidelines	13	Pension Benefits	60
Our Board Leadership	13	2018 Pension Plan Table	60
Certain Relationships and Related Party Transactions	13	2018 Non-Qualified Deferred Compensation Benefits	61
Indemnification Agreements	15	Potential Payments on Termination or Change in Control	62
Corporate Responsibility	16	Severance Plan and Employment, Separation and Change in Control Agreements
2018 Director Compensation	18		64
Determination of Non-Employee Director Compensation	18	CEO Pay Ratio	68
Annual Non-Employee Director Compensation	18	Ownership of Our Common Stock	69
Approval of Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan (Proposal 2)		Proxy Procedures and Information About the Annual Meeting
	20		72
Required Vote to Approve the Proposal	21	Stockholders Entitled to Vote at the Annual Meeting	72
Summary of the Amended Plan	21	Voting Procedures	72
Ratification of Appointment of Independent Registered Accounting Firm (Proposal 3)		Procedures for Attending and Voting at the 2019 Annual Meeting
	28		72
Required Vote to Approve the Proposal	29	Notice of Internet Availability of Proxy Materials	72
Audit Committee Report	30	Voting Options; Quorum	72
Audit and Other Fees	32	Revocation of Proxies	73
Advisory Approval of Executive Compensation (Proposal 4)		Solicitation of Proxies	73
	33	Additional Information	73
Effect of Proposal	33	Other Business	73
Required Vote to Approve the Proposal	33	Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
Compensation Discussion and Analysis	34		74
Executive Summary	34	Proposals for 2020 Annual Meeting of Stockholders	74
2018 Financial and Operational Highlights	34	2018 Annual Report	74
Key Features of 2018 Executive Compensation Program	36	Annex A - Non-GAAP Measures	75
Compensation Philosophy	36	Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan
Stockholder Input on Our Compensation Programs	36		78

Defined Terms
Unless the context otherwise requires in this proxy statement, we use the following defined terms:

•	“2018 Annual Report” means the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

•	"2019 Annual Meeting" means the 2019 annual meeting of our stockholders.

•	“Adjusted Corporate EBITDA” is a non-GAAP measure. For the definition of "Adjusted Corporate EBITDA" and its reconciliation to its most comparable GAAP measure see Annex A to this proxy statement.

i	Hertz Global Holdings, Inc. 2019 Proxy Statement

Contents and Defined Terms

•	"Adjusted Corporate EBITDA Margin" is a non-GAAP measure. For the definition of “Adjusted Corporate EBITDA Margin” see Annex A to this proxy statement.

•	“Adjusted Net Income (Loss)” is a non-GAAP measure. For the definition of "Adjusted Net Income (Loss)" and its reconciliation to its most comparable GAAP measure see Annex A to this proxy statement.

•
"All Other Operations" means the reportable segment comprised primarily of the Company's Donlen business and the Company's other business activities, which comprise less than 1% of revenues and expenses of the segment.

•	“Board” means the Board of Directors of the Company.

•	“common stock” means the common stock of the Company.

•	"Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

•
“Company” means Hertz Global Holdings, Inc., which was formerly known as Hertz Rental Car Holding Company, Inc. until June 30, 2016, and “we,” “us” and “our” mean the Company and its consolidated subsidiaries.

•	"Donlen" means Donlen Corporation, a consolidated subsidiary of the Company. Donlen conducts our vehicle leasing and fleet management services.

•	“former Hertz Holdings” means Hertz Global Holdings, Inc., which was renamed Herc Holdings Inc. on June 30, 2016 in connection with the Spin-Off.

•	"GAAP" means accounting principles generally accepted in the U.S.

•	“Gross EBITDA” is a non-GAAP measure. For for the definition of "Gross EBITDA" and its reconciliation to its most comparable GAAP measure see Annex A to this proxy statement.

•	“Hertz” means The Hertz Corporation, our primary operating company.

•	"International RAC" means our international rental car reportable segment.

•	"NYSE" means the New York Stock Exchange.

•	"Options" shall have the meaning assigned to it in the Amended Plan attached as Annex B hereto.

•	"Performance Stock Units" shall have the meaning assigned to it in the Amended Plan attached as Annex B hereto.

•	"Restricted Stock Units" shall have the meaning assigned to it in the Amended Plan attached as Annex B hereto.

•	"SEC" means the U.S. Securities and Exchange Commission.

•	“Spin-Off” means the separation of former Hertz Holdings’ car rental business from the equipment rental business through a reverse spin-off, which was completed on June 30, 2016.

•	"U.S." means the United States of America.

•	"U.S. RAC" means the U.S. rental car reportable segment.

ii	Hertz Global Holdings, Inc. 2019 Proxy Statement

ELECTION OF DIRECTORS (PROPOSAL 1)

How We Evaluate Director Nominees

Upon the recommendation of the Nominating and Governance Committee, our Board has nominated the eight nominees identified below for election at our 2019 Annual Meeting. If elected, the nominees for election as directors will serve until the next annual meeting and until their successors are elected and qualified or until their death, resignation or removal. All of the nominees are currently directors of the Company. Kevin M. Sheehan was elected to serve as a director by the Board on August 21, 2018 and each of the other nominees were elected at the 2018 annual meeting of our stockholders (the "2018 Annual Meeting").

The Nominating and Governance Committee, when making recommendations to the Board regarding director nominations, assesses the overall performance of the Board and its committees, and when re-nominating incumbent Board members or nominating new Board members, evaluates the potential candidate’s ability to make a positive contribution to the Board’s overall function. The Nominating and Governance Committee considers the actual performance and independence of incumbent Board members over the previous year (or shorter period for directors not serving a full year), as well as whether members of the Board have appropriate experience, skills and other qualifications to support our role as one of the world’s leading car rental companies. The particular experience, independence, qualifications, attributes and skills of the potential candidate are assessed by the Nominating and Governance Committee to determine whether the potential candidate possesses the professional and personal experiences and expertise necessary to enhance the Board’s mission. After conducting the foregoing analysis, the Nominating and Governance Committee makes recommendations to the Board regarding director nominees. In its annual assessment of director nominees, the Nominating and Governance Committee does not take a formulaic approach, but rather considers each prospective nominee’s diversity in viewpoints, personal and professional experiences and background and ability. In making director nominations, the Nominating and Governance Committee evaluates the Board considering, among other things, the attributes discussed in “Corporate Governance - Policy on Diversity” below.

The Board also evaluates, from time to time, the size of the Board as well as the structure and membership of its committees. In determining the number of directors, committee membership and structure of the committees, the Board considers several factors, including the attributes and experience of the members of our Board, the oversight responsibilities required for a Company of our size and complexity and the Corporate Governance Standards of the NYSE Listed Company Manual (the "NYSE Corporate Governance Standards"). For additional information on the Board selection process see "Corporate Governance" below.

Director Nominees

Our Nominating and Governance Committee and our Board have determined that each of the nominees possesses the right skills, qualifications and experience to effectively oversee our long-term business strategy. Biographical information about each nominee, as well as highlights of certain notable skills, qualifications and experience that contributed to the nominee’s selection as a member of our Board and nomination for re-election at our 2019 Annual Meeting, are included on the following pages.

Although our Board does not anticipate that any of the nominees will be unable to stand for election as a director at our 2019 Annual Meeting, if this occurs, proxies will be voted in favor of such other person or persons as may be designated by our Nominating and Governance Committee and our Board.

Director Election Standards

The Company maintains a “majority” voting standard for uncontested elections. For a nominee to be elected to our Board, the nominee must receive more “for” than “against” votes. In accordance with our By-laws and Corporate Governance Guidelines, each director has submitted, or upon his or her nomination will submit, a contingent resignation to the Chair of the Nominating and Governance Committee. The resignation will become effective only if the director fails to receive a sufficient number of votes for re-election and the Board accepts the resignation. In the event of a contested director election, a plurality standard will apply.

✓	The Board of Directors recommends that stockholders vote "FOR" the election of each of the following nominees.

1	Hertz Global Holdings, Inc. 2019 Proxy Statement

Election of Directors (Proposal 1)

Henry R. Keizer, Independent Non-Executive Chair
Mr. Keizer has served as a director of the Company since June 2016 and Hertz since October 2015. Mr. Keizer is 62 years old. He has served as Independent Non-Executive Chair ("Chair") of the Boards of the Company and Hertz since January 2017.

Business Experience. Mr. Keizer formerly served as Deputy Chairman and Chief Operating Officer of KPMG LLP ("KPMG"), the U.S.-based and largest individual member firm of KPMG International (“KPMGI”), a role from which he retired in December 2012. KPMGI is a professional services organization that provides audit, tax and advisory services in 152 countries. Prior to serving as Deputy Chairman and Chief Operating Officer, Mr. Keizer held several key leadership positions throughout his 35 years at KPMG, including Global Head of Audit from 2006 to 2010 and U.S. Vice Chairman of Audit from 2005 to 2010.

Qualifications and Skills
Directorships. Mr. Keizer currently serves as a trustee of the BlackRock Multi-Asset Funds Complex, an investment company. He is also a member of the boards of directors of Sealed Air Corp., a leading provider of packaging solutions, where he is chair of the audit committee, WABCO Holdings, Inc., a global innovator and manufacturer of technologies for commercial vehicles, where he chairs the audit committee, and Park Indemnity Ltd., a privately-held Bermuda captive insurer affiliated with KPMGI. He previously served as a director and audit committee chair of MUFG Americas Holdings, Inc. and MUFG Union Bank, a financial and bank holding company, from 2014 to 2016, and a director and audit committee chair of Montpelier Re Holdings, Ltd., a global property and casualty reinsurance company, until it merged with Endurance Specialty Holdings Ltd. in July 2015. Mr. Keizer was formerly a director of the American Institute of Certified Public Accountants from 2008 to 2011.

Executive Officer and Leadership Experience. Mr. Keizer has significant management, operating and leadership skills gained as Deputy Chairman and Chief Operating Officer of KPMG and as a director of multiple public and private companies.

Accounting, Financial Reporting and General Industry Experience. As a certified public accountant, Mr. Keizer, has extensive knowledge and understanding of financial accounting, internal control over financial reporting and auditing standards from his many years of experience and key leadership positions held with KPMGI. Mr. Keizer also has over four decades of diverse industry perspective gained through advising companies engaged in manufacturing, banking, insurance, consumer products, retail, technology and energy, providing him with perspective on the issues facing major companies and the evolving business environment.

Risk Management Expertise. Mr. Keizer’s extensive leadership experience at KPMG provides the Board with expertise in risk management and oversight of our domestic and international operations.

David A. Barnes
Mr. Barnes has served as a director of the Company since June 2016 and Hertz since May 2016. Mr. Barnes is 63 years old.

Business Experience. Mr. Barnes has served as Senior Advisor for Bridge Growth Partners LLC (“Bridge Growth”) since 2016 and in this capacity serves as a member of the board of directors for several privately-held companies in Bridge Growth’s technology investment portfolio. Mr. Barnes has served as an emerging technology advisor for Tech Mahindra, Inc., a global information technology provider headquartered in India, since 2014.

Mr. Barnes is the former Senior Vice President, Chief Information and Global Business Services Officer of United Parcel Service, Inc. (“UPS”), a role he served in from 2011 to 2016. From 2005 to 2011, Mr. Barnes served as UPS Senior Vice President and Chief Information Officer. UPS is the world’s largest package delivery company, a leader in the U.S. less-than-truckload industry, a provider of global supply chain management and advanced logistic solutions and an operator of one of the world’s largest airlines. In his role as Chief Information Officer of UPS and a member of the UPS Management Committee, Mr. Barnes was responsible for all aspects of UPS technology utilized in over 220 countries and territories. He also chaired the UPS Information Technology Governance Committee responsible for global technology strategy, architecture, mobility, hardware design and research and development. In addition, he was responsible for information security, served as Co-Chair of the enterprise risk committee and was a member of the UPS Corporate Strategy and the Finance Committees. Prior to serving as a member of the UPS Management Committee, he held a number of key leadership positions throughout his 39-year career at UPS in areas including

2	Hertz Global Holdings, Inc. 2019 Proxy Statement

Election of Directors (Proposal 1)

technology development, operations, UPS airline, international custom house brokerage, mergers and acquisitions and finance.

Qualifications and Skills
Directorships. Mr. Barnes was a director at Ingram Micro Inc., a global technology and supply chain service provider, from June 2014 to December 2016, where he was a member of the audit committee and chair of the technology committee.

Executive Officer Experience. Mr. Barnes has significant management and leadership skills gained as Chief Information Officer of UPS and as a member of the UPS Management Committee.

Operations Expertise. Mr. Barnes’ role as a former Chief Information Officer of a company with worldwide operations and transactions provides our Board with critical experience regarding our domestic and international operations.

Strategy, Cybersecurity and Technology Experience. Mr. Barnes provides our Board with valuable insights on incorporating technology into our ongoing operations and utilizing technology-based solutions to streamline our business and improve the customer experience. In addition, he provides significant experience managing cybersecurity and information privacy.

SungHwan Cho
Mr. Cho has served as a director of the Company and Hertz since May 2017. Mr. Cho is 45 years old and is affiliated with Carl C. Icahn. For our arrangements with Mr. Icahn, see the information under “Corporate Governance - Certain Relationships and Related Party Transactions - Agreements with the Icahn Group.”

Business Experience. Mr. Cho has served as Chief Financial Officer of Icahn Enterprises L.P. ("Icahn Enterprises"), a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, food packaging, metals, mining, real estate and home fashion, since March 2012. Prior to that time, he was Senior Vice President and previously Portfolio Company Associate at Icahn Enterprises since October 2006.

Qualifications and Skills
Directorships. Mr. Cho has been a director of Tenneco, Inc, a manufacturer of products for light vehicles, commercial trucks, and off-highway applications, since April 2019, Icahn Enterprises, since September 2012, and CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since May 2012 (and has been Chairman of the Board since June 2018). In addition, Mr. Cho serves as a director of four subsidiaries of Icahn Enterprises. Mr. Cho was previously a director (and chairman of the board beginning June 2018) of CVR Refining, LP, an independent downstream energy limited partnership, from January 2013 to January 2019, a director (and chairman of the board beginning July 2014) of American Railcar Industries, Inc., a railcar manufacturing company, from June 2011 to December 2018, a director of CVR Partners LP, a nitrogen fertilizer company, from May 2012 to April 2017, a director of Viskase Companies, Inc., a meat casing company, from November 2006 to April 2017, and a director of Take-Two Interactive Software Inc., a publisher of interactive entertainment products, from April 2010 to November 2013. CVR Refining LP, American Railcar Industries, Inc., CVR Partners LP and Viskase Companies, Inc. are or were indirectly controlled by Mr. Icahn. Mr. Icahn also previously had a noncontrolling interest in Take-Two Interactive Software through the ownership of securities.

Finance and Strategic Experience. Mr. Cho provides our Board with significant financial and strategic experience gained through his experience as Chief Financial Officer of Icahn Enterprises as well as his multiple directorships.

Operating and Corporate Governance Experience. Mr. Cho’s service in other director roles provides our Board extensive operating and governance experience, as well as perspective on the strategy and direction of our Company.

Capital Markets Experience. Mr. Cho’s experience developed through Icahn-related entities provides our Board with important expertise in capital markets and finance matters.

3	Hertz Global Holdings, Inc. 2019 Proxy Statement

Election of Directors (Proposal 1)

Vincent J. Intrieri
Mr. Intrieri has served as a director of the Company since June 2016 and Hertz since September 2014. Mr. Intrieri is 62 years old. Mr. Intrieri is a party to our Confidentiality Agreement (as defined below) with the Icahn Group. For our arrangements with Mr. Icahn, see the information under “Corporate Governance - Certain Relationships and Related Party Transactions - Agreements with the Icahn Group.”

Business Experience. Mr. Intrieri is the Chief Executive Officer and founder of VDA Capital Management LLC, a private investment fund, and was formerly employed by Icahn-related entities from October 1998 to December 2016 in various investment-related capacities. From January 2008 until December 2016, Mr. Intrieri served as Senior Managing Director of Icahn Capital LP, the entity through which Mr. Icahn manages private investment funds. In addition, from November 2004 to December 2016, Mr. Intrieri served as a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners LP, and Icahn Offshore LP, the general partner of Icahn Partners Master Fund LP, entities through which Mr. Icahn invests in securities. From 1992 to 1995, Mr. Intrieri was a partner at Arthur Andersen LLP, a professional services organization.

Qualifications and Skills
Directorships. Mr. Intrieri has been a director of Transocean Ltd., a provider of offshore contract drilling services for oil and gas wells, since May 2014. Mr. Intrieri has also been a director of Navistar International Corporation, a truck and engine manufacturer, since October 2012, where he serves as co-lead director, co-chair of the finance committee and a member of the nominating and governance committee. Mr. Intrieri previously served as a director of Energen Corporation, an independent oil and gas exploration and production company, from March 2018 to December 2018, Conduent Incorporated, a provider of diversified business process services, from January 2017 to May 2018, Chesapeake Energy Corporation, an oil and gas exploration and production company, from June 2012 to September 2016, CVR Refining, LP, an independent downstream energy limited partnership, from September 2012 to September 2014, Forest Laboratories, Inc., a supplier of pharmaceutical products, from June 2013 to June 2014, CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, from May 2012 to May 2014, and Federal-Mogul Corporation ("Federal-Mogul"), a global supplier of products and services related to vehicles and equipment, from December 2007 to June 2013. Mr. Intrieri was also chairman of the board of PSC Metals Inc., a processor and recycler of metals, from 2007 to 2012 and has served as chairman of audit, finance, corporate governance and compensation committees of various public companies throughout his career.

Accounting and Finance Experience. Mr. Intrieri’s significant financial and accounting experience through his directorships and former employment with the Icahn-related entities makes him an important advisor to our Board.

Corporate Governance Experience. Mr. Intrieri’s multiple directorships give Mr. Intrieri a deep understanding of board responsibilities and provides our Board with strategic oversight capabilities.

Strategic and Risk Management Knowledge. Mr. Intrieri’s experience at the Icahn-related entities and his multiple directorships provide our Board important strategic experience and knowledge of appropriate risks to execute our business strategies.

Kathryn V. Marinello
Ms. Marinello has served as the President and Chief Executive Officer (the "CEO") and a director of the Company and Hertz since January 2017. Ms. Marinello is 62 years old.

Business Experience. Ms. Marinello previously served as a Senior Advisor of Ares Management LLC, a global alternative investment manager, from March 2014 to December 2016, and as Chair, President and Chief Executive Officer of Stream Global Services, Inc., a business process outsourcing service provider, from 2010 to March 2014. Ms. Marinello served as Chair, Chief Executive Officer and President of Ceridian Corporation, a provider of human resources software and services, from 2006 to 2010 (promoted to Chair in 2007). She served in a broad range of senior roles from 1997 to 2006 at General Electric Co. (“GE”), an international industrial and technology company, including leading global, multi-billion dollar financial and services businesses and subsidiaries. During that period, she served as Chief Executive Officer and President of GE Fleet Services at GE Commercial Finance from October 2002 to October 2006 and GE Insurance Solutions from 1999 to 2002. She served as President and Chief Executive Officer of GE Financial Assurance Partnership Marketing Group, a diverse organization that includes GE’s affinity marketing business, Auto & Home Insurance business and Auto Warranty Service business, from December 2000 to October 2002. Prior to GE, Ms. Marinello served as President of the Electronic Payments Group at First Data Corporation, which provides electronic banking and commerce, debit and commercial processing to the financial

4	Hertz Global Holdings, Inc. 2019 Proxy Statement

Election of Directors (Proposal 1)

services industry. She has also served in senior leadership positions at several financial institutions, including US Bank (previously First Bank Systems), Chemical Bank, Citibank and Barclays.

Qualifications and Skills
Directorships. Ms. Marinello has served as a director of Volvo Group, a multinational manufacturing company, since April 2014. Ms. Marinello served as a member of the Supervisory Board at The Nielsen Company B.V., a global information and measurement company, from July 2009 to May 2017, as a director of General Motors, a global automotive company, from July 2009 to December 2016, and as a director of RealPage, Inc., a provider of property management software and solutions, from 2015 to March 2017.

Knowledge of the Automotive Industry. Ms. Marinello has significant expertise in the automotive industry through her experience at GE and as a director of Volvo Group and General Motors.

Leadership and Management Experience. Ms. Marinello, through her experiences as our CEO and as a former lead executive of large companies, as well as through her other directorships, has demonstrated excellent leadership abilities, financial and operational expertise, commitment, good judgment and management skills.

Executive Officer Experience. Ms. Marinello’s experience as head of several large companies, as well as her experience as our CEO, adds strategic value to the Board.

Anindita Mukherjee
Ms. Mukherjee has served as a director of the Company and Hertz since May 2018. Ms. Mukherjee is 53 years old.

Business Experience. Ms. Mukherjee is the Global Chief Commercial Officer, and was previously the Global Chief Marketing Officer, of S.C. Johnson & Son, Inc. ("SC Johnson"), a multinational consumer product manufacturer, since October 2015. Ms. Mukherjee previously held several senior positions with PepsiCo, Inc. ("PepsiCo"), a multinational food and beverage corporation, from 2005 until October 2015. These positions include President, Global Snacks Group and Global Insights, in 2015, Senior Vice President and Chief Marketing Officer, Frito-Lay, Inc., a subsidiary of PepsiCo, from 2009 to 2015, Group Vice President, Marketing, Frito-Lay, Inc., from 2007 to 2009 and Vice President, Consumer Strategy and Insights, Frito-Lay, Inc., from 2005 to 2007. From 1994 to 2005, Ms. Mukherjee served in a variety of roles with Kraft Foods, Inc., a food and beverage manufacturing and processing company.

Qualifications and Skills
Directorships. Ms. Mukherjee served as a member of the board of directors of Calbee, Inc., a Japanese snack food maker, from June 2015 to October 2015 as a designee of PepsiCo.

Marketing and Strategy Experience. Ms. Mukherjee provides our Board with extensive experience and understanding of marketing and brand strategies through her roles at PepsiCo and SC Johnson, which are key areas for our Company’s growth.

Branding, Marketing and Media Expertise. Ms. Mukherjee brings expertise in branding, marketing and global media developed from her roles at two large retail consumer companies to support our continued efforts to develop and communicate our brand and product offerings.

International Business and Leadership Experience. Ms. Mukherjee’s experience in managing global branding and marketing efforts for retail consumer companies and her leadership experience provide our Board with specialized perspective and knowledge.

5	Hertz Global Holdings, Inc. 2019 Proxy Statement

Election of Directors (Proposal 1)

Daniel A. Ninivaggi
Mr. Ninivaggi has served as a director of the Company since June 2016 and Hertz since September 2014. Mr. Ninivaggi is 54 years old. Mr. Ninivaggi is a director affiliated with Mr. Icahn. For our arrangements with Mr. Icahn, see the information under “Corporate Governance - Certain Relationships and Related Party Transactions - Agreements with the Icahn Group.”

Business Experience. Mr. Ninivaggi serves as Chief Executive Officer of Icahn Automotive Group LLC, a provider of automotive parts distribution, repair and service, and as managing director of the automotive segment of Icahn Enterprises, positions he has held since March 2017. Mr. Ninivaggi served as a director of the Federal-Mogul from March 2010 until March 2017, as Co-Chairman from May 2015 until March 2017 and as Co-Chief Executive Officer and Chief Executive Officer of Federal-Mogul’s motorparts segment from February 2014 to March 2017. Mr. Ninivaggi was President of Icahn Enterprises from April 2010 to February 2014, and its Chief Executive Officer from August 2010 to February 2014. From January 2011 to May 2012, Mr. Ninivaggi also served as the Interim President and Interim Chief Executive Officer of Tropicana Entertainment Inc., a company primarily engaged in the business of owning and operating casinos and resorts, and held a variety of executive positions at Lear Corporation, a global supplier of automotive seating and electrical power management systems and components. Mr. Ninivaggi served as Of Counsel to the law firm of Winston & Strawn LLP from July 2009 to March 2010, where he previously served as a Partner.

Qualifications and Skills
Directorships. Mr. Ninivaggi has been a director of numerous public and private companies, including Navistar International Corporation, a manufacturer of commercial and military trucks, buses and engines, from August 2017 to October 2018, Icahn Enterprises G.P. Inc., which is the general partner of Icahn Enterprises, from March 2012 until May 2015, CVR Energy, Inc., an independent petroleum refiner and marketer of high value transportation fuels, from May 2012 to February 2014, CVR GP, LLC, the general partner of CVR Partners LP, a nitrogen fertilizer company, from May 2012 to February 2014, Viskase Companies, Inc., a food packaging company, from June 2011 to February 2014, XO Holdings, a competitive provider of telecom services, from August 2010 to February 2014, Tropicana Entertainment Inc., a hotel and casino operator, from January 2011 to December 2015, CIT Group Inc. from December 2009 to May 2011 and Motorola Mobility Holdings Inc. from December 2010 to May 2011.

Executive Officer and Leadership Experience. Mr. Ninivaggi provides the Board with leadership skills, significant management, strategic and operational experience through his roles as Chief Executive Officer of Icahn Enterprises, Chief Executive Officer of Tropicana Entertainment Inc., Chief Executive Officer of Icahn Automotive Group LLC, Co-Chief Executive Officer and Co-Chairman of Federal-Mogul and as a director and officer of multiple public and private companies.

Strategic and Risk Management Knowledge. Mr. Ninivaggi provides the Board with significant experience in the evaluation of strategic opportunities and offers our Board perspectives on risk management with respect to our operations.

Extensive Knowledge of the Company’s Business and Industry. Mr. Ninivaggi provides the Board with specialized expertise on matters related to the automotive industry through his roles at Icahn Automotive Group LLC, Federal-Mogul, Lear Corporation and other directorships.

Kevin M. Sheehan
Mr. Sheehan has served as a director of the Company and Hertz since August 2018. Mr. Sheehan is 65 years old.

Business Experience. From August 2016 to May 2018, Mr. Sheehan served as the President and Chief Executive Officer of Scientific Games Corporation, a gaming and lottery company. Mr. Sheehan served as Chief Executive Officer of Norwegian Cruise Line Holdings Ltd., a global cruise line operator (“Norwegian Cruise Line”), from November 2008 through January 2015 and as President of Norwegian Cruise Line from August 2010 through January 2015 (and previously from August 2008 through March 2009). Mr. Sheehan also served as Chief Financial Officer of Norwegian Cruise Line from November 2007 until September 2010. Before joining Norwegian Cruise Line, Mr. Sheehan served as a consultant to private equity firms, including Cerberus Capital Management LP and Clayton Dubilier & Rice LLC. From 2001 to 2005. Mr. Sheehan held various senior executive roles at Cendant Corporation, including Chairman and Chief Executive Officer of the corporation’s Vehicle Services Division (which included Avis Rent A Car, Budget Rent A Car, Budget Truck, PHH Vehicle Management, First Fleet and Wright Express businesses) from January 2003 through May 2005 and Chief Financial Officer from March 2001 through May 2003.

6	Hertz Global Holdings, Inc. 2019 Proxy Statement

Election of Directors (Proposal 1)

Qualifications and Skills
Directorships. Mr. Sheehan currently serves on the boards of directors of New Media Investment Group Inc., a diversified portfolio of local media assets and digital marketing services businesses, where he has served since 2006, Dave & Buster's Entertainment, Inc., operator of venues that combine entertainment and dining in North America for adults and families, where he has served since 2011, and Navistar International Corporation, a manufacturer of commercial and military trucks, where he has served since October 2018 and is a member of the audit and compensation committees. Mr. Sheehan previously served on the boards of directors of Scientific Games Corporation from August 2016 to September 2018 and Bob Evans Farms, Inc. from 2014 to August 2017.

Executive Officer and Leadership Experience. Mr. Sheehan provides the Board with extensive experience as both principal executive and principal financial officer for several public and private entities. Through his experience as chief financial officer of several large corporations he has gained significant financial experience as well as an understanding of the complexities of our current economic environment.

Extensive Knowledge of the Company’s Business and Industry. Mr. Sheehan provides the Board with in-depth knowledge of the travel, tourism and vehicle rental businesses through his roles as Chief Executive Officer, President and Chief Financial Officer of Norwegian Cruise Line, Chairman and Chief Executive Officer of Cendant Corporation’s Vehicle Services Division and a director of several public companies.

Financial and Investment Knowledge. Mr. Sheehan provides the Board significant experience in the evaluation of investment opportunities as well as significant financial and business knowledge relevant to the Company’s operating and financial plans.

7	Hertz Global Holdings, Inc. 2019 Proxy Statement

CORPORATE GOVERNANCE

Our business is managed under the direction of our Board. Our Board is committed to good corporate governance and promoting the long-term interests of our stockholders by adopting structures, policies and practices that promote responsible oversight of management.

Director Independence

Our Corporate Governance Guidelines require that the Board be composed of a majority of “independent” directors. No director will be deemed independent unless the Board affirmatively determines that the director has no material relationship with the Company, directly or as an officer, stockholder or partner of an organization that has a relationship with the Company. The Board has established standards to assist it in making independence determinations, which are set forth in Annex A to our Corporate Governance Guidelines.

In accordance with the NYSE Corporate Governance Standards and the Company’s Corporate Governance Guidelines, the Board conducted its review of all relationships between the Company and each director and director nominee and has affirmatively determined that, with the exception of Ms. Marinello, none of them has a material relationship with the Company or any other relationship that would preclude his or her independence under the NYSE Corporate Governance Standards. Accordingly, the Board has determined that each of our current directors other than Ms. Marinello, is an independent director under the NYSE Corporate Governance Standards and the Company’s Corporate Governance Guidelines.

Any director whose affiliation or position of principal employment changes substantially after election to the Board or any independent director who ceases to qualify as independent after election to the Board will be expected to offer to submit a resignation as a director promptly for consideration by the Board of the effect of such change upon the interests of the Company.

Additionally, the Board has affirmatively determined that each member of the Audit Committee meets the independence and financial literacy requirements for audit committee membership under the NYSE Corporate Governance Standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each member of the Compensation Committee and Nominating and Governance Committee meets the independence and other requirements for compensation committee and governance committee membership, respectively, as set forth in the NYSE Corporate Governance Standards, the Company's Corporate Governance Guidelines and the rules of the SEC applicable to boards of directors in general and compensation committees and governance committees in particular, respectively. See "Corporate Governance - Roles and Responsibilities of Board Committees" for specific independence requirements.

Board Evaluation Process

The Nominating and Governance Committee of our Board leads the Board in an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Governance Committee is responsible for oversight of the evaluation process and reports on the process to the Board.

In addition, each committee of the Board conducts annual evaluations of its performance and reports to the Board on such evaluation. The Nominating and Governance Committee reviews the evaluations prepared by each Board committee of such committee's performance and determines whether to propose any changes to the Board.

As part of the self-assessment process, each Board and committee member provides feedback on a range of topics relevant to the performance and effectiveness of the Board and the applicable committee. Below is a summary of the evaluation process utilized for 2018.

8	Hertz Global Holdings, Inc. 2019 Proxy Statement

Corporate Governance

Step 1 Annual Board and committee evaluations
The Board engaged an independent external advisor specializing in corporate governance to coordinate the Board’s self-assessment by its members. The advisor provided a list of questions to each director and then performed one-on-one confidential interviews with each of the directors.

Step 2 Initial Report
The independent external advisor prepared and presented a report to the Chair of the Nominating and Governance Committee and Chair of the Board that aggregated and summarized the findings of the advisor based on the interviews that were conducted. All responses from directors during the self-assessment were kept confidential and anonymous. The report also discussed governance trends that the Board may want to take into consideration.

Step 3 Board and committee review
The aggregated results and summary of the Board’s self-assessment are presented to the Board for its review and discussion at a full Board meeting, at which time the Board considers what, if any, actions might be implemented to enhance future performance of the Board. In addition, each of the committees discusses the results of its self-assessment and any actions that might be taken to improve the committee’s future performance. The Nominating and Governance Committee considers the results of the self-assessment process when it periodically evaluates the size, structure and composition of the Board, as well as the role, composition and allocation of responsibilities among Board committees.

Director Orientation and Education

Upon joining our Board, new directors are provided with a comprehensive orientation with respect to their responsibilities and duties as directors and the business of Company. At least annually, the Board is provided with an update on emerging corporate governance and other legal issues pertinent to public company boards of directors by a recognized expert in the relevant field. In addition, our directors are provided continuing education opportunities with the objective of maintaining or enhancing their skills and abilities as directors. Directors are expected to attend at least one continuing education opportunity every three years and are entitled to reimbursement for the cost of attending continuing education opportunities.

Meetings and Committees of the Board of Directors

Our Board held a total number of 17 meetings in 2018. Each of our directors attended 75% or more of the aggregate of (i) the total number of meetings our Board (held during the period for which he or she was a director) and (ii) the total number of meetings held by all committees of our Board on which he or she served (during the periods served). We do not have a policy regarding directors’ attendance at our annual meeting. All of our directors standing for re-election, other than Mr. Sheehan (who was not a director or nominee at the time), attended the 2018 Annual Meeting.

The following table sets forth the members of our Board, the standing committees of the Board on which they serve, the chairs of the committees, the members of the Audit Committee designated by the Board as “financial experts” as defined in Item 407 of Regulation S-K, the non-independent member of the Board, our CEO, and the number of committee meetings held during 2018:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Financing Committee	Technology Committee
Henry R. Keizer*	C		●	●
David A. Barnes*	●	●	●		C
SungHwan Cho		●		●	●
Vincent J. Intrieri*	●		C	C
Kathryn V. Marinello**
Anindita Mukherjee	●	●			●
Daniel A. Ninivaggi		C	●		●
Kevin M. Sheehan				●	●
Number of 2018 Meetings	4	6	12	10	5

● Member    C Chair    * Financial Expert    ** Non-Independent Director

9	Hertz Global Holdings, Inc. 2019 Proxy Statement

Corporate Governance

Roles and Responsibilities of the Board Committees

Our Board has five standing Committees: Audit Committee; Compensation Committee; Nominating and Governance Committee; Financing Committee; and Technology Committee. Each Committee has a written charter and each charter is available on the “Investor Relations — About Hertz—Committee Charters” portion of our website, www.hertz.com.

Audit Committee
Qualifications:

●    Each member of the Audit Committee is required to meet all independence requirements of the NYSE Corporate Governance Standards and applicable law.

●    Our Board has determined that each member of the Audit Committee is “financially literate” as defined under the NYSE Corporate Governance Standards.

●    The Board has determined that each of Mr. Keizer, Mr. Barnes and Mr. Intrieri is an “audit committee financial expert” under the applicable SEC rules based on their experience and qualifications.

●    No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, including that of the Company.

Primary Responsibilities:

●    Oversees our accounting, financial and external reporting policies and practices, as well as the integrity of our financial statements.

●    Monitors the independence, qualifications and performance of our independent certified registered public accounting firm.

●    Oversees the performance of our internal audit function, the management information systems and operational policies and practices that affect our internal controls.

●    Monitors our compliance with legal and regulatory requirements.

●    Reviews our guidelines and policies as they relate to risk management and the preparation of our Audit Committee’s report included in our proxy statement.

Compensation Committee
Qualifications:

●    Each member of the Compensation Committee is required to meet all independence requirements of the NYSE Corporate Governance Standards and applicable law.

●    Each member of the Compensation Committee is required to be an “outside director” as determined pursuant to Section 162(m) of the Code and a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

Primary Responsibilities:

●    Oversees our compensation and benefit policies, generally.

●    Evaluates the performance of our CEO as related to all elements of compensation, as well as the performance of our senior executives.

●    Approves and recommends to our Board all compensation plans for our senior executives.

●    Approves the short-term compensation and equity award grants to our senior executives under our incentive plans (both subject, in the case of our CEO, if so directed by the Board, to the final approval of a majority of independent directors of our Board).

●    Prepares reports on executive compensation required for inclusion in our proxy statement.

●    Reviews our management succession plan.

Nominating and Governance Committee
Qualifications: ● Each member of the Nominating and Governance Committee is required to meet all independence requirements of the NYSE Corporate Governance Standards and applicable law.
Primary Responsibilities:

●    Assists our Board in determining the skills, qualities and eligibility of individuals recommended for membership on our Board.

●    Reviews the composition of our Board and its committees to determine whether it may be appropriate to add or remove individuals.

●    Reviews and evaluates directors for re-nomination and re-appointment to committees.

●    Reviews and assesses the adequacy of our Corporate Governance Guidelines, Standards of Business Conduct and Directors’ Code of Business Conduct and Ethics.

●    Reviews and oversees corporate social responsibility strategy and performance, director orientation and Board continuing education.

●    Reviews and recommends to the Board the form and amount of compensation paid to directors.

10	Hertz Global Holdings, Inc. 2019 Proxy Statement

Corporate Governance

Financing Committee
Qualifications:

●    Each member of the Financing Committee is required to meet all independence requirements of the NYSE Corporate Governance Standards and applicable law.

●    Each member of the Financing Committee is required to be an “outside director” as determined pursuant to Section 162(m) of the Code and a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

Primary Responsibilities:

●    Reviews and approves our capital markets and financing plans, including our debt, equity or other financing arrangements (including refinancing activity).
●    Reviews the material terms and conditions of our long-term debt and equity financings and issuances, including with respect to bank loans, letter of credit facilities, collateral security or pledge agreements, promissory notes, commercial paper and guarantees.
●    Reviews our dividend policy and approves the amount and frequency of any dividends.
●    Reviews and approves the amount and frequency of dividends, swaps and other transactions.
●    Reviews with management the financial considerations relating to pension and retirement plans.

Technology Committee
Qualifications: ● Each member of the Technology Committee is required to meet all independence requirements of the NYSE Corporate Governance Standards and applicable law.
Primary Responsibilities:

●    Evaluates technology-related systems architecture for consistency with our organizational structure, strategy and business objectives.
●    Evaluates the progress of technology projects and systems architecture alternatives.
●    Evaluates the capacity, performance, reliability and competitiveness of our technology-related systems.
●    Reviews the technology budget for alignment with our strategy and goals and makes recommendations to the Board for technology-related investments.
●    Evaluates the effectiveness of technology systems relative to customer service capabilities and performance.
●    Monitors the quality and effectiveness of our cybersecurity initiatives.

Risk Oversight

Our Board and Committees. Our Board works with management to set the short-term and long-term strategic objectives of the Company and to monitor progress on those objectives. In setting and monitoring strategy, the Board, along with management, considers the risks and opportunities that impact the long-term sustainability of the Company's business model and whether the strategy is consistent with the Company's risk appetite. The Board regularly reviews the Company's progress with respect to its strategic goals, the risks that could impact the long-term sustainability of our business and the related opportunities that could enhance the Company's long-term sustainability. The Board oversees these efforts in part through its various committees based on each committee's responsibilities and expertise. The Audit Committee focuses on financial risk, including internal controls, and annually reviews with management our guidelines and policies and the commitment of internal audit resources as they relate to risk management. The Technology Committee oversees cybersecurity risk and other technology risks to our business. As described below, the Compensation Committee strives to create compensation incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.

In addition to the committees of the Board, the Company’s management is significantly involved in risk oversight. The Company’s management formed a Risk Management Committee to assist in the identification and assessment of risks. The Risk Management Committee consists of members of management and is not a formal Board committee. The Risk Management Committee provides the Board with added assurance about Hertz’s risk management practices and maintains a lead role in the implementation, coordination, alignment and enhancement of the organization’s global Enterprise Risk Management framework. The Board also participates in a bi-annual enterprise risk management assessment, which is led by the Company’s Enterprise Risk Management Office in the Compliance Department. In addition, the Board annually receives a risk assessment and risk management report from the Enterprise Risk Management Office.

11	Hertz Global Holdings, Inc. 2019 Proxy Statement

Corporate Governance

Compensation Programs. In September 2018, the Compensation Committee conducted its annual review of the risk profile of our compensation programs. In connection with this review, the Compensation Committee engaged its independent consultant Frederic W. Cook & Co., Inc. (“FW Cook”) to assist in analyzing the Company’s compensation programs and associated compensation risks. FW Cook, with the assistance of management, prepared a risk profile assessment of the Company’s compensation programs. The Compensation Committee concluded that the risks arising from the Company's compensation programs are not reasonably likely to have a material adverse effect on the Company.

Stockholder Communications with the Board
Stockholders and other interested parties who wish to contact our directors may send written correspondence to Hertz Global Holdings, Inc., 8501 Williams Road, Estero, Florida 33928, Attention: Corporate Secretary. Communications addressed to directors that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the office of the Corporate Secretary and then distributed either in summary form or by delivering a copy of the communication to the director, or group of directors, to whom they are addressed.

Director Nominations

Directors may be nominated by the Board or by stockholders of the Company in accordance with the Company's By-Laws. The Nominating and Governance Committee recommends to the Board criteria for Board membership, which includes the criteria in our Corporate Governance Guidelines, and when requested by the Board, recommends individuals for membership on the Board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Nominees for director are selected on the basis of their business experience, qualifications, attributes and skills, such as relevant industry knowledge, specific experience with technology, accounting, finance, leadership, strategic planning, international markets, independence, judgment, integrity, diversity of backgrounds, the absence of potential conflicts with our interests and such other criteria as may be established by the Board from time to time. In addition, the Board considers, in light of our business, each director nominee's experience, qualifications, attributes and skills that are identified in the biographical information contained in "Election of Directors (Proposal 1)."

To nominate a person to serve on the Board, a stockholder should write to Hertz Global Holdings, Inc., 8501 Williams Road, Estero, Florida 33928, Attention: Corporate Secretary. Director nominations must be delivered to the Corporate Secretary in accordance with the Company’s By-laws. This generally means the nomination must be delivered not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date of the preceding year’s annual meeting, the notice must be delivered not earlier than 120 days prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. The nomination must contain any applicable information set forth in the Company’s By-laws. The Nominating and Governance Committee will consider and evaluate persons nominated by stockholders in the same manner as it considers and evaluates other potential directors. The Nominating and Governance Committee also takes into consideration any written arrangements for director nominations the Company is a party to, including the Confidentiality Agreement we entered into with Mr. Icahn, described under “Certain Relationships and Related Party Transactions — Agreements with the Icahn Group.”

Policy on Diversity

The Corporate Governance Guidelines and the Nominating and Governance Committee charter specify that the Nominating and Governance Committee considers several factors, including diversity, when evaluating or conducting searches for directors. The Nominating and Governance Committee interprets diversity broadly to include a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as international and multicultural experience and understanding, as well as other differentiating characteristics, including race, ethnicity and gender.

Director Search
In identifying prospective director candidates for the Board, the Nominating and Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources. The Nominating and Governance Committee also may, but need not, retain a professional search firm in order to assist it in these efforts. The Nominating and Governance Committee and the Board utilize the same criteria for evaluating candidates regardless of the source of the referral. During 2018, Kevin Sheehan was appointed to our Board. Mr. Sheehan was initially

12	Hertz Global Holdings, Inc. 2019 Proxy Statement

Corporate Governance

identified as a candidate for the Board by the Chair of the Nominating and Governance Committee. After reviewing Mr. Sheehan's qualifications, meeting with him and discussing his nomination, the Nominating and Governance Committee voted to recommend Mr. Sheehan to the Board. Upon the recommendation of the Nominating and Governance Committee and considering Mr. Sheehan’s qualifications, the Board appointed Mr. Sheehan as a member of the Board on August 21, 2018. No search fees were paid with respect to the appointment of Mr. Sheehan.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines containing standards for the Nominating and Governance Committee to determine director qualifications. The Corporate Governance Guidelines provide that the Nominating and Governance Committee, in making recommendations about nominees to the Board, will:

●
Review candidates’ qualifications for membership on the Board based on the criteria approved by the Board and taking into account the enhanced independence, financial literacy and financial expertise standards that may be required under law or the NYSE Corporate Governance Standards for committee membership purposes;

●	In evaluating current directors for re-nomination to the Board, assess the performance and independence of such directors; and

●
Periodically review the composition of the Board in light of the current challenges and needs of the Board and the Company, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background, experience and independence.

The Corporate Governance Guidelines also contain policies regarding director independence, the mandatory retirement age of directors, simultaneous service on other boards and substantial changes relating to a director’s affiliation or position of principal employment. Among other things, the guidelines establish responsibilities for meeting preparation and participation, the evaluation of our financial performance and strategic planning. Copies of our Corporate Governance Guidelines as well as our written Directors’ Code of Business Conduct and Ethics (the “Directors’ Code of Conduct”) and Standards of Business Conduct are available without charge on the “Investor Relations — About Hertz—Governance Documents” portion of our website, www.hertz.com.

Our Board Leadership

As indicated in our Corporate Governance Guidelines, the Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chair and CEO in a manner that is in the best interests of our Company. The Board believes that the decision as to who should serve as Chair and CEO, and whether the offices should be combined or separate, should be assessed periodically by the Board and that the Board should not be constrained by a rigid policy mandating the structure of such positions. The Board currently believes that the most effective and efficient leadership structure for our Company is for Ms. Marinello to serve as CEO while Mr. Keizer serves as Chair of our Board.

The Board believes that the current leadership structure is appropriate, benefits the Company by delineating separate roles of management and oversight over management and is recognized as a best corporate governance practice. Our CEO and her management team provide the overall strategy and daily leadership for our Company, and the Board, along with the Chair, provides oversight and evaluates the performance of management. The Chair, in consultation with the CEO, has responsibility for chairing and determining the length and frequency of Board meetings as well as setting the agenda for such meetings.

Non-employee members of the Board meet at regularly scheduled executive sessions without management. Executive sessions of the Board are chaired by the Chair. Each of the committees also meets regularly in executive session without management, and the committee chair presides at the executive sessions.

Certain Relationships and Related Party Transactions

The Company has not adopted a standalone, written policy for the review and approval of transactions with related parties; however, the Company utilizes quarterly and annual review procedures that determine whether transactions are in compliance with regulatory requirements. The Nominating and Governance Committee is charged with reviewing and approving each transaction that involves the Company or any of its affiliates, on one hand, and (directly or indirectly) a director or a member of his or her family or any entity managed by any such person, on the other hand, unless the Nominating and Governance Committee determines that the approval or ratification of such transaction should be

13	Hertz Global Holdings, Inc. 2019 Proxy Statement

Corporate Governance

considered by all of the disinterested members of the Board. The Board has also adopted the written Directors’ Code of Conduct applicable to the Board, and the Company has adopted the written Standards of Business Conduct, which require all employees, officers and directors to avoid conflicts of interests.

The Directors’ Code of Conduct is applicable to all Board members and provides guidance for handling unforeseen situations that may arise, including conflicts of interest. Pursuant to the Directors’ Code of Conduct, a conflict of interest may arise when a Board member’s private interest interferes in any way — or even appears to interfere — with the interests of the Company as a whole. The Directors’ Code of Conduct specifies that a conflict of interest may include, among other things, the following:

●
When a Board member or a member of his or her family takes actions or has interests that may make it difficult for the Board member to make decisions on behalf of the Company objectively and effectively;

●
Where a Board member or a member of his or her family has a financial interest in, or is engaged, directly or indirectly, in the management of an organization that deals with the Company as a supplier, contractor, purchaser or distributor of the Company’s products or services, or is a competitor; and

●
Where a Board member renders services to another organization or individual as an employee, agent, consultant or director if the organization or individual is doing or seeking to do business with the Company or is a competitor.

Pursuant to the Directors’ Code of Conduct, any member of our Board who believes he or she has an actual or potential conflict of interest with us is obligated to notify the Chair of the Nominating and Governance Committee as promptly as practicable. That member should not participate in any decision by our Board, or any committee of our Board, that in any way relates to the matter that gives rise to the conflict or potential conflict of interest until the issue has been resolved to the satisfaction of the Chair of the Nominating and Governance Committee or the Board.

The Standards of Business Conduct are applicable to all employees, officers and directors of the Company and its subsidiaries. The Standards of Business Conduct generally prohibit employees from maintaining outside business or financial interests or engaging in outside business or financial activity that conflicts with the interests of the Company.

The following is a description of certain relationships and transactions that existed or that we have entered into with our directors, major stockholders and certain other related persons in 2018, as well as certain other transactions.

●
Agreements with the Icahn Group. In June 2016, the Company entered into a confidentiality agreement (the “Confidentiality Agreement”) with Carl C. Icahn, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP, Beckton Corp., Vincent J. Intrieri, Samuel J. Merksamer and Daniel A. Ninivaggi (collectively, the “Icahn Group”). Pursuant to the Confidentiality Agreement, Vincent J. Intrieri, Daniel A. Ninivaggi and SungHwan Cho, each of whom was appointed as a director of the Company, are permitted to disclose confidential information to representatives of the Icahn Group. Until the date that the Icahn Group no longer has a designee on our Board, the Icahn Group agrees to vote all of its shares of common stock in favor of the election of all of our director nominees at each annual or special meeting of the Company.

In addition, the Company, High River Limited Partnership, Icahn Partners LP and Icahn Partners Master Fund LP entered into a registration rights agreement, dated June 30, 2016 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, among other things, and subject to certain exceptions, we agreed to effect up to two demand registrations with respect to shares of our common stock held by members of the Icahn Group. We also agreed to provide, with certain exceptions, certain piggyback registration rights with respect to common stock held by members of the Icahn Group.

In the normal course of business, the Company purchases goods and services and leases property from entities controlled by Carl C. Icahn and his affiliates, including The Pep Boys - Manny, Moe & Jack. During the year ended December 31, 2018, the Company purchased approximately $39 million worth of goods and services from these related parties.

14	Hertz Global Holdings, Inc. 2019 Proxy Statement

Corporate Governance

In May 2018, the Company sold approximately $36 million of marketable securities to the Icahn Group at the then current market price of such securities.

●
Transactions and Agreements with Former Hertz Holdings. In June 2016, Hertz entered into a master loan agreement with the Company at an interest rate based on the U.S. Dollar LIBOR rate plus margin (the “2016 Master Loan”) and advanced the Company $102 million under the agreement during the year ended December 31, 2016.

In June 2017, upon expiration of the 2016 Master Loan, Hertz entered into a new master loan agreement with the Company for a facility size of up to $425 million at an interest rate based on the U.S. Dollar LIBOR rate plus margin (the "2017 Master Loan") where amounts outstanding under the 2016 Master Loan were transferred to the 2017 Master Loan. In June 2018, upon expiration of the 2017 Master Loan, Hertz entered into a new master loan agreement with the Company for a facility size of $425 million with an expiration in June 2019 (the "2018 Master Loan") where amounts outstanding under the 2017 Master Loan were transferred to the 2018 Master Loan. The interest rate is based on the U.S. Dollar LIBOR rate plus a margin. As of December 31, 2018, there was $117 million outstanding under the 2018 Master Loan representing advances and any accrued but unpaid interest. Additionally, Hertz had a due to an affiliate in the amount of $65 million as of December 31, 2018, which represents a tax related liability to the Company.

●
Other Relationships. In connection with its vehicle rental businesses, the Company enters into millions of rental transactions every year involving millions of customers. In order to conduct those businesses, the Company also procures goods and services from thousands of vendors. Some of those customers and vendors may be affiliated with members of the Board. The Company believes that all such rental and procurement transactions involved terms no less favorable to the Company than those that it believes would have been obtained in the absence of such affiliation. Our Nominating and Governance Committee oversees compliance through our Standards of Business Conduct, reviews conflicts of interest involving directors and determines whether to approve each transaction that involves the Company or any of its affiliates, on one hand, and (directly or indirectly) a director or member of his or her family or any entity managed by any such person, on the other hand.

The Company has an agreement with Lyft, Inc. (“Lyft”) pursuant to which the Company offers vehicles under specified rental agreements to drivers on the Lyft platform in various U.S. markets. Affiliates of Mr. Icahn own a noncontrolling minority interest in Lyft, and a former employee of one of Mr. Icahn’s companies serves on Lyft’s board of directors.

In January 2018, Hertz entered into a Master Motor Vehicle Lease and Management Agreement (the “767 Lease Agreement”) pursuant to which Hertz granted 767 Auto Leasing LLC (“767”), an entity affiliated with the Icahn Group, the option to acquire certain vehicles from Hertz at rates aligned with the rates at which Hertz sells vehicles to third parties.  Hertz leases the vehicles purchased by 767 under the 767 Lease Agreement or from third parties, under a mutually developed fleet plan and Hertz manages, services, repairs, sells and maintains those leased vehicles on behalf of 767.  Hertz rents the leased vehicles to transportation network company drivers, including Lyft drivers, from rental counters within locations leased or owned by affiliates of 767, including locations operated under a master lease agreement with The Pep Boys - Manny, Joe & Jack. The 767 Lease Agreement has an initial term of 18 months and is subject to automatic six-month renewals thereafter, unless terminated by either party (with or without cause) prior to the start of any such six-month renewal. 767’s payment obligations under the 767 Lease Agreement are guaranteed by American Entertainment Properties Corp. ("American"), an entity affiliated with Mr. Icahn. During 2018, American contributed $60 million to 767 along with certain services and the Company sold approximately 3,600 vehicles to 767 for approximately $37 million.

Indemnification Agreements

The Company is a party to indemnification agreements with each of its directors. The indemnification agreements provide the directors with contractual rights to indemnification and expense advancement, which are also provided under the Company’s By-laws.

15	Hertz Global Holdings, Inc. 2019 Proxy Statement

Corporate Governance

Corporate Responsibility

We believe that managing our businesses ethically and responsibly is critical to our success as well as the right thing to do. As such, we are committed to continuous improvement that encourages sustainable innovation and enhances our business performance in three key areas: People, Planet and Product.

Our People and Customers
Our employees help drive our progress, innovation and success. As a global company, we have a responsibility to ensure our people are taken care of and thrive in their environment. We are growing our business in a way that is inclusive and supportive to all. Attracting and retaining top talent is more than a measure of our business success; it’s a measure of who we are and what we value.

Diversity. We foster a diverse and inclusive work environment. Maintaining this diversity begins with a firm commitment to equal opportunity, non-discrimination and anti-harassment. In addition, we adhere to all relevant laws and mandatory reporting requirements.

Employee Benefits. We offer competitive pay and a comprehensive benefits package to permanent employees, including medical and dental plans, paid leave, retirement plans with company contributions and life insurance coverage. In addition, we provide free health screenings and wellness coaching. Our employees also enjoy discounts on car rentals and used car purchases.

Communities. We believe community involvement is critical to operating as a responsible business and we have a long-standing commitment to our communities. That’s why we are committed to creating stronger, healthier places to live and work, whether through corporate philanthropy, employee giving or volunteerism.

The Environment
We are committed to reducing the impact our operations have on the environment and the communities we operate in through sustainable business practices, strategic decision-making, community partnerships and smart investments in future technologies.

Waste Reduction and Recycling. We work to integrate environmental sustainability across our operations, from our car washes to the way we build our rental locations. Resource conservation and waste reduction is at the forefront of that integration. We are committed to waste reduction across our global footprint. Recycling efforts include, but are not limited to, recycling used oils and solvents, tires, batteries, information technology equipment, and general mixed materials.

Green Construction. We incorporate sustainable design and construction practices across the company, based on Leadership in Energy and Environmental Design ("LEED") standards. LEED is a green building rating system administered by the U.S. Green Building Council. Following LEED standards ensures our rental and corporate locations are built in an environmentally sustainable manner, including our world headquarters in Estero, Florida, which is LEED Gold®. These standards also aim to enhance the health and comfort of building occupants, improve overall building performance and deliver cost savings.

Fuel Efficient Fleet. We partner with our corporate customers to create personalized green travel programs aimed at reducing carbon emissions and fuel costs associated with their vehicle rentals. Additionally, we offer customization of green fleet goals to help our corporate customers reduce fuel costs and expand their employees’ use of alternative-fuel vehicles.

Our Business
Ethics. We are committed to operating in compliance with all applicable laws and maintaining the highest standards of ethical conduct. Our expectations may be high, but they are clear. Integrity is essential to every aspect of our business, both in policy and practice. Our Standards of Business Conduct informs when we should ask for further direction to support a policy or procedure and provides information, guidance and references covering a range of topics.

Supplier Diversity. Our objective is to provide certified small, disadvantaged, minority and women-owned business enterprises with the opportunity to compete to deliver products and services that support our brands. We are a member

16	Hertz Global Holdings, Inc. 2019 Proxy Statement

Corporate Governance

of the National Minority Supplier Development Council and many of its local affiliate councils throughout the U.S. In support of our extensive presence at airports, we are also members of the Airport Minority Advisory Council.

Data Protection. We are committed to operating in compliance with all applicable privacy and data security laws. We have standards and policies in place to ensure the proper handling, use and storage of customer and employee information, including privacy protection, maintenance of data integrity and security. In addition, our employees participate in mandatory training and ongoing engagement that ensures our entire team is on the same page regarding compliance with our policies and practices.

Our most recent Corporate Responsibility Report is available on our Internet website (www.hertz.com).

17	Hertz Global Holdings, Inc. 2019 Proxy Statement

2018 DIRECTOR COMPENSATION

Our Nominating and Governance Committee recommended, and our Board determined, that non-employee directors are to be compensated for their service on the Board as described below. Directors who are employees of the Company receive no additional compensation for serving as directors.

Determination of Non-Employee Director Compensation

On an annual basis when determining compensation, our Nominating and Governance Committee considers market data for our Peer Group, which is defined below and is the group of companies used for our executive compensation review (see "Compensation Discussion and Analysis - Peer Group" below), and input from FW Cook regarding market practices for director compensation. The Nominating and Governance Committee intends to set director compensation levels at or near the market median relative to directors at companies of comparable size, industry and scope of operations in order to ensure directors are paid competitively for their time commitment and responsibilities. Providing a competitive compensation package is important because it enables us to attract and retain highly qualified directors who are critical to our long-term success.

Annual Non-Employee Director Compensation

Each non-employee director receives an annual retainer of $210,000 for serving as a member of our Board, which is payable $85,000 in cash and $125,000 in Restricted Stock Units ("RSUs"), and each non-employee director is entitled to the following additional annual fees for serving as Chair of the Board, chair of a committee or a member of a committee:

Chair	The Chair of the Board receives an additional $250,000, payable 50% in cash and 50% in shares of our common stock.
Audit Committee	The Chair of the Audit Committee receives an additional $35,000 in cash, and each other member of the Audit Committee receives an additional $17,500 in cash.
Compensation Committee	The Chair of the Compensation Committee receives an additional $30,000 in cash, and each other member of the Compensation Committee receives an additional $15,000 in cash.
Nominating and Governance Committee	The Chair of the Nominating and Governance Committee receives an additional $25,000 in cash, and each other member of the Nominating and Governance Committee receives an additional $12,500 in cash.
Financing Committee	The Chair of the Financing Committee receives an additional $25,000 in cash, and each other member of the Financing Committee receives an additional $12,500 in cash.
Technology Committee	The Chair of the Technology Committee receives an additional $25,000 in cash, and each other member of the Technology Committee receives an additional $12,500 in cash.
Under the terms of the Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan, the maximum annual compensation (cash and equity awards) that may be paid by the Company to any non-employee director is $750,000. Under the Director Compensation Policy, if a Lead Director is appointed, then he or she is entitled to receive an annual cash retainer of $100,000 in addition to the fees listed above. Because the Board has appointed an independent Chair, the Company has not appointed a Lead Director.

Cash fees or fees paid in shares of our common stock for Board and committee service are payable quarterly in arrears. A director may elect, annually in advance, to receive shares of our common stock having the same fair market value in lieu of such cash fees. A director may elect to receive shares of phantom stock rather than receiving cash fees if the requirements for such deferral are satisfied under applicable tax law. A director may elect to defer settlement and payout of the portion of the annual retainer provided in the form of stock or stock-based awards if the requirements for such deferral are satisfied under applicable tax law. Any director electing to receive phantom shares would receive actual shares of our common stock on the earlier of separation from service and a change in control of the Company, and deferred RSUs (or deferred shares of common stock) would be settled within 30 days following such date.

RSUs are granted to each director after the Company’s annual stockholder meeting and vest on the earlier of the business day immediately preceding the Company’s next annual meeting of stockholders and the date on which the director ceases to serve on our Board. Our non-employee directors are subject to stock ownership requirements as

18	Hertz Global Holdings, Inc. 2019 Proxy Statement

Director Compensation

discussed under “Compensation Discussion and Analysis - Stock Ownership Guidelines and Hedging Policy - Stock Ownership Guidelines” below.

We also reimburse our directors for reasonable and necessary expenses they incur in performing their duties as directors, and our directors are entitled to free worldwide car rentals through Hertz. Any non-employee director who serves for at least five years will, after retirement from such service as a director, be eligible for Hertz #1 Club Platinum Card status and free worldwide car rentals up to a maximum of 90 days each year for fifteen years after his or her retirement.

The table below summarizes the compensation paid to our non-employee directors for fiscal year 2018.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Henry R. Keizer	270,000	250,000	3,720	523,720
David A. Barnes	155,000	125,000	2,608	282,608
SungHwan Cho	116,114	125,000	6,079	247,193
Carolyn N. Everson(4)(5)	68,750	—	6,486	75,236
Vincent J. Intrieri(5)(6)	145,095	125,000	6,638	276,733
Anindita Mukherjee	60,842	125,000	6,448	192,290
Daniel A. Ninivaggi(5)(6)	140,000	125,000	2,683	267,683
Kevin M. Sheehan	28,103	93,836	—	121,939

(1)
All compensation is for services rendered as directors for service on the Company’s Board, including annual retainer fees and committee and chair fees (whether payable in cash or in shares of common stock) as set forth above.

(2)
The values disclosed are the aggregate grant date fair values of (a) 7,567 RSUs granted to each eligible director on May 22, 2018 and 4,458 RSUs granted to Mr. Sheehan on August 21, 2018, which is also the aggregate number of RSUs held by our directors as of December 31, 2018, and (b) 6,674 shares of common stock granted to Mr. Keizer for serving as Chair of the Board. The grant date fair value was computed pursuant to Financial Accounting Standards Board ("FASB") Accounting Standard Codification Topic 718 ("ASC Topic 718") and the awards to the directors other than Mr. Sheehan were granted on May 22, 2018 and Mr. Sheehan was granted an award on August 21, 2018. Assumptions used in the calculation of these amounts are included in the Note entitled "Stock-Based Compensation" in the notes to our consolidated financial statements included in the 2018 Annual Report. The RSUs granted to each director in 2018 will settle on the earlier to occur of the business day immediately preceding the Company's next annual meeting of stockholders and the date on which the director ceases to serve on our Board.

(3)	Value of free car rentals under the Company's Director Car Rental Program.

(4)	Ms. Everson did not stand for reelection in 2018. On the date of our 2018 Annual Meeting, which was Ms. Everson's last day as a Board member, 14,838 phantom shares held by Ms. Everson were settled.

(5)
Ms. Everson and Mr. Intrieri elected to receive 100% of fees that would otherwise be payable in cash in the form of phantom shares. Mr. Ninivaggi elected to receive 50% of fees that would otherwise be payable in cash in the form of phantom shares.

(6)	As of December 31, 2018, Mr. Ninivaggi held 3,737 phantom shares and Mr. Intrieri held 18,652 phantom shares.

19	Hertz Global Holdings, Inc. 2019 Proxy Statement

APPROVAL OF AMENDED AND RESTATED HERTZ GLOBAL HOLDINGS, INC. 2016 OMNIBUS INCENTIVE PLAN (PROPOSAL 2)

We are asking our stockholders to approve the amendment and restatement of the Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan (the “Amended Plan”), adopted by our Board on March 29, 2019, subject to approval by our stockholders at the 2019 Annual Meeting. The Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan was originally adopted in May 2016 (the "Existing Plan") and most recently approved by stockholders in May 2017. If approved by stockholders at the 2019 Annual Meeting, the proposed Amended Plan would:

●
Increase the number of shares of common stock available for issuance under the plan by 2,490,000 shares to a total of 9,090,000 shares (plus the number of shares awarded in connection with distribution awards under the plan);

Number of shares that will be authorized for future grant after stockholder approval of the Amended Plan	9,090,000
Number of Options outstanding at March 31, 2019	1,097,960
Number of Full-Value Awards (Restricted Stock Units and performance-based Restricted Stock Units) outstanding at March 31, 2019	3,440,038
Weighted Average Remaining Term of Outstanding Options	4.36 years
Weighted Average Exercise Price of Outstanding Options	$30.57

●
No longer permit the re-issuance, or recycling, of shares of common stock tendered or withheld to pay the exercise price of an employee stock option (an "Option") or shares used to satisfy withholding obligations with respect to outstanding awards;

●
Provide that shares subject to a Stock Appreciation Right issued under the plan that are not issued in connection with the stock settlement of that Stock Appreciation Right upon its exercise shall not again become available for awards or increase the number of shares available for grant;

●
Provide that any shares of common stock covered by an award under the plan that is forfeited, expires or is terminated without issuance of shares of common stock (including shares of common stock that are attributable to awards that are settled in cash) shall thereafter be available for further grants under the plan;

●	Provide for a minimum of at least a one-year period for vesting of all awards with no exceptions other than for death, disability and a 5% carve-out;

●	Prohibit the payment of dividends or dividend equivalents on any awards prior to vesting;

●
Make all awards (including performance and performance-based awards) subject to "double-trigger" change in control vesting if assumed or converted upon a change in control (unless otherwise determined by the Compensation Committee), allow the automatic vesting of awards that are not assumed or converted upon a change in control and specify that performance and performance-based awards that are not assumed or converted upon a change in control will vest pro-rata based on (i) actual performance and (ii) the fraction of the performance period through a change in control;

●	Extend the term of the plan to expire on May 24, 2029; and

●	Make other clarifying and administrative amendments to the Existing Plan.

20	Hertz Global Holdings, Inc. 2019 Proxy Statement

Approval of Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan (Proposal 2)

Year	Stock Options Granted	Restricted Stock and Restricted Stock Units Granted	Performance Stock and Performance Stock Units Earned	Total	Weighted Average Common Shares Outstanding	Burn Rate
2018	524,817	904,542	367,650	1,797,009	84,000,000	2.14%
2017	623,432	635,737	60,174	1,319,343	83,000,000	1.59%
2016	200,393	292,010	—	492,403	84,000,000	0.59%
Three-Year Average	449,547	610,763	142,608	1,202,918	-	1.44%

The increase of shares to the share reserve is projected to cover 2.3 years of grants based upon the closing stock price of $17.37 on March 31, 2019.

If our stockholders do not approve this Proposal 2, the Existing Plan will continue in its current form.

Any capitalized terms that are used in this proposal but not defined here or elsewhere in this proxy statement have the meanings assigned to them in the Amended Plan attached as Annex B hereto.

Required Vote to Approve the Proposal
The affirmative vote of a majority of shares present and entitled to vote is required to approve this proposal. Under applicable Delaware law, abstentions are counted as shares entitled to vote at the 2019 Annual Meeting and therefore will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

✓	The Board of Directors recommends that stockholders vote "FOR" the approval of the Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan.

Summary of the Amended Plan

The following summary of the Amended Plan and the provisions described above do not contain all of the terms and conditions of the Amended Plan and are qualified in their entirety by the specific language of the Amended Plan, a copy of which is attached to this proxy statement as Annex B.

General. Our Board adopted the Amended Plan on March 29, 2019, subject to approval by our stockholders at the 2019 Annual Meeting. The purposes of the Amended Plan are to foster and promote the long-term financial success of the Company and its subsidiaries and materially increase stockholder value by (a) motivating superior performance by participants, (b) providing participants with an ownership interest in the Company and (c) enabling the Company and its subsidiaries to attract and retain the services of outstanding employees (or other individuals) upon whose judgment, interest and special effort the successful conduct of their operations is largely dependent.

Administration and Eligibility. The Amended Plan is administered by the Compensation Committee or its designee. Current or prospective employees, non-employee directors or consultants of the Company and its subsidiaries are eligible to receive awards of common stock, stock options, stock appreciation rights, performance stock, performance stock units, performance units, restricted stock, restricted stock units or deferred stock units at the Compensation Committee’s discretion. As of March 31, 2019, there are approximately 375 employees and 7 non-employee directors eligible to receive awards under the Amended Plan. As of March 31, 2019, no consultants are eligible to participate in the Amended Plan. Subject to applicable law, the Compensation Committee may delegate to an officer, director or group of officers or directors of the Company or its affiliates some or all of its authority under the Amended Plan with respect to participants who are not our executive officers.

Shares Available for Issuance. As of March 31, 2019, 6,600,000 shares were authorized for issuance of awards under the Existing Plan. As of March 31, 2019, 2,796,377 shares remained available for future grants of awards under the Existing Plan, 1,097,960 Options were outstanding, the weighted average exercise price of the outstanding Options was $30.57, the weighted average remaining term of the outstanding Options was 4.36 years and 3,440,038

21	Hertz Global Holdings, Inc. 2019 Proxy Statement

Approval of Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan (Proposal 2)

Performance Stock, Restricted Stock, Performance Stock Units and Restricted Stock Units were outstanding, in the aggregate. The closing market price of the Company’s common stock on March 31, 2019 was $17.37.

If the Amended Plan is approved by our stockholders at the 2019 Annual Meeting, the Amended Plan would add 2,490,000 shares to the number of shares available for future grants under the Existing Plan, all of which may be granted in the form of incentive stock options. A participant may receive a maximum of 1,000,000 stock options or stock appreciation rights and 1,000,000 shares of performance stock or performance stock units in any 36-month period. The maximum dollar amount of cash that may be earned by an individual in connection with the grant of performance units during any calendar year may not exceed $7,500,000. Under the terms of the Amended Plan, no non-employee director shall receive in excess of $750,000 of compensation in any calendar year. Awards that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of common stock will be available again under the Amended Plan, other than replacement awards or distribution awards; provided, however, that the following shares shall not be added back to the Amended Plan as shares available for grant of awards under the Amended Plan: (i) shares tendered by a participant or withheld by the Company to pay the exercise price of any Options, or to satisfy any tax withholding obligations related to awards, or (ii) shares subject to Stock Appreciation Rights that are not issued on the stock settlement of the Stock Appreciation Rights. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a subsidiary or affiliate of the Company, stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s stockholders, or any other similar event, the Compensation Committee will adjust the shares available under the Amended Plan and any outstanding awards to reflect the event and preserve the intrinsic value of the awards. Under the Amended Plan, the Compensation Committee is not permitted to reduce the exercise price of outstanding options or the base price of outstanding stock appreciation rights or grant any new award or cash payment in substitution or upon cancellation of options or stock appreciation rights for any other reason, unless the adjustment is approved by our stockholders or in accordance with the preceding sentence.

Amendment or Termination. The Board or Compensation Committee may terminate, amend or suspend the Amended Plan at any time. The Amended Plan will continue in effect until the 10 year anniversary of the date of the latest stockholder approval of the Amended Plan, if not earlier terminated by the Board or Compensation Committee. An amendment to the Amended Plan will be submitted for stockholder approval to the extent required by the Code or other applicable laws, rules or regulations or if the amendment will (i) materially increase the benefits under the Amended Plan, (ii) materially increase the number of shares of our Company’s common stock subject to the Amended Plan or the individual award limitations set forth in the Amended Plan, other than for antidilutive purposes, (iii) modify the restrictions on repricing set forth in the Amended Plan or (iv) materially modify the requirements for participation in the Amended Plan. No amendment, modification, or termination may adversely affect any outstanding awards under the Amended Plan without the consent of the participant.

Minimum Vesting Schedule. Except in limited circumstances such as a participant’s death or disability, the Amended Plan generally provides that any award granted shall not vest sooner than one year after the date of grant, provided that up to 5% of the total shares reserved for issuance under the Amended Plan may be granted under awards without any minimum vesting requirements. Replacement awards and distribution awards will not be taken into account when determining the total shares available for issuance under the 5% exception. Distribution awards are awards that were issued under the Existing Plan in substitution of, or in accordance with, an outstanding award granted under a Former Parent Plan.

Stock Options and Stock Appreciation Rights. Options granted under the Amended Plan may be incentive stock options (within the meaning of Section 422 of the Code) or non-statutory stock options. The grant date of options granted under the Amended Plan will be the date the options are awarded by the Compensation Committee or a future date determined by the Compensation Committee. Except in the case of replacement awards or distribution awards, options will have an exercise price per share that is no less than the fair market value (as defined in the Amended Plan) of a share of common stock on the option grant date.

Options under the Amended Plan will vest based on a minimum period of service or the occurrence of certain events, as determined by the Compensation Committee. No option will remain exercisable beyond 10 years after its grant date.

22	Hertz Global Holdings, Inc. 2019 Proxy Statement

Approval of Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan (Proposal 2)

Stock appreciation rights may be granted to participants in tandem with options or on their own. Unless otherwise determined by the Compensation Committee at or after the grant date, tandem stock appreciation rights will have substantially similar terms as the options with which they are granted. The grant date of stock appreciation rights granted under the Amended Plan will be the date the stock appreciation rights are awarded by the Compensation Committee or a future date determined by the Compensation Committee. Free-standing stock appreciation rights will vest based on a minimum period of service or the occurrence of events, as determined by the Compensation Committee. No stock appreciation right will remain exercisable longer than 10 years after its grant date.

Unless otherwise determined by the Compensation Committee at or after the grant date, in the event of a participant’s death or disability, the participant’s unvested options or stock appreciation rights will vest and all of the participant’s options and stock appreciation rights will remain exercisable until the first anniversary of the participant’s termination of employment (or the expiration of the award’s term, whichever is earlier). If a participant’s employment is terminated for cause, all of the participant’s options and stock appreciation rights will immediately be forfeited and canceled. If a participant’s employment is terminated without cause or as a result of retirement, then the participant may exercise any options and stock appreciation rights that are exercisable on the date of such termination until the earlier of (i) the 90th day following the date of such termination or, if later, the 90th day following expiration of any blackout period in effect with respect to such options or stock appreciation rights, and (ii) the expiration of the term of such options or stock appreciation rights, and any options and stock appreciation rights that are not exercisable upon the participant’s termination or retirement shall be forfeited and canceled as of the date of such termination. Unless otherwise determined by the Compensation Committee at or after the grant date, upon a termination of a participant’s employment for any other reason, the participant may exercise any vested options or stock appreciation rights until the earlier of (i) the 30th day following the participant’s date of termination or, if later, the 30th day following the expiration of any blackout period in effect with respect to the options or stock appreciation rights or (ii) the expiration of the award’s term.

Performance Stock, Performance Stock Units and Performance Units. Performance stock is common stock of the Company that is subject to forfeiture until predetermined performance conditions have been achieved. A performance stock unit is a contractual right to receive a stated number of shares of common stock, or if provided by the Compensation Committee on or after the grant date, cash equal to the fair market value of such shares of common stock or any combination of shares of common stock and cash having an aggregate fair market value equal to such stated number of shares of common stock, which right is forfeitable until the achievement of predetermined performance conditions. A performance unit is a contractual right to receive a cash-denominated award, payable in cash or shares of common stock or a combination thereof, which right is forfeitable until the achievement of predetermined performance conditions.

The grant date of any performance stock, performance stock units or performance units granted under the Amended Plan will be the date on which such performance stock, performance stock units or performance units are awarded by the Compensation Committee or on such other future date as the Compensation Committee shall determine. Performance stock, performance stock units and performance units granted under the Amended Plan will vest based on the achievement of pre-determined performance goals over performance periods determined by the Compensation Committee or upon the occurrence of certain events, as determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee at or after the grant date, in the event of a participant’s death or disability, a pro-rata portion of the participant’s performance stock, performance stock units and performance units will vest to the extent performance goals are achieved at the end of the performance period.

As described above, certain awards under the Amended Plan may be subject to performance objectives which shall be based on such criteria as determined by the Compensation Committee. Performance objectives under the Amended Plan may be established on a company-wide basis or with respect to one or more business units or divisions, or subsidiaries, and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. The foregoing objectives may exclude any or all items that are unusual in nature or infrequently occurring as determined under GAAP and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the most recent report filed with the SEC including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes.

23	Hertz Global Holdings, Inc. 2019 Proxy Statement

Approval of Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan (Proposal 2)

Unless otherwise determined by the Compensation Committee at or after the grant date, upon a termination of employment for any other reason, all outstanding performance stock, performance stock units and performance units held by the participant will be immediately canceled, provided that if the termination of employment is the result of retirement, and the Compensation Committee requests and the participant agrees to execute a release of claims and be bound by certain restrictive covenants, then, so long as the participant complies with the covenants in its agreement, a pro-rata portion of the participant’s performance stock, performance stock units and performance units will vest to the extent performance goals are achieved at the end of the performance period, provided, however, the minimum vesting requirement must be satisfied unless otherwise determined by the Compensation Committee in compliance with the terms of the Amended Plan.

Restricted Stock, Restricted Stock Units and Share Awards. Restricted stock is common stock of the Company that is subject to forfeiture until vested. A restricted stock unit is a contractual right to receive a stated number of shares of common stock, or if provided by the Compensation Committee on or after the grant date, cash equal to the fair market value of such shares of common stock or any combination of shares of common stock and cash having an aggregate fair market value equal to such stated number of shares of common stock, that is subject to forfeiture until vested. Share awards are awards of unrestricted common stock. Restricted stock and restricted stock units are required to have at least a three year vesting period, but the Compensation Committee may grant awards with a shorter vesting period (provided the Amended Plan’s one-year minimum vesting requirement is either satisfied or excepted). However, the minimum vesting period for any restricted stock or restricted stock unit awards granted to a newly eligible individual may instead be one year. Vesting periods for awards to non-employee directors will be determined by the Compensation Committee, but must meet the one-year minimum vesting period under the Amended Plan or be included in the 5% exception.

The grant date of any restricted stock or restricted stock unit under the Amended Plan will be the date on which such restricted stock or restricted stock units are awarded by the Compensation Committee or on such other future date as the Compensation Committee shall determine. Unless otherwise determined by the Compensation Committee at or after the grant date, in the event of a participant’s death, disability or retirement, a pro-rata portion of the participant’s restricted stock and restricted stock units will vest, and the remainder will be forfeited, provided, however, the minimum vesting requirement must be satisfied in the case of retirement unless otherwise determined by the Compensation Committee in compliance with the terms of the Amended Plan. Unless otherwise determined by the Compensation Committee at or after the grant date, upon a termination of employment for any other reason, any unvested restricted stock or restricted stock units of the participant will be canceled. Share awards are granted by the Compensation Committee upon terms and conditions determined by the Compensation Committee in its discretion.

Deferred Stock Units. Each deferred stock unit granted under the Amended Plan represents the contractual right to receive a stated number of shares of common stock or, if provided by the Compensation Committee on or after the grant date, cash equal to the fair market value of such shares of common stock or any combination of shares of common stock and cash having an aggregate fair market value equal to such stated number of shares of common stock, on a specified future date. The grant date of any freestanding deferred stock units under the Amended Plan will be the date on which such freestanding deferred stock units are awarded by the Compensation Committee or on such other future date as the Compensation Committee shall determine. Deferred stock units may be granted by the Compensation Committee independent of other awards or compensation, or to the extent permitted by law and subject to the terms and conditions the Compensation Committee determines, they may be received at the participant’s election instead of cash compensation. Generally, upon a participant’s termination of employment other than for cause, the Company will issue to the participant the shares of common stock underlying any of the participant’s deferred stock units. If a participant’s employment terminates for cause, any deferred stock units granted independently by the Compensation Committee will be immediately canceled.

Dividend and Dividend Equivalents. The Compensation Committee shall determine whether and to what extent dividends will be credited for performance stock and restricted stock and dividend equivalents will be credited for performance stock units, restricted stock units and deferred stock units. Dividends and dividend equivalents may accrue on unvested awards and will be paid to the extent the awards vest. The Compensation Committee will determine whether payments in connection with dividends or dividends equivalents will be made in cash, in shares or in another form. Dividends and dividend equivalents (if any) may be deemed to be reinvested in additional shares.

24	Hertz Global Holdings, Inc. 2019 Proxy Statement

Approval of Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan (Proposal 2)

Change in Control. Upon the occurrence of a change in control of the Company (as defined in the Amended Plan), assuming outstanding awards are honored, assumed or substituted with alternative awards that provide substantially similar terms, conditions and economic value to the substituted awards, no cancellation, termination, acceleration of exercisability or vesting, lapse of any restriction period or settlement or other payment will occur with respect to any outstanding award granted under the Amended Plan; provided, in such case, if a participant is terminated without cause (as defined in the Amended Plan) within two years following a change in control, any restrictions on transfer, vesting or exercisability applicable to each award held by such participant shall be waived or lapse (unless otherwise determined by the Compensation Committee).
If outstanding awards are not honored, assumed or substituted as provided above upon a change in control, except as provided below, all awards will immediately become exercisable and any restrictions related to the awards will lapse, provided, that, at the discretion of the Compensation Committee (as constituted immediately prior to the change in control) each option, stock appreciation right, restricted stock unit and/or deferred stock unit may be canceled in exchange for an amount of cash calculated pursuant to the Amended Plan. Notwithstanding the foregoing, the Compensation Committee may, in its discretion, instead terminate any outstanding options or stock appreciation rights if either the Company provides holders of such options and stock appreciation rights with reasonable advance notice to exercise their outstanding and unexercised options and stock appreciation rights, or the Compensation Committee reasonably determines that the change in control price (as defined in the Amended Plan) is equal to or less than the exercise price for such options or stock appreciation rights.
If outstanding performance-based awards are not honored, assumed or substituted upon a change in control, then Performance Stock, Performance Stock Units and Performance Units granted under the Amended Plan will vest pro-rata based on actual performance, as determined by the Compensation Committee, and the fraction of the performance period through the change in control, and the remaining portion of such awards not vesting shall be forfeited as of the change in control. The restriction period, if any, with respect to the applicable portion of the Performance Stock, Performance Stock Units and Performance Units that would performance vest shall lapse immediately prior to the change in control.

Forfeiture. Unless otherwise determined by the Compensation Committee, participants will be subject to confidentiality, non-competition and non-solicitation covenants during the period commencing with a participant’s employment and continuing until the one year period following the later of the participant’s termination of employment and the expiration of any post-termination exercise period. If the participant violates any of these covenants during the protected period, any unexercised options, stock appreciation rights, outstanding performance stock, performance stock units, performance units, restricted stock or restricted stock units will be forfeited as of the date the violation occurred. The participant must also pay to the Company any financial gain on options or stock appreciation rights exercised or performance stock, performance stock units, performance units, restricted stock or restricted stock units vesting, or share awards granted, in the twelve month period prior to the violation. These obligations are cumulative of any similar obligations the participant has under any award agreement, any Company policy, standard or code (including, without limitation, the Company’s Standards of Business Conduct or any clawback plan or policy), or any other agreement with the Company or any subsidiary, including, without limitation, an individual employment agreement or restrictive covenant agreement.

In addition, an award may also require that a participant forfeit or repay any or all of an award under the Amended Plan during the three year period prior to a financial restatement. In addition, all awards granted under the Amended Plan are subject to the Company’s compensation recovery policy, as applicable.

New Plan Benefits. The benefits or amounts that individuals will receive in the future under the Amended Plan are not determinable because the Compensation Committee has the discretion to grant awards. In 2018, the NEOs were granted awards for approximately 1,083,198 shares. In 2018, the current executive officers as a group were granted awards for approximately 946,628 shares, employees as a group (other than executive officers) were granted awards for approximately 1,171,037 shares and non-employee directors were granted awards for approximately 49,860 shares.

Federal Income Tax Consequences. The following discussion summarizes certain federal income tax consequences of the issuance and receipt of Amended Plan awards under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of such awards are complex and the following discussion of tax consequences is necessarily general in nature. In addition, applicable statutory provisions are subject to change, as is the interpretation of those provisions, possibly with retroactive effect, This summary does not purport to cover all federal employment

25	Hertz Global Holdings, Inc. 2019 Proxy Statement

Approval of Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan (Proposal 2)

tax or other federal tax consequences associated with the Amended Plan, nor does it address state, local, or non-U.S. taxes.

Options. The grant of an option under the Amended Plan will generally not give rise to any tax consequences for the participant or the Company. The exercise of options and the disposition of common stock received on exercise of options is discussed below.

Incentive Stock Options. A participant generally will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Subject to certain statutory restrictions, gain realized upon a disposition of the Company’s common stock received pursuant to the exercise of an incentive stock option will generally be taxed as long-term capital gain if (1) the participant has held the shares for the longer of two years after the date of grant and one year after the date of exercise, and (2) at all times during the period beginning on the option grant date and ending on the day three months before the option is exercised the participant remains our employee or an employee of any of our subsidiaries (the “Holding Period Requirement”). The Company will generally not be entitled to a deduction with respect to the exercise of an incentive stock option, except as discussed below. If the participant disposes of stock acquired by the exercise of an incentive stock option but has not satisfied the Holding Period Requirement described above, the participant will recognize ordinary income upon the disposition of the common stock equal to the excess of the fair market value of the common stock at the time the option was exercised over the exercise price (but not in excess of the gain, if any, realized on the sale). The balance of the realized gain, if any, will generally be capital gain. In such case, the Company will generally be entitled to a deduction to the extent the participant recognizes ordinary income.

Nonqualified Stock Options. Upon exercise of a non-qualified stock option, a participant generally will recognize ordinary income equal to the difference between the fair market value of the shares acquired and the exercise price. Upon a disposition of the shares acquired by the exercise of a non-qualified option, the participant generally will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the exercise price paid for the shares plus the amount treated as ordinary income at the time the option was exercised). The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with the exercise of a non-qualified option but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant on a disposition of shares.

Stock Appreciation Rights, Performance Stock Units, Performance Units, Deferred Stock Units and Restricted Stock Units. The grant of stock appreciation rights, performance stock units, performance units, deferred stock units and restricted stock units under the Amended Plan will generally not give rise to any tax consequences for the participant or the Company. When the participant exercises a stock appreciation right or receives cash, common stock or both, with respect to a performance stock unit, performance unit, deferred stock unit or restricted stock unit, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and the Company will generally be entitled to a corresponding tax deduction equal to the amount recognized as ordinary income by the participant.

Restricted Stock and Performance Stock Awards. Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award or performance stock award is granted. When the restrictions lapse or the performance condition is achieved and the performance award vests, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less the amount, if any, paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time. If the participant files an election under Code Section 83(b) within 30 days after the date of grant, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less the amount, if any, paid for the stock), and the Company will generally be allowed a corresponding tax deduction equal to the amount recognized as ordinary income by the participant. In such case, any future appreciation in the stock will be taxable to the participant as capital gains and the Company will not be entitled to further tax deductions. However, if the award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

26	Hertz Global Holdings, Inc. 2019 Proxy Statement

Approval of Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan (Proposal 2)

Share Awards. A participant will recognize ordinary income equal to the fair market value of common stock received as a share award (less the amount, if any, paid for the stock), and the Company will generally be allowed a corresponding tax deduction at that time.

Code Section 409A. The Amended Plan is intended to be administered in a manner generally consistent with the requirements of Code Section 409A. If an award is subject to Code Section 409A (which relates to nonqualified deferred compensation plans), and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties to a participant.

Code Section 162(m). The Tax Cuts and Jobs Act of 2017 (“Tax Act”) generally eliminated the ability to deduct compensation qualifying for the “performance-based compensation” exception under Code Section 162(m) for tax years commencing after December 31, 2017. Code Section 162(m) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to “covered employees” (as determined under Code Section 162(m)). For 2017 and prior taxable years, an exception to this deduction limit applied to “performance-based compensation,” such as stock options and other equity awards that satisfied certain criteria. Under the Tax Act, the performance-based pay exception to Code Section 162(m) was eliminated, but a transition rule may allow the exception to continue to apply to certain performance-based compensation payable under written binding contracts that were in effect on November 2, 2017. The Amended Plan is not intended to affect the ability of awards previously granted under the Existing Plan to qualify for grandfathered status under the Code Section 162(m) transition rules if they otherwise would. However, no assurance can be given that such awards will, in fact, be exempt.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Amended Plan. Participants in the Amended Plan are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the Amended Plan.

Equity Compensation Information. The following table summarizes the securities authorized for issuance pursuant to our equity compensation plans as of December 31, 2018:

Equity Compensation Plans Approved by Security Holders	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Stock Options	1,170,318	$30.44	4,068,027
Performance Stock Shares/Units	1,567,126	N/A	—
Restricted Stock Shares/Units	1,122,233	N/A	—
Total	3,859,677		4,068,027

27	Hertz Global Holdings, Inc. 2019 Proxy Statement

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM (PROPOSAL 3)

Board Recommendation. The Board recommends that our stockholders ratify the appointment of Ernst & Young LLP ("EY") as the Company's independent registered public accounting firm for the 2019 fiscal year. While we are not required to have our stockholders ratify the appointment of EY as our independent registered public accounting firm, we are doing so because we value our stockholders' views on the Company's independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee will take the vote into consideration when determining whether or not to retain EY.

Representatives of EY are expected to be present and available to answer appropriate questions at the 2019 Annual Meeting and will have an opportunity to make statements during the meeting if they desire to do so.

Role of the Audit Committee. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements (taking into account the vote on stockholder ratification).

Competitive Process. The Audit Committee conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, during which both EY and PricewaterhouseCoopers LLP ("PwC") submitted proposals to serve as our independent registered accounting firm for the 2019 fiscal year. The Committee evaluated the proposals and considered several factors, including audit quality, the benefits of tenure versus a fresh perspective, engagement team, potential transition risks, auditor independence and the appropriateness of fees relative to both efficiency and audit quality. As a result of this process, on March 1, 2019, the Audit Committee selected EY as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2019.

The Audit Committee believes that the retention of EY as our independent registered public accounting firm is in the best interests of the Company and our stockholders. If the selection of EY is ratified by stockholders, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

PwC had served as the independent registered public accounting firm for the Company and former Hertz Holdings since 1994. Representatives of PwC are not expected to be present at the 2019 Annual Meeting.

Required Disclosures. As reported on the Company’s Current Report on Form 8-K filed on March 7, 2019:

●
On March 1, 2019, the Audit Committee chose not to renew the engagement of PwC, which was then serving as the independent registered public accounting firm of the Company, and notified PwC that it would be dismissed as the independent registered public accounting firm of the Company, effective immediately.

●
During the fiscal years ended December 31, 2018 and December 31, 2017 and through the subsequent interim period as of March 1, 2019, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PwC would have caused PwC to make reference thereto in its reports on the consolidated financial statements of the Company for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses identified in the Company's internal control over financial reporting related to (1) risk assessment, (2) ineffective controls over certain information technology systems that are relevant to the preparation of the consolidated financial statements and (3) the accounting for income taxes, which were identified and disclosed in Management’s Report on Internal Control over Financial Reporting in Item 9A of the 2017 Form 10-K filed by the Company on February 27, 2018 and subsequently remediated as of December 31, 2018.

●
On March 1, 2019, the Audit Committee approved the appointment of EY as the new independent registered public accounting firm to perform independent audit services for the Company for the fiscal year ending December 31,

28	Hertz Global Holdings, Inc. 2019 Proxy Statement

Ratification of Appointment of Independent Registered Accounting Firm (Proposal 3)

2019 (including with respect to the Company’s quarterly period ending March 31, 2019), effective immediately.

●
During the fiscal years ended December 31, 2018 and December 31, 2017 and through the subsequent interim period as of March 1, 2019, neither the Company, nor any party on behalf of the Company, consulted with EY with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company's consolidated financial statements, and no written report or oral advice was provided to the Company by EY that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Required Vote to Approve the Proposal
A majority of shares present and entitled to vote is required to approve this proposal. Under applicable Delaware law, abstentions are counted as shares entitled to vote at the 2019 Annual Meeting and therefore will have the same effect as a vote “against” this proposal.

✓	The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2019.

29	Hertz Global Holdings, Inc. 2019 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee’s purpose and responsibilities are set forth in its charter, which is approved and adopted by the Board and is available on our website at ir.hertz.com under “About Hertz”-“Board Committees, Executive Officers, and Governance Documents”. The Audit Committee’s Charter is reviewed at least annually and updated, as appropriate, to address changes in regulatory requirements, authoritative guidance and evolving oversight practices.

Our Audit Committee reports to, and acts on behalf of, the Board. The Audit Committee is comprised solely of directors who satisfy applicable independence and other requirements of the NYSE and applicable securities laws. A majority of the members of the Audit Committee are “audit committee financial experts” as defined by SEC rules and regulations.

Primary Responsibilities and 2018 Actions. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board in fulfilling its oversight responsibilities by overseeing and monitoring: (a) the accounting, financial, and external reporting policies and practices of the Company; (b) the integrity of the Company’s financial statements; (c) the independence, qualifications and performance of the Company’s independent auditor; (d) the performance of the Company’s internal audit function; (e) the management information system and operational policies and practices that affect internal control; (f) the Company’s compliance with legal and regulatory requirements; and (g) the preparation of the report of the Audit Committee required to be included in our annual proxy statement under the rules of the SEC.

In 2018, the Audit Committee met four times and fulfilled each of its duties and responsibilities as outlined in its charter. During 2018, among other things, the Audit Committee:

●	Met with our CEO and senior members of the Company’s financial management team at each regularly scheduled meeting;

●
Held separate private sessions, during its regularly scheduled meetings, with each of the Company’s Chief Audit Executive and the independent auditors, at which candid discussions regarding financial management, legal, accounting, auditing and internal control issues took place;

●	Met with independent legal counsel to the Audit Committee, who attended each meeting including private sessions;

●	Met with the Chief Compliance Officer to discuss the effectiveness of the Company’s compliance program and regularly received status reports of compliance issues;

●
Received periodic updates on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting;

●
Discussed with the independent auditors the Company’s internal control assessment process, management’s assessment with respect thereto and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting;

●
Reviewed and discussed with management and the independent auditors the Company’s earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K, respectively, prior to filing with the SEC;

●	Reviewed the Company’s internal audit plan and the performance of the Company’s internal audit function; and

●	Reviewed and assessed the guidelines and policies governing the Company’s risk management and oversight processes.

Selection and Oversight of the Independent Registered Public Accounting Firm. The Audit Committee assists the Board with its oversight of the Company’s independent registered public accounting firm’s qualifications and independence. The Audit Committee is responsible for the appointment, retention, compensation and oversight of the Company’s independent registered certified public accounting firm, including the review and evaluation of the

30	Hertz Global Holdings, Inc. 2019 Proxy Statement

Audit Committee Report

performance of the lead audit partner. The Audit Committee annually reviews the independence and qualifications of the Company’s independent registered certified public accounting firm. In support of these reviews, the Audit Committee considers, among other things:

●	The firm's performance in preparing or issuing an audit report or performing other audit, review or attest services for the Company;

●	The firm's independence and objectivity;

●	The firm's proposed audit scope for adequacy of coverage; and

●	The firm's internal quality-control procedures and other data on audit quality and performance.

Review and Recommendation Regarding Financial Statements. The Company’s management is responsible for preparing the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. PwC was responsible for expressing an opinion on the Company’s financial statements and an opinion on the Company’s internal control over financial reporting based on its audits. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

In the performance of its oversight function, the Audit Committee met with management and PwC to review and discuss the Company’s audited financial statements and internal control over financial reporting, asked management and PwC questions relating to such matters and discussed with PwC the matters required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) auditing standards. These meetings and discussions included a review of the critical accounting policies applied by the Company in the preparation of its financial statements and the quality (and not just the acceptability) of the accounting principles utilized, the reasonableness of significant accounting estimates and judgments and the disclosures in the Company’s consolidated financial statements.

In addition, the Audit Committee has (i) considered whether non-audit services provided by PwC are compatible with its independence, (ii) received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and (iii) discussed with PwC its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements of the Company contained in our 2018 Annual Report on Form 10-K for the fiscal year ended December 31, 2018 be filed with the SEC.

The Audit Committee,
Henry R. Keizer, Chair
David A. Barnes
Vincent J. Intrieri
Anindita Mukherjee

31	Hertz Global Holdings, Inc. 2019 Proxy Statement

AUDIT AND OTHER FEES

Fees for professional services performed by the Company’s independent registered certified public accounting firm, PwC, during fiscal years 2018 and 2017 were as follows:

Audit and Other Fees (in millions)	2018	2017
Audit fees(1)	$13	$14
Audit-related fees(2)	1	2
Tax fees(3)	1	1
Total	$15	$17

(1)
Audit fees were for services rendered in connection with (i) the audit of the financial statements included in the Company’s and Hertz’s annual reports on Form 10-K, (ii) reviews of the financial statements included in the Company’s and Hertz’s quarterly reports on Form 10-Q, (iii) attestation of the effectiveness of internal controls over financial reporting for the Company and Hertz, (iv) certain statutory audits and (v) providing comfort letters in connection with our financing transactions.

(2)	Audit-related fees were for services rendered in connection with due diligence and assurance services and employee benefit plan audits.

(3)	Tax fees related to our like kind exchange program and tax audit assistance.

Our Audit Committee’s charter requires the Audit Committee to pre-approve all audit and permitted non-audit services to be performed by our independent registered certified public accounting firm; however, the Audit Committee is permitted to delegate pre-approval authority to the Chair of the Audit Committee, who must then provide a report to the full Audit Committee at its next scheduled meeting. All audit and non-audit fees were pre-approved by the Audit Committee in 2018. In February of 2018, the Audit Committee adopted a pre-approval policy setting forth the types of services and amounts subject to pre-approval for the 2018 fiscal year.

32	Hertz Global Holdings, Inc. 2019 Proxy Statement

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION (PROPOSAL 4)

We are offering our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our executive officers, as disclosed in the Compensation Discussion and Analysis that follows and the related narrative and tabular disclosures, also known as a “Say on Pay” vote.

As detailed in the Compensation Discussion and Analysis, we have designed our compensation programs, among other things, to (i) properly encourage our executive officers to accomplish our short- and long-term objectives, (ii) be competitive with similar pay practices and overall compensation levels at other, similarly-situated companies, (iii) reward our executive officers for not only their individual performance, but the performance of their business unit and the Company overall and (iv) hire and retain our executive officers. In addition, as further detailed in the Compensation Discussion and Analysis, we continually revise our pay practices to be competitive with market practices and compensation norms.

Accordingly, our stockholders may cast an advisory vote on the following resolution at the 2019 Annual Meeting:

“RESOLVED, that the compensation paid to the Company's named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the "Compensation Discussion and Analysis", compensation tables and related narrative discussion, is hereby APPROVED.”

Effect of Proposal
The effect of the Say on Pay vote is advisory only and non-binding. However, the Board and Compensation Committee will consider the results of the vote in determining the compensation of our NEOs and our compensation programs generally. The Board values the opinions of our stockholders and is committed to considering their opinions in making decisions in connection with the Company's regular evaluations of our executive compensation program. If any stockholder wishes to communicate with the Board regarding executive compensation, the Board can be contacted using the procedures outlined in “Corporate Governance - Stockholder Communications with the Board” set forth in this proxy statement. As the Board has currently determined to hold this vote annually, the next "Say on Pay" vote will be held at the 2020 annual meeting of stockholders.

Required Vote to Approve the Proposal
A majority of shares present and entitled to vote is required to approve the proposal. Under applicable Delaware law, abstentions are counted as shares entitled to vote at the 2019 Annual Meeting and therefore will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

✓	The Board of Directors recommends that stockholders vote "FOR" approval, by a non-binding advisory vote, of the named executive officers’ compensation.

33	Hertz Global Holdings, Inc. 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our compensation objectives, policies and decisions for 2018 regarding our named executive officers (each, a "NEO"), who are listed below.

Name	Title
Kathryn V. Marinello	President and CEO
Jamere Jackson	Executive Vice President and Chief Financial Officer
Paul E. Stone	Executive Vice President and Chief Retail Operations Officer, North America
Murali Kuppuswamy	Executive Vice President and Chief Human Resources Officer
Jodi J. Allen	Executive Vice President and Chief Marketing Officer
Michel M. Taride	Former Group President, Rent A Car International (separation effective March 31, 2019)
Robin C. Kramer	Former Acting Chief Financial Officer, Senior Vice President and Chief Accounting Officer (resigned November 16, 2018)
Thomas C. Kennedy	Former Senior Executive Vice President and Chief Financial Officer (resigned August 20, 2018)
Tyler A. Best	Former Executive Vice President and Chief Information Officer (resigned April 20, 2018)
Ms. Kramer, Mr. Kennedy and Mr. Best resigned from their positions with the Company during 2018. Mr. Taride's term as an executive officer of the Company ceased on December 5, 2018 and he formally separated from the Company effective March 31, 2019. Each of Ms. Kramer and Messrs. Taride, Kennedy and Best is a NEO for 2018 due to service as the Company’s chief financial officer (Mr. Kennedy and Ms. Kramer) or applicable SEC reporting rules regarding compensation for former executive officers (Messrs. Taride and Best).

Executive Summary
Our executive compensation programs are designed to create long-term stockholder value by aligning the interests of our executive officers with those of our stockholders. In order to accomplish this objective, we provide competitive executive compensation programs that enable us to attract and retain highly talented individuals, and we link their pay directly to the achievement of performance goals designed to foster the creation of sustainable long-term stockholder value.

2018 Financial and Operational Highlights
2018 proved to be an important year for us, we celebrated our 100-year anniversary and, with the continuation of the U.S. turnaround plan launched in early 2017, we introduced a more structured, long-term approach for how the Company operates. Our turnaround plan emphasizes managing our vehicle mix based on the highest rental and residual returns, planning fleet capacity at the local level using advanced demand forecasting tools, driving operational excellence through training and productivity methodologies, returning excitement to our rental proposition and brands and leading through systems innovation and advanced technology solutions.

As discussed in our 2018 Annual Report, our 2018 results reflect year-over-year improvement in many of our key operating metrics and improvement in revenue and income (loss) from continuing operations before income taxes. These results illustrate our continued commitment to build a faster-growing, higher-margin business driven by improvements in our fleet, product offerings, customer service and brand-building marketing.

34	Hertz Global Holdings, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

2018 Financial Results Compared to 2017
Total revenue for 2018 was $9.504 billion, an increase of 8% compared to the prior year, driven by strong revenue growth in U.S. RAC along with moderate revenue growth in International RAC. Our net loss for 2018 was $225 million compared to net income of $327 million for 2017, which included a one-time benefit of $679 million related to U.S. tax reform. On a non-GAAP basis, Adjusted Corporate EBITDA for 2018 increased 62% to $433 million compared to $267 million for 2017 and Adjusted Net Loss was ($14) million in 2018 compared to ($132) million in 2017. Adjusted Corporate EBITDA and Adjusted Net Loss are non-GAAP measures. For the definitions of Adjusted Corporate EBITDA and Adjusted Net Income (Loss), and their respective reconciliations to their most comparable GAAP measures, see Annex A to this proxy statement.

35	Hertz Global Holdings, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

Key Features of 2018 Executive Compensation Program
Our 2018 executive compensation program continued to reflect our longstanding commitment to reward pay for performance that aligns with and drives stockholder value. The key features of our fiscal 2018 executive compensation program were as follows:

Pay for Performance. As illustrated below under "2018 Target Pay Mix for NEOs", the 2018 total target compensation, including 2018 annual base salary, target annual incentive bonus under the Executive Incentive Compensation Plan ("EICP") for 2018 and aggregate target value of the annual equity awards granted under the Existing Plan (collectively, the "Target Pay"), for our NEOs was heavily weighted towards performance-based compensation:

●	84% of our CEO's Target Pay and 71% of the average Target Pay of our other NEOs (excluding Mr. Jackson) was delivered in the form of performance-based compensation;

●	Long-term equity awards represented 59% of our CEO’s Target Pay and 48% of the average Target Pay of our other NEOs (excluding Mr. Jackson); and

●
100% of the 2018 target annual incentive bonuses payable to our NEOs was tied to the achievement of pre-established annual financial and operational goals, which are aligned to our short-term and long-term objectives, as reflected in our annual business plan.

Market Competitive Compensation. Each NEO's 2018 Target Pay was set at a level commensurate with competitive levels of compensation for executives in similar positions at a group of peer companies (set forth below), which our Compensation Committee believes reflects the current competitive market for executive talent. In making these determinations, our Compensation Committee also considered the scope of responsibility of each NEO and internal pay comparisons as well as its assessment of each NEO’s performance and expected future impact on our organization.

Compensation Philosophy
We have structured our compensation programs to provide our NEOs and other senior executives with levels of compensation that we believe are necessary to retain their services and to avoid the disruption and expense associated with unintended departures, while also motivating and rewarding leadership for our success in dynamic and competitive markets.

Our short- and long-term incentive programs are also intended to reward our senior executives for performance measured against established goals that are relevant to our business and the creation of stockholder value and to align our senior executives' interests with those of our stockholders.

We strive to implement measures that:

●	Align our compensation practices with our "pay-for-performance" compensation philosophy;

●	Are adaptive to the current economic and strategic environment; and

●	Reward positive operational and financial performance that we believe enhances stockholder value over time.

Stockholder Input on Our Compensation Programs
We value the opinions of our stockholders and we are committed to considering their opinions in making compensation decisions. In 2018, we engaged with our stockholders and discussed relevant aspects of our compensation programs. As part of these discussions, we considered their views on the structure and form of our compensation programs to improve the alignment of stockholder interests with our management’s interests.

2018 Say-on-Pay Advisory Vote on Executive Compensation
We provide stockholders with an annual “say-on-pay” advisory vote on our executive compensation program. At our 2018 Annual Meeting, approximately 98% of the votes cast for the say-on-pay proposal were in favor of our executive compensation program and policies. Our Compensation Committee evaluated the results of the 2018 Annual Meeting say-on-pay vote and, in light of the substantial support for our executive compensation program, decided to maintain

36	Hertz Global Holdings, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

the core design of our compensation program. The Compensation Committee will continue to consider the outcome of future say-on-pay votes, in addition to various other factors, when making future compensation decisions.

Key Features of Our Executive Compensation Program
We believe our compensation decisions are consistent with our continuing commitment to best practices in corporate governance and executive compensation design, which can be summarized as follows:

What We Do	What We Don’t Do
✓ We design our compensation program to pay based on our financial and operating performance	✗ We don’t use any financial or operational metric that promotes undue risk
✓ We evaluate risk in light of our compensation programs	✗ We don’t provide preferential payments or above market returns on any deferred compensation plan
✓ We use metrics important to our business in our incentive compensation plans	✗ We don’t provide excessive perquisites to our senior management
✓ We cap the amount of our annual incentive bonuses at reasonable levels	✗ We don’t allow our officers and directors to hedge or pledge our stock
✓ We use double-trigger provisions for our change in control agreements	✗ We don’t use metrics unrelated to our Company’s operational goals
✓ We use a variety of equity award structures to tailor our compensation to our performance	✗ We don’t use a peer group composed of companies significantly larger than us
✓ We have a robust stock ownership policy	✗ We don’t re-price underwater options
✓ We maintain clawback policies	✗ We don’t provide high levels of fixed compensation
✓ We use an independent compensation consultant	✗ We don’t provide for automatic salary increases
✓ We utilize a representative and relevant peer group	✗ We don’t use excise tax gross ups
✓ We believe a substantial portion of the CEO's compensation (84% for 2018) should be subject to satisfaction of performance objectives	✗ We don’t award dividends or dividend equivalents on equity awards that vest differently than the underlying award

2018 Target Pay Mix for NEOs
The 2018 Target Pay for each NEO is set forth below. The table of "Target Pay" and chart of "Other NEO Average Target Pay Mix" below do not include the 2018 compensation of Mr. Jackson, whose compensation for 2018 was the result of the negotiation of the terms of his employment in connection with joining the Company in September 2018 and not as part of the Compensation Committee's approval of the Target Pay and Target Pay Mix of our senior executives for 2018.

Name	Annual Base Salary ($)	Target Annual Incentive Bonus ($)	Target Value of Annual Equity Award ($)	Target Pay ($)
Kathryn Marinello	1,450,000	2,175,000	5,175,000	8,800,000
Paul Stone	550,000	550,000	600,000	1,700,000
Murali Kuppuswamy	515,000	309,000	1,000,000	1,824,000
Jodi Allen	515,000	309,000	600,000	1,424,000
Michel Taride(1)	533,184	639,821	1,600,000	2,773,005
Robin Kramer	500,000	275,000	400,000	1,175,000
Thomas Kennedy	775,000	1,046,250	2,000,000	3,821,250
Tyler Best	600,000	600,000	1,600,000	2,800,000

(1)	To facilitate comparison for Mr. Taride, amounts for Mr. Taride have been converted from pounds sterling to U.S. dollars at the 12-month average rate of 1.33296 for 2018.

In order to align pay levels for our NEOs with the Company’s financial and stock price performance, our Compensation Committee determined that the combination of annual base salary, target annual incentive bonus and target value of annual long-term incentive equity award comprising the Target Pay (the "Target Pay Mix") for our NEOs for 2018 should place the greatest emphasis on performance-based incentives. The Compensation Committee determined, with the advice of FW Cook, and, in the case of our CEO, with the approval of our Board, that the compensation of the CEO

37	Hertz Global Holdings, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

and our other NEOs should be largely based on equity awards tied to our financial performance and paid in shares of our common stock. As illustrated below, the Target Pay Mix for 2018 for our CEO was 84% performance-based (59% of which was tied to long-term equity incentives) and for the other NEOs (other than Mr. Jackson) ("Other NEO Average Target Pay Mix") was 71% performance-based (48% of which was tied to long-term equity incentives) based on the target amount for the CEO and average target amounts for the other NEOs rather than amounts actually paid.

For both 2017 and 2018, the Compensation Committee recommended to our Board a compensation package for Ms. Marinello that was more heavily weighted to performance-based options ("Performance Options") that vest only upon the achievement of financial performance goals. The value of Performance Options upon vesting will be based both on our stock price in 2020 and our financial performance over the combined 2018, 2019 and 2020 period. For our other NEOs (excluding Mr. Jackson), the aggregate compensation package is largely contingent on achieving a 2018 revenue threshold for Restricted Stock Units, which was achieved in 2018, and satisfying performance targets for 2018, the combined 2018 and 2019 performance period and the combined 2018, 2019 and 2020 performance period for Performance Stock Units ("PSUs").

Summary of Annual Compensation Decision-Making Process
Compensation Committee Oversight. The Compensation Committee reviews and establishes the compensation program for our NEOs. Our Compensation Committee is committed to creating incentives for our NEOs that reward them for the performance of the Company.

As part of determining our compensation programs, we compared the compensation for our NEOs to the compensation of comparable positions at a group of companies (the “Peer Group”). For more information about selection of our Peer Group see "Compensation Discussion and Analysis - Peer Group" below.

Our Compensation Committee considers market median data for similar positions when setting executive compensation, but adjusts based on individual performance and responsibilities as well as retention considerations.

Performance measures are defined at the beginning of a performance period and approved by the Compensation Committee. For 2018, the Compensation Committee selected Adjusted Corporate EBITDA for use in both the annual incentive bonus plan and the long-term incentive plan because of its importance to the Company as a measure of financial performance as well as compliance with our debt covenants under our financing agreements. It was also determined that the inclusion of management performance goals, referred to as management business objectives ("MBOs"), motivates NEOs to focus on the most strategically important initiatives.

Role of the Compensation Consultant. The Compensation Committee has the authority to retain outside advisors as it deems appropriate. Since November 2014, the former Hertz Holdings Compensation Committee and current Compensation Committee have directly engaged FW Cook as their independent compensation consultant. FW Cook’s responsibilities include:

●	Reviewing and advising on total executive compensation, including salaries, short- and long-term incentive programs and relevant performance goals;

38	Hertz Global Holdings, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

●	Advising on industry trends, important legislation and best practices in executive compensation;

●	Advising on effectively aligning pay with performance and with our business needs; and

●	Assisting the Compensation Committee with any other matters related to executive compensation arrangements, including executive employment and award arrangements.

When making compensation determinations, the Compensation Committee reviews and considers FW Cook’s recommendations. However, the decisions made by the Compensation Committee are its own responsibility and may reflect factors other than the recommendations and information provided by FW Cook. FW Cook does not perform any services for the Company other than in its role as independent advisor to the Compensation Committee. Before engaging any compensation consultant, it is the Compensation Committee’s practice to determine the compensation consultant’s independence and whether any conflicts of interest would be raised by the engagement of the compensation consultant. The Compensation Committee believes that FW Cook is independent and the work of FW Cook does not raise any conflicts of interest.

Peer Group. The Compensation Committee selected our Peer Group for 2018 in late 2017 in consultation with FW Cook. Because the number of our direct industry competitors in the global market is limited, we did not limit the Peer Group to our direct competitors, but also included similarly-sized companies that bear substantial similarities to our business model and with which we compete for talent, including travel and travel-related companies. The companies in the Peer Group had annual revenues for 2017 of approximately $3.6 billion to $22.6 billion and median 2017 annual revenues of approximately $9.1 billion, as compared to our 2017 revenue of $8.8 billion (based on data compiled by FW Cook from publicly-available financial reports). 21 companies are included in the Peer Group. Of the 21 companies in the Peer Group, 17 were in our 2017 Peer Group.

The following are the companies that comprised our Peer Group for 2018:

Alaska Air Group, Inc.*	Lithia Motors, Inc.
AutoNation, Inc.*	Marriott International, Inc.*
Avis Budget Group, Inc.*	Norwegian Cruise Line Holdings Ltd.*
CarMax Inc.*	Penske Automotive Group, Inc.*
Carnival Corp.*	Royal Caribbean Cruises Ltd.*
Expedia, Inc.*	Ryder System, Inc.*
Expeditors International of Washington, Inc.*	Sonic Automotive, Inc.
Group 1 Automotive, Inc.	Southwest Airlines Co.*
Hilton Worldwide Holdings, Inc.*	Wyndham Destinations, Inc.*
J.B. Hunt Transport Services, Inc.	XPO Logistics, Inc.*
JetBlue Airways Corp.*
*Denotes companies that were also included in our 2017 Peer Group.

When making compensation decisions for our senior executives, our management and our Compensation Committee consider the compensation levels of the Peer Group, as well as industry factors, general business developments, corporate, business unit and individual performance, the roles within our organization, their experience in the travel industry, compensation at their previous employers with respect to new hires and our overall compensation philosophy. Our Compensation Committee does not apply Peer Group data in a formulaic manner to determine the compensation of our NEOs. Rather, the Peer Group data represent one of several factors that our Compensation Committee considers in a holistic assessment of compensation decisions.

Role of the CEO. In determining the appropriate levels of our compensation programs, our CEO traditionally provides his or her input to the Compensation Committee on topics that influence business performance. As part of this process, our CEO obtains data from and has discussions with our Chief Human Resources Officer or other appropriate executives. Our CEO reviews and makes observations regarding performance and provides additional data for the Compensation Committee to consider regarding our overall compensation program. Although our Compensation Committee may consider our CEO’s input, in all cases, the final determinations over compensation for our NEOs resides with the Compensation Committee or, if directed by the Board in the case of our CEO, with the independent

39	Hertz Global Holdings, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

members of our Board.

Components of Our Executive Compensation Program
The principal components of our 2018 executive compensation program, their objectives and the factors influencing the amount ultimately provided to our NEOs are as follows:

Element		Description	Objective	Factors Influencing Amount
Base Salary		Fixed compensation delivered in cash; reviewed annually and adjusted if appropriate	Provides base amount of market competitive pay	Experience, market data, individual role and responsibilities, retention considerations and individual performance
Annual Incentive Bonus (EICP Awards)(1)		Variable cash or equity compensation based on performance of the Company, business unit and individual	Motivates and rewards achievement of key strategic initiatives and financial results, and encourages individual performance
Annual target bonus opportunity determined annually based on market data, individual role and responsibilities and individual performance; payout based on Company performance and individual performance

Long-Term Incentives (LTIP Awards)	Performance Stock Units	Variable compensation with payout in shares of common stock based on Adjusted Corporate EBITDA	Aligns interests of executives with long-term stockholder value creation by linking potential payouts to financial performance and promotes retention	Intended target value of all LTIP Awards is based on individual role and responsibilities and market data
	Options(2)	Variable compensation based on increase in stock price from date of grant and, for our CEO, Adjusted Corporate EBITDA	Aligns interests of executives with long-term stockholder value creation, provides upside potential over a seven-year option term and promotes retention
	Restricted Stock Units	Variable compensation with payout in shares with time-based vesting, subject to achievement of revenue goal in 2018	Aligns interests of executives with long-term stockholder value creation and promotes retention

(1)	We also occasionally provide non-recurring cash bonuses to reflect superior individual performance, new responsibilities or to compensate new hires for amounts forfeited from their previous employer.

(2)	Our CEO was granted Performance Options in 2018 that vest subject to satisfaction of performance goals related to Adjusted Corporate EBITDA.

Other elements of our 2018 executive compensation program, including our retirement benefits, perquisites, health, welfare and other personal benefits and post-employment compensation arrangements, are described below.

Annual Base Salary
2018 Base Salaries. The Compensation Committee determines the annual base salaries for the NEOs after reviewing individual performance, conducting internal compensation comparisons and reviewing compensation relative to our Peer Group. The Compensation Committee also takes into account other factors such as an individual’s prior experience, total mix of job responsibilities versus market comparisons and internal equitability. The Compensation Committee consults with our CEO (except as to the CEO’s own compensation) regarding salary decisions for senior

40	Hertz Global Holdings, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

executives and takes into consideration any contractual obligations we have with such senior executives. We review salaries upon promotion or other changes in job responsibility.

The annual base salaries of our NEOs for 2018 and 2017 are set forth in the table below.

Name	2018 Base Salary ($)	2017 Base Salary ($)
Kathryn Marinello	1,450,000	1,450,000
Jamere Jackson(1)	775,000	N/A
Paul Stone(1)	550,000	N/A
Murali Kuppuswamy(2)	515,000	515,000
Jodi Allen(2)	515,000	515,000
Michel Taride(3)	533,184	517,556
Robin Kramer(4)	500,000	463,500
Thomas Kennedy	775,000	775,000
Tyler Best	600,000	600,000

(1)	The base salaries actually paid to Messrs. Jackson and Stone in 2018 were pro-rated to their respective start dates.

(2)	The base salaries actually paid to Mr. Kuppuswamy and Ms. Allen in 2017 were pro-rated to their respective start dates.

(3)
Mr. Taride's annual base salary for 2018 and 2017 was £400,000. To facilitate comparison for Mr. Taride, amounts for Mr. Taride have been converted from pounds sterling to U.S. dollars at the 12-month average rate of 1.33296 for 2018 and 1.29389 for 2017.

(4)	In January 2018, Ms. Kramer and the Company entered into an agreement (the "Kramer Retention Agreement") that provides for an annual salary of $500,000 for 2018 for Ms. Kramer.

2019 Base Salaries. As the result of our regular, cyclical review of salaries, in February 2019, our Compensation Committee, and, in the case of the CEO, our Board, determined that the salaries of our NEOs for 2019 would remain the same as their salaries for 2018.

Bonus Awards
Annual Incentive Bonus. Annual incentive bonus payments are made under the Hertz Global Holdings, Inc. Senior Executive Bonus Plan (the “Senior Executive Bonus Plan”). The Senior Executive Bonus Plan was established as an "umbrella" formula governing maximum annual incentive bonus payments in order for annual incentive bonus payments to qualify as deductible under Section 162(m) of the Code. However, as a result of tax reform legislation enacted in 2017, which repealed the performance-based exception to the $1 million per executive annual deduction limit under Section 162(m) of the Code, bonuses under the Senior Executive Bonus Plan with respect to calendar year 2018 may no longer be deductible to the extent the executive's annual compensation exceeds $1 million. Under this formula, the Compensation Committee has negative discretion to pay bonuses for 2018 of up to (i) 1% of our Gross EBITDA for 2018 for our CEO and (ii) 0.5% of our Gross EBITDA for 2018 for each of the other NEOs. Annual incentive bonus awards under the Senior Executive Bonus Plan may be paid in cash or settled in shares of the Company's common stock, as determined by the Compensation Committee. Gross EBITDA is a non-GAAP measure. Our Gross EBITDA for 2018, the definition of Gross EBITDA and its reconciliation to its most comparable GAAP measure are set forth below in Annex A to this proxy statement.

Under the provisions of the Senior Executive Bonus Plan, the Committee adopted the 2018 EICP, which defines all the performance measures for the 2018 annual incentive bonus payments. In determining actual annual incentive bonus payouts to our NEOs, the Compensation Committee examines the Company’s performance under our EICP for 2018, which was designed by our Compensation Committee to drive Company, business unit and individual performance. The Compensation Committee determined each NEO's 2018 bonus under the Senior Executive Bonus Plan by multiplying the NEO's salary by a percentage (determined by the Compensation Committee) to establish a target award amount (the "Target Award"), which was further multiplied by the modifiers set forth and described below.

Target Award	X	(60% of Adjusted Corporate EBITDA Payout Percentage	+	40% of MBO Payout Percentage	)	X	Individual Performance Multiplier	=	Annual Incentive Bonus Payment

Target Awards for 2018. The 2018 Target Award for each NEO was a percentage of the NEO’s 2018 base salary. The NEOs were eligible to earn an award ranging from 0% to 150% of their respective Target Awards based on Enterprise Adjusted EBITDA (defined below), or a combination Enterprise Adjusted EBITDA and International Adjusted EBITDA (defined below), and MBO goals as well as their individual performance. The Compensation Committee generally

41	Hertz Global Holdings, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

considers the experience, responsibilities, title and historical performance of each NEO when determining Target Awards. The Compensation Committee also considered the provisions of each NEO's employment agreement, offer letter or term sheet, if any, in setting Target Awards.

Ms. Marinello’s employment agreement provides that her Target Award will be no less than 150% of her base salary. Mr. Jackson’s offer letter provides that his Target Award will be 110% of his base salary and his Target Award for 2018 will be prorated for actual days employed. The 2018 Target Awards of the NEOs are set forth below.

Name	2018 Base Salary ($)	Target Award as a % of Salary (%)	2018 Target Award ($)
Kathryn Marinello	1,450,000	150	2,175,000
Jamere Jackson(1)	775,000	110	263,925
Paul Stone	550,000	100	550,000
Murali Kuppuswamy	515,000	60	309,000
Jodi Allen	515,000	60	309,000
Michel Taride(2)	533,184	120	639,821
Robin Kramer(3)	500,000	55	275,000
Thomas Kennedy(4)	775,000	135	665,415
Tyler Best(4)	600,000	100	179,400

(1)	The 2018 Target Award for Jamere Jackson was 110% of his 2018 base salary prorated at 30.96% for actual days employed. His employment began on September 10, 2018.

(2)	For Mr. Taride, these amounts have been converted to U.S. dollars from pounds sterling at the 2018 12-month average rate of 1.33296.

(3)	As a result of her voluntary termination, Ms. Kramer forfeited her annual incentive award for 2018.

(4)
For Messrs. Kennedy and Best, these amounts were pro-rated pursuant to each former executive's separation agreement, which provided for Mr. Kennedy to be eligible for 63.6% and Mr. Best to be eligible for 29.9% of the annual incentive bonus payment that would have been payable to each respective executive for 2018 if their employment were not terminated.

Adjusted Corporate EBITDA. The Compensation Committee set financial performance goals for our executive officers responsible for North American and enterprise-wide operations ("North America and U.S. HQ"), our executive officers responsible for International RAC and our executive officers responsible for Donlen, in each case, based upon our business plan.

For North America and U.S. HQ, the Compensation Committee established the performance goals set forth below for Adjusted Corporate EBITDA for the Company for 2018 ("Enterprise Adjusted EBITDA") with payout percentages ("Payout Percentages") based on Enterprise Adjusted EBITDA compared to the threshold, target and maximum performance goals.

For International RAC, the Compensation Committee established the performance goals set forth below for Adjusted Corporate EBITDA for International RAC for 2018 based on December 31, 2017 foreign currency exchange rates and excluding certain entities ("International Adjusted EBITDA") and Enterprise Adjusted EBITDA with the Payout Percentage equal to the sum of (i) 75% of the Payout Percentage for International Adjusted EBITDA against the threshold, target and maximum performance goals and (ii) 25% of the Payout Percentage for Enterprise Adjusted EBITDA against the threshold, target and maximum performance goals.

For Donlen, the Compensation Committee established the performance goals set forth below for Adjusted Corporate EBITDA for All Other Operations for 2018 ("Donlen Adjusted EBITDA") with the Payout Percentages based on Donlen Adjusted EBITDA compared to the threshold, target and maximum performance goals.

To earn bonus payments under the 2018 EICP NEOs were required to meet the threshold performance level for Enterprise Adjusted EBITDA (North America and U.S. HQ senior executives) or International Adjusted EBITDA (Mr. Taride).

42	Hertz Global Holdings, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

The following are the 2018 performance threshold, target and maximum performance goals and Payout Percentages for Enterprise Adjusted EBITDA, International Adjusted EBITDA and Donlen Adjusted EBITDA set by the Compensation Committee for the EICP for 2018 and our actual Enterprise Adjusted EBITDA, International Adjusted EBITDA and Donlen Adjusted EBITDA for 2018 (dollars in millions):

Adjusted Corporate EBITDA Payout Percentages(1)
Performance Goals	Enterprise Adjusted EBITDA ($)	Enterprise Adjusted EBITDA Payout Percentage (%)	International Adjusted EBITDA ($)	International Adjusted EBITDA Payout Percentage (%)	Donlen Adjusted EBITDA ($)	Donlen Adjusted EBITDA Payout Percentage (%)
Threshold	317	50	198	50	65	50
Target	396	100	248	100	81	100
Maximum	475	150	298	150	98	150
Actual Results	433	123.3	221	73	82	102

(1)
For performance below the threshold, the payout percentage is zero. For performance equal to the threshold or the target or equal to or above the maximum, the payout percentage is as provided above. For performance between the threshold and the target or between the target and the maximum, linear interpolation is used to determine the payout percentage.

In accordance with the discretionary authority of the Compensation Committee under the Senior Executive Bonus Plan, the Compensation Committee determined that the Enterprise Adjusted EBITDA Payout Percentage for 2018 is 100% and the International Adjusted EBITDA Payout Percentage for 2018 is 0%. In determining these Payout Percentages, the Compensation Committee took into account the impacts of an industry-wide decrease in vehicle carrying costs on Enterprise Adjusted EBITDA and out-of-period reserve adjustments on International Adjusted EBITDA.

MBOs. In addition to the Enterprise Adjusted EBITDA, International Adjusted EBITDA and Donlen Adjusted EBITDA goals, our annual incentive bonus program applies management business objectives, also referred to as MBOs, which are strategic goals that our executives can more directly influence than Company-wide or business unit financial metrics. The MBOs are carefully considered objectives for North America and U.S. HQ, International RAC and Donlen designed to establish a foundation for long-term stockholder value creation.

●
North America and U.S. HQ. The MBOs for North America and U.S. HQ for 2018 related to (i) the achievement of sustainable revenue growth in our U.S. rental car segment, (ii) the implementation of technology initiatives, (iii) improvement in customer satisfaction, (iv) growth in cash flow and liquidity and (v) advancement in organizational effectiveness in North America. The MBOs for North America and U.S. HQ for 2018 were used to determine the annual incentive bonus payments for Ms. Allen and Messrs. Jackson, Stone and Kuppuswamy.

●
International RAC. The MBOs for International RAC for 2018 related to the achievement of (i) sustainable revenue growth in International RAC, (ii) increased efficiency from the implementation of technology, (iii) differentiated customer service, (iv) optimization of footprint and mobility and (v) improved organizational effectiveness. The MBOs for International RAC for 2018 were used to determine the annual incentive bonus payment for Mr. Taride.

●	Donlen. The MBOs for Donlen for 2018 related to the achievement of (i) growth in profitability, (ii) an expanded base of revenue and (iii) improved organizational effectiveness.

When setting the MBOs, the Compensation Committee considered achievement of the MBOs to be challenging and to require substantial performance. Our Compensation Committee determines the relative weighting and the level of satisfaction of our MBOs in its sole discretion.

43	Hertz Global Holdings, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

Set forth below are the MBO Payout Percentages for North America and U.S. HQ, International RAC and Donlen for 2018, which were determined by our Compensation Committee.

MBO Payout Percentages
North America and U.S. HQ	70%
International RAC	30%
Donlen	95%

Individual Performance Multiplier. The individual performance modifier is designed to reward the individual performance of our NEOs and ranges from 0% to 150%, but the annual incentive bonus payment to each NEO may not exceed 150% of his or her Target Award. There is a thorough performance review process in place that evaluates senior executives on a number of quantitative and qualitative objectives as well as a review of competencies and behaviors. Our CEO conducts the performance review of the other NEOs and determines their individual performance multipliers. Our Board conducts the performance review of our CEO and determines his or her individual performance multiplier.

In February 2019, after taking into consideration the CEO's recommendations, the Compensation Committee (and, in the case of the CEO, the Board) approved individual performance multipliers for 2018 of 100% for Ms. Marinello, Mr. Jackson, Mr. Stone, Mr. Kuppuswamy and Ms. Allen and individual performance multipliers for 2018 of 0% for Mr. Taride, Mr. Kennedy and Mr. Best. Because Ms. Kramer voluntarily resigned and did not enter into a separation agreement with the Company, her individual performance multiplier for 2018 was 0%.

2018 Annual Incentive Bonus Payments for NEOs other than CEO. The table below includes the payment amounts under the 2018 annual incentive bonus program for each of the NEOs other than the CEO.

NEO	Target Award ($)	X	(60% of Adjusted Corporate EBITDA Payout Percentage(%)	+	40% of MBO Payout Percentage(%))	X	Individual Performance Multiplier(%)	=	Annual Incentive Bonus Payment($)
Jamere Jackson(1)	263,925		60	+	28		100		232,254
Paul Stone	550,000		60	+	28		100		484,000
Murali Kuppuswamy	309,000		60	+	28		100		271,920
Jodi Allen	309,000		60	+	28		100		271,920
Michel Taride(2)	639,821		15	+	12		0		0
Robin Kramer(3)	—		—	+	—		—		—
Thomas Kennedy(4)	665,415		60	+	28		0		0
Tyler Best(4)	179,400		60	+	28		0		0

(1)	For Mr. Jackson, the amount was pro-rated pursuant to his offer letter, which provided for Mr. Jackson to receive 30.96% of his target award for 2018.

(2)	For Mr. Taride, these amounts have been converted to U.S. dollars from pounds sterling at the 2018 12-month average rate of 1.33296.

(3)	Ms. Kramer was not eligible to receive an annual incentive bonus payment because she voluntarily resigned.

(4)
For Messrs. Kennedy and Best, the Target Awards were pro-rated pursuant to each former executive's separation agreement, which provided for Mr. Kennedy to be eligible for 63.6% and Mr. Best to be eligible for 29.9% of the annual incentive bonus payment that would have been payable to each respective executive for 2018 if their employment were not terminated.

2018 Annual Incentive Bonus Payment for CEO. The Compensation Committee recommended, and the Board approved, a 2018 annual incentive bonus payment for our CEO based on a blended average of the Company's global performance (North America and U.S. HQ, International RAC and Donlen) equal to the product of (1) the CEO's Target Award ($2,175,000), multiplied by (2) the sum of (a) the percentage of the Company's 2018 revenue attributable to North America and U.S. HQ (68%), multiplied by the sum of (i) sixty percent of the Enterprise Adjusted EBITDA Payout Percentage for 2018 (100%) and (ii) forty percent of MBO Payout Percentage for North America and U.S. HQ (70%), (b) the percentage of the Company's 2018 revenue attributable to International RAC (24%), multiplied by the sum of (i) forty five percent of the International Adjusted EBITDA Payout Percentage for 2018 (0%), (ii) fifteen percent of the Enterprise Adjusted EBITDA Payout Percentage for 2018 (100%) and (iii) forty percent of MBO Payout Percentage for International RAC (30%) and (c) the percentage of the Company's 2018 revenue attributable to Donlen (8%), multiplied by the sum of (i) fifteen percent of the Donlen EBITDA Payout Percentage for 2018 (102%), (ii) forty five percent of the Enterprise Adjusted EBITDA Payout Percentage for 2018 (100%) and (iii) forty percent of MBO Payout Percentage for Donlen (95%). The 2018 annual incentive bonus payment for the CEO was $1,613,502, which is the product of

44	Hertz Global Holdings, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

$2,175,000, multiplied by 74.184%.

Sign-On and Retention Bonus Cash Awards. As inducement to accept their offers of employment with the Company and to offset foregone incentive compensation with their prior employers, Mr. Stone received a one-time sign-on cash bonus of $200,000 in 2018 and Mr. Jackson received sign-on cash bonuses of $1,029,000 in 2018 and $250,000 in March 2019 in addition to their annual incentive bonus payments under the Senior Executive Bonus Plan. The sign-on cash bonus awards were paid in accordance with the terms of the employment arrangements with Messrs. Stone and Jackson. Neither Mr. Stone nor Mr. Jackson are contractually entitled to any additional cash bonus awards.

In January 2018, the Company entered into the Kramer Retention Agreement to provide Ms. Kramer with additional incentive to remain with the Company through March 2019. Under the Kramer Retention Agreement, Ms. Kramer's annual salary was increased to $500,000, she was paid a cash bonus of $250,000 for remaining with the Company through September 2018 and forfeited $250,000 she would have received for continued employment through March 2019.

EICP for 2019. During 2018 and 2019, our Compensation Committee evaluated our EICP for potential improvements. Based on management's evaluation and recommendations, and subsequent input from FW Cook, our Compensation Committee determined that performance targets for 2019 should continue to emphasize our Company's financial performance and strategic and operational objectives. For 2019, the EICP will use the same general structure as in 2018 using Adjusted Corporate EBITDA and MBO goals for 2019 set by our Compensation Committee, and the Target Awards of our NEOs will remain unchanged from 2018.

Long-Term Incentives
2018 Long-Term Incentive Award Design. Our long-term incentive plan ("LTIP") for executives is designed to align equity compensation with our business objectives and to align the interests of our executives with the interests of stockholders. Awards granted to our NEOs (other than Mr. Jackson) in 2018 included Performance Stock Units with vesting and the number of shares of common stock ultimately earned subject to the satisfaction of Enterprise Adjusted EBITDA performance goals ("EBITDA PSUs"), Options and Restricted Stock Units with vesting subject to the satisfaction of a revenue goal for 2018 ("Revenue RSUs"). In order to more closely tie our CEO's compensation to our performance, our CEO received Performance Options instead of the Options granted to our other NEOs. In October 2018, Mr. Jackson received Restricted Stock Units and EBITDA PSUs in accordance with the terms of his employment arrangement. Each executive's target grant value is based on his or her role and comparisons to executives with similar roles within our Peer Group, previous equity grant awards, individual past performance and future expected impact with the Company.

The below charts summarize the mix of equity awards granted to the CEO in 2018 ("CEO 2018 LTIP Awards") and NEOs other than Mr. Jackson in 2018 ("Other NEO 2018 LTIP Awards"). The Other NEO 2018 LTIP Awards illustrated below do not include 2018 equity award grants to Mr. Jackson as his grants were made pursuant to his employment arrangement rather than pursuant to the Compensation Committee's approval of senior executive compensation in early 2018. The former officers forfeited their unvested equity awards.
2018 EBITDA PSUs. EBITDA PSUs granted to our NEOs in 2018 are subject to our achievement of Enterprise Adjusted EBITDA goals, measured against three performance periods. NEOs may earn the awards based on performance in

45	Hertz Global Holdings, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

2018, the combined 2018 and 2019 performance period and the combined 2018, 2019 and 2020 performance period. The target levels were based upon our business plan for 2018 and projected business plans for 2019 and 2020.

Each NEO is eligible to earn 25% of the target award based on 2018 performance, up to 50% (which includes any previously earned amount) of the target award based on combined 2018 and 2019 performance and up to 150% (which includes any previously earned amount) of the target award based on combined 2018, 2019 and 2020 performance. 2018 EBITDA PSUs, if earned, are paid on the later of the third anniversary of the date of grant and the date on which the Compensation Committee certifies our financial performance for the applicable period, in each case, subject to continued employment with the Company on the third anniversary date.

Set forth below are the performance criteria for the 2018 performance period for the 2018 EBITDA PSUs (dollars in millions).

Enterprise Adjusted EBITDA Percentages Earned(1)
Performance	Enterprise Adjusted EBITDA	Percentage Earned
Threshold	$337	12.5%
Target	$396	25%
Actual Results	$433	25%

(1)
For performance below the threshold, no EBITDA PSUs are earned. For performance equal to the threshold, the percentage of EBITDA PSUs earned is as set forth above. For performance equal to or above the target, the percentage earned remains as provided above for the target. For performance between the threshold and the target, linear interpolation is used to determine the earned percentage.

Enterprise Adjusted EBITDA for 2018 was $433 million. As a result, the 2018 Percentage Earned for 2018 EBITDA PSUs is 25%. The NEOs may earn up 50% (which includes 25% earned for 2018) of the 2018 EBITDA PSUs granted to them based on financial performance over the combined 2018 and 2019 period and to earn up to 150% (which includes 25% earned for 2018 and any amount earned for the combined 2018 and 2019 period) of the total number of 2018 EBITDA PSUs granted based on financial performance over the combined 2018, 2019 and 2020 performance period. The number of 2018 EBITDA PSUs granted to the NEOs (the target amounts), the maximum number of 2018 EBITDA PSUs that may be earned by the NEOs and the number of 2018 EBITDA PSUs earned based on 2018 financial performance are set forth below.

NEO	2018 EBITDA PSUs Granted	2018 EBITDA PSUs Maximum Amount	2018 EBITDA PSUs Earned
Kathryn Marinello	87,563	131,345	21,891
Jamere Jackson	91,855	137,783	22,964
Paul Stone	18,136	27,204	4,534
Murali Kuppuswamy	33,841	50,762	8,460
Jodi Allen	20,305	30,458	5,076
Michel Taride(1)	54,146	—	—
Robin Kramer(1)	13,536	—	—
Thomas Kennedy(1)	67,682	—	—
Tyler Best(1)	54,146	—	—

(1)	Mr. Taride, Ms. Kramer, Mr. Kennedy and Mr. Best forfeited their 2018 EBITDA PSUs in connection with their separation from the Company.

2018 Performance Options. The Performance Options granted to Ms. Marinello in 2018 are subject to the same Adjusted Corporate EBITDA performance goals for the 2018 performance period, the combined 2018 and 2019 performance period and the combined 2018, 2019 and 2020 performance period as the 2018 EBITDA PSUs. If earned, the Performance Options will vest on the later of the third anniversary of the date of grant and the date on which the Compensation Committee certifies our financial performance for the applicable period provided that Ms. Marinello remains employed by the Company on December 31, 2020. The Performance Options have an exercise price of $17.73, which is fair market value as of the grant date, and have a seven-year term. For more information about the award of Performance Options see the “2018 Grants of Plan-Based Awards” table below.

46	Hertz Global Holdings, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

The number of Performance Options granted to the CEO in 2018 and the number of 2018 Performance Options that were earned based on 2018 financial performance are set forth below.

NEO	2018 Performance Options Granted	2018 Performance Options Earned
Kathryn Marinello	304,531	76,133

2018 Options. Consistent with the Compensation Committee’s goal of aligning the performance of our common stock with the compensation of our NEOs, the Compensation Committee granted Options to certain of our NEOs in 2018. The Options granted to Mr. Stone have an exercise price of $19.85, and the Options granted to Mr. Kuppuswamy, Ms. Allen, Mr. Taride, Ms. Kramer, Mr. Kennedy and Mr. Best have an exercise price of $17.73. The Options granted to the NEOs vest in equal annual installments over four years, subject to continued employment through each anniversary, and have a seven-year term. Our CEO was granted Performance Options, which have additional performance goals that are further described above. Mr. Jackson did not receive Options in 2018. For more information about the award of Options and the relevant vesting dates see the “2018 Grants of Plan-Based Awards” table below.

The number of Options granted to each NEO in 2018 are set forth below.

NEO	2018 Options Granted
Paul Stone	10,698
Murali Kuppuswamy	19,616
Jodi Allen	11,769
Michel Taride(1)	31,385
Robin Kramer(2)	7,846
Thomas Kennedy(2)	39,231
Tyler Best(2)	31,385

(1)
On the date of termination of Mr. Taride, he had 7,846 vested 2018 Options and 23,539 unvested 2018 Options. Pursuant to the terms of Mr. Taride's Separation Agreement with the Company (the "Taride Separation Agreement"), he forfeited his unvested 2018 Options and retained his vested 2018 Options, which remained exercisable in accordance with their terms until the earlier of (a) the 90th day following the termination date (or, if later, the expiration of any blackout period in effect with respect to such options on such 90th day) and (b) any cancellation or termination in connection with a change in control, or the term of the option, each as provided in the applicable award agreement.

(2)	Ms. Kramer, Mr. Kennedy and Mr. Best forfeited their 2018 Option awards in connection with their separation from the Company.

2018 Revenue RSUs. Revenue RSUs were granted to certain of our NEOs in 2018. The Revenue RSUs vest in equal annual installments over three years, in each case, subject to continued employment on the vesting dates. The Revenue RSUs were subject to forfeiture if the Company's revenue for 2018 did not meet or exceed $7.5 billion. The Compensation Committee selected revenue as the performance goal to promote increasing the number and type of vehicles we rent, which generally drives our overall financial performance. The Company's revenue for 2018 was $9.5 billion, exceeding the target goal. As a result, the Revenue RSUs granted to the NEOs were earned and remain subject to vesting. Mr. Jackson received RSUs that were not subject to satisfaction of a performance goal, which will vest one-third per year on the anniversary of the grant date assuming continued employment. For more information about the awards of RSUs, see the “2018 Grants of Plan-Based Awards” table below.

The number of Revenue RSUs granted to each NEO in 2018 and the number of 2018 Revenue RSUs earned based on 2018 financial performance are set forth below.

47	Hertz Global Holdings, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

NEO	2018 Revenue RSUs Granted	2018 Revenue RSUs Earned
Kathryn Marinello	29,188	29,188
Paul Stone	6,045	6,045
Murali Kuppuswamy	11,280	11,280
Jodi Allen	6,768	6,768
Michel Taride(1)	18,049	18,049
Robin Kramer(2)	4,512	—
Thomas Kennedy(2)	22,561	—
Tyler Best(2)	18,049	—

(1)	Pursuant to the terms of the Taride Separation Agreement, 6,016 of the 2018 Revenue RSUs were earned by Mr. Taride and vested on March 2, 2019 and the remaining 2018 Revenue RSUs were forfeited.

(2)	Ms. Kramer, Mr. Kennedy and Mr. Best forfeited their 2018 Revenue RSUs in connection with their separation from the Company.

2017 Performance Shares. In 2017, the Compensation Committee granted shares of performance stock ("Performance Shares") to the NEOs at that time, including Ms. Marinello, Mr. Taride, Ms. Kramer, Mr. Kennedy and Mr. Best. The Compensation Committee set Adjusted Corporate EBITDA performance goals for the 2017 Performance Shares for the combined 2017 and 2018 and combined 2017, 2018 and 2019 periods. The target levels were based upon our business plan for 2017 and then-projected business plans for 2018 and 2019. Set forth below are the performance criteria for combined 2017 and 2018 Adjusted Corporate EBITDA for the 2017 Performance Shares (dollars in millions).

2017 Performance Shares and Performance Options Performance Goals(1)
Performance	Combined 2017 & 2018 Adjusted Corporate EBITDA	Percentage Earned
Threshold	$1,136	25%
Target	$1,337	50%
Actual Results	$701	0%

(1)
For performance below the threshold, no Performance Shares are earned. For performance equal to the threshold, the percentage of Performance Shares earned is as set forth above. For performance equal to or above the target, the percentage earned remains as provided above for the target. For performance between the threshold and the target, linear interpolation is used to determine the earned percentage.

Based on our Adjusted Corporate EBITDA for the combined 2017 and 2018 performance period, none of the NEOs earned any of the 2017 Performance Shares for the combined 2017 and 2018 performance period. Ms. Marinello retains the ability to earn the target amount of 69,964 Performance Shares, and up to the maximum amount of 104,946 Performance Shares, based on our performance over the combined 2017, 2018 and 2019 performance period. If earned, the 2017 Performance Shares will vest upon certification by the Compensation Committee of our financial performance for the combined 2017, 2018 and 2019 period.

Mr. Taride, Ms. Kramer, Mr. Kennedy and Mr. Best forfeited their rights to their respective 2017 Performance Share awards in connection with their separation from the Company.

2017 Performance Options. In 2017, the Compensation Committee granted 326,502 Performance Options to Ms. Marinello that are subject to the same Adjusted Corporate EBITDA performance goals for the 2017 through 2019 period as the 2017 Performance Shares. Based on our Adjusted Corporate EBITDA for the combined 2017 and 2018 performance period, Ms. Marinello did not earn any of the 2017 Performance Options eligible to be earned for 2017 and 2018. She retains the ability to earn the Performance Options not earned for 2017 and 2018 through meeting financial performance goals for the combined 2017, 2018 and 2019 performance period.

48	Hertz Global Holdings, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

2016 Performance Stock Units. In 2016, the Compensation Committee granted Performance Stock Units to the NEOs at that time and, as part of the performance structure, set goals for each of Adjusted Corporate EBITDA, Adjusted Corporate EBITDA Margin relative to one of our competitors ("Relative EBITDA Margin") and customer satisfaction improvement for a select group of our customers using the "Net Promoter Score" methodology ("Customer Satisfaction") for the 2016 Performance Stock Units for the combined 2016, 2017 and 2018 performance periods. Based on the Company's performance for 2016, 2017 and 2018, the NEOs did not earn any of the 2016 Performance Stock Units based on Adjusted Corporate EBITDA or Relative EBITDA Margin and earned 100% of the Customer Satisfaction Performance Stock Units eligible to be earned for 2016, 2017 and 2018. As a result, Mr. Taride earned 6,098 Customer Satisfaction 2016 Performance Stock Units, which was 100% of the Customer Satisfaction Performance Stock Units and 25% of the total number of Performance Stock Units granted to him in 2016.

LTIP for 2019. In February 2019, the Compensation Committee reviewed the structure and balance of equity grants used in the LTIP. After consideration of various award alternatives and in consultation with FW Cook, the Compensation Committee determined to change the equity award mix for our NEOs for 2019 to 70% PSUs and 30% RSUs and to otherwise continue with substantially the same incentive compensation award structure for our NEOs in 2019 as in 2018.

Other Compensation Elements
Retirement Benefits. We maintain a qualified defined contribution plan (in which substantially all of our U.S.-based employees can participate), as described under “Pension Benefits” below. Effective December 31, 2018, the Company ceased accepting contributions under The Hertz Corporation Supplemental Income Savings Plan (the "Savings Plan"), a non-qualified deferred compensation program in which our NEOs (other than Mr. Taride) were previously eligible to participate, as described under “Pension Benefits” below.

Prior to April 2018, we maintained a post-retirement assigned car benefit plan, which has been discontinued, that provided certain senior executives who, at the time of retirement were at least 58 years old and had been employed by the Company for at least 20 years with a car from our fleet and insurance on the car for the participant’s benefit. As of December 31, 2018, Mr. Taride was our only NEO eligible for benefits under this plan as he satisfied the minimum service and minimum age requirements.

Perquisite Policy. We provide perquisites and other personal benefits to our NEOs that we and our Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Each of the NEOs were provided with relocation assistance in connection with joining the Company, including reimbursement for reasonable and customary expenses related to the sale and purchase of a primary home, temporary housing and moving expenses. In addition, certain NEOs are eligible for reimbursement of up to $4,000 annually for financial planning services pursuant to their employment arrangements with the Company, which are described below under "Employment Arrangements". We use corporate aircraft for the purpose of encouraging and facilitating business travel by our senior executives (primarily our CEO) and directors, generally for travel within the United States and, less frequently, internationally. In addition, our CEO uses corporate aircraft for limited personal air travel.

Our Compensation Committee regularly reviews aircraft usage by the NEOs and the expenses associated with such usage. The costs of our CEO's personal use of aircraft for 2018 was $10,283, which amount is included in the “All Other Compensation” column of the Summary Compensation Table. The Compensation Committee periodically reviews our perquisite policies to ensure they are reasonable.

Clawback Policy
The Company maintains a clawback policy to promote responsible risk management and to help ensure that the incentives of our management are aligned with those of the Company’s stockholders. The policy applies to all employees who are at the "director" level and above, including our NEOs, and covers the following incentive compensation (collectively, "covered incentive compensation"):

●	All annual incentives (including awards under the Senior Executive Bonus Plan);

●	Long-term incentives;

49	Hertz Global Holdings, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

●	Equity-based awards (including awards granted under the Existing Plan); and

●	Other performance-based awards.

The policy provides that a repayment obligation may be triggered by the Compensation Committee if an employee receives covered incentive compensation based on the achievement of financial results that were the subject to a restatement of the Company's financial statements filed with the SEC within the three-year period prior to the date the Company is required to prepare the restatement. In addition, if the Compensation Committee determines that a covered employee’s gross negligence, fraud or willful misconduct caused or contributed to the need for the restatement, then the Compensation Committee may cause the covered employee to forfeit any outstanding equity-based awards granted or held during the period following the publication of the financials that were subsequently restated and repay amounts received upon settlement, or any gains realized upon the exercise, of equity awards within the three-year period prior to the date that the Company is required to prepare a financial restatement.

In addition, the Company’s equity award agreements contain clawback provisions. The Company’s clawback policy and any related plans or award agreements will be further revised, to the extent necessary, to comply with any rules promulgated by the SEC pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Stock Ownership Guidelines and Hedging Policy
Stock Ownership Guidelines. Under our stock ownership guidelines, executive officers and non-employee directors are required to own shares of our common stock equal in value to a specified multiple of their annual base salary or cash retainer, as set forth below:

Stock Ownership Guidelines
CEO	5x Base Salary
CFO, Senior Executive Vice Presidents and Business Unit Presidents	3x Base Salary
Other "Section 16" Officers	2x Base Salary
Non-Employee Directors	5x Annual Cash Retainer

Senior executives and non-employee directors have five years from the later of the date of the Spin-Off and the date of their employment or election to the Board to reach the target ownership levels. Senior executives subject to the guidelines are permitted to count towards the target ownership levels shares owned outright or in trust, the approximate after-tax value of unvested Restricted Stock Units and restricted shares of our common stock (i.e., 50% of unvested Restricted Stock Units and restricted shares) and the approximate after-tax value of Performance Stock Units and performance shares of our common stock if the performance criteria has been met, even if the service requirement has not been met (i.e., 50% of Performance Stock Units and performance shares if performance criteria is met). Non-employee directors are permitted to count towards the target ownership levels shares owned outright or in trust and the approximate after-tax value of phantom shares (i.e., 50% of phantom shares). All NEOs are currently in compliance with these guidelines.

Limited Trading Windows. Executive officers can only transact in Company securities during approved trading windows after satisfying mandatory clearance requirements.

Pledging and Hedging Policy. Our Insider Trading Policy prohibits employees and directors from entering into any type of arrangement, contract or transaction that has the effect of pledging shares or hedging against the decrease in the market value of our common stock.

Policies on Timing of Equity Awards
It is the Company’s general practice to not issue equity awards with a grant date that occurs during regularly scheduled blackout periods. However, we have as a general practice granted equity awards in the first business day of each quarter in connection with new hires, promotions, special recognition or other special circumstances, which may be

50	Hertz Global Holdings, Inc. 2019 Proxy Statement

Compensation Discussion and Analysis

during blackout periods. It is also the Company’s general practice to not determine the number of equity awards based on market conditions prior to the date on which the equity award is approved. The exercise price of our Options is the closing price of our common stock the day before the date of such grant. We generally grant equity awards to our senior executives in the first quarter of the fiscal year following the release of earnings for the prior year.

Tax and Accounting Considerations
Section 162(m) of the Code disallows public companies from taking a federal tax deduction for compensation in excess of $1 million paid to certain of their executive officers. Our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) when making compensation decisions. Historically, Section 162(m) included an exemption for certain performance-based compensation that met certain requirements. Performance-based awards granted under the Existing Plan and bonuses paid under the Senior Executive Bonus Plan generally were intended to qualify as tax-deductible under Section 162(m).

Federal legislation passed on December 22, 2017 repealed Section 162(m)'s performance-based compensation exemption and the limitation on deductibility generally was expanded to include all individuals who are considered NEOs in any year beginning after December 31, 2016 regardless of whether the officer is serving at the end of the taxable year. As a result, compensation paid to our NEOs in excess of $1 million may not be deductible for taxable years commencing after December 31, 2017, subject to limited transition relief for arrangements in place as of November 2, 2017, the scope of which is uncertain. Performance-based awards granted under the Existing Plan after November 2, 2017 and bonuses paid under the Senior Executive Bonus Plan with respect to calendar year 2018 will not be deductible to the extent compensation paid to our covered employees exceeds $1 million. Further, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Despite the change in law, our Compensation Committee intends to continue to implement compensation programs that it believes are competitive and in the best interests of the Company and its stockholders.

51	Hertz Global Holdings, Inc. 2019 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with members of management. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K.

The Compensation Committee,
Daniel A. Ninivaggi, Chair
David A. Barnes
SungHwan Cho
Anindita Mukherjee

52	Hertz Global Holdings, Inc. 2019 Proxy Statement

SUMMARY COMPENSATION TABLE

The following table, or the “Summary Compensation Table”, summarizes the compensation paid or accrued in each of the fiscal years noted by our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)(4) ($)	All Other Compensation(5) ($)	Total ($)
Kathryn Marinello
President and CEO	2018	1,450,000	—	2,069,995	2,723,238	1,613,502	—	148,386	8,005,121
	2017	1,416,539	1,305,000	2,069,994	3,105,001	—	—	116,265	8,012,799
Jamere Jackson
Executive Vice President and Chief Financial Officer	2018	223,558	1,029,000	2,627,987	—	232,254	—	41,567	4,154,366
Paul Stone
Executive Vice President and Chief Retail Operations Officer, North America	2018	442,115	200,000	479,993	105,828	484,000	—	146,139	1,858,075
Murali Kuppuswamy
Executive Vice President and Chief Human Resources Officer	2018	515,000	—	799,995	173,547	271,920	—	26,068	1,786,530
Jodi Allen
Executive Vice President and Chief Marketing Officer	2018	515,000	—	480,005	104,123	271,920	—	166,911	1,537,959
Michel Taride(6)(7)
Former Group President, Rent A Car International	2018	533,184	—	1,280,018	277,669	—	—	118,177	2,209,048
	2017	517,556	250,000	1,280,008	319,999	—	93,160	112,467	2,573,190
	2016	533,341	—	1,740,023	—	—	693,550	92,263	3,059,177
Robin Kramer(8)
Former Acting Chief Financial Officer, Senior Vice President and Chief Accounting Officer	2018	449,817	250,000	319,991	69,415	—	—	43,500	1,132,723
Thomas Kennedy(7)
Former Senior Executive Vice President and Chief Financial Officer	2018	509,712	—	1,600,009	347,085	—	—	1,695,139	4,151,945
	2017	775,000	—	1,599,988	400,001	—	—	19,379	2,794,368
	2016	754,808	—	1,637,934	555,000	—	—	18,114	2,965,856
Tyler Best(7)
Former Executive Vice President and Chief Information Officer	2018	193,846	—	1,280,018	277,669	—	—	1,349,063	3,100,596
	2017	600,000	—	1,280,008	319,999	—	—	50,541	2,250,548
	2016	600,000	—	1,215,193	404,999	—	—	82,529	2,302,721

(1)
The 2018 amounts reflect sign-on bonuses paid to Mr. Jackson and Mr. Stone pursuant their employment arrangements and a retention bonus paid to Ms. Kramer. The 2017 amounts reflect the bonus paid to Ms. Marinello pursuant her employment agreement and a discretionary bonus paid to Mr. Taride for his 2017 performance. The 2017 bonus amounts for Ms. Marinello and Mr. Taride were settled in shares of our common stock.

(2)
The dollar amounts represent the aggregate grant date fair value of the applicable equity plus any modifications to such equity awards. These amounts were computed pursuant to FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the note entitled “Stock-Based Compensation” in the notes to our Company’s consolidated financial statements in our 2018 Annual Report. The “Stock Awards” column above reflects the grant date fair values of the target number of Performance Stock Units and Restricted Stock Units that were eligible to vest based on our financial performance goals over multi-year periods, which for accounting purposes is based on the probable outcome (determined as of the grant date) of the performance-based condition applicable to the grant. Assuming the maximum level of performance achievement for the 2018 Performance Stock Units, which is 150% of target, the aggregate values of Performance Stock Units and Restricted Stock Units for each NEO in 2018 are as follows: Ms. Marinello, $2,846,241: Mr. Jackson, $3,377,983: Mr. Stone, 659,992; Mr. Kuppuswamy, $1,099,995; Ms. Allen, $660,008; Mr. Taride, $1,760,022; Ms. Kramer, $439,988; Mr. Kennedy, $2,200,010; and Mr. Best, $1,760,022. Assuming the maximum level of performance achievement for the 2017 Performance Shares, which is 150% of target, the aggregate values of the Performance Shares and Restricted Shares for our NEOs in 2017 are, respectively: Ms. Marinello, $2,846,245; Mr. Taride, $1,760,022; Mr. Kennedy, $2,199,983; and Mr. Best, $1,760,022. Assuming the maximum level of performance achievement of the 2016 Performance Stock Units, which is 150% of target, the aggregate values of Performance Stock Units and Restricted Stock Units for each NEO in 2016 are, respectively: Mr. Taride, $1,319,995; Mr. Kennedy, $1,803,755; and Mr. Best, $1,316,251. Ms. Kramer and Messrs. Taride, Kennedy and Best separated from the Company in 2018, and the unvested equity awards that were granted to them were forfeited in connection with their separation.

(3)	Mr. Taride's pension value did not increase in 2018. The change in his pension value was $(201,277) (translated in accordance with footnote 6 of this table for 2018).

53	Hertz Global Holdings, Inc. 2019 Proxy Statement

Summary Compensation Table

(4)
Amounts include annual changes in the actuarial present value of accumulated pension benefits. The present value was determined using the same assumptions applicable for valuing pension benefits for purposes of our Company’s financial statements. See the note entitled “Employee Retirement Benefits” in the notes to our consolidated financial statements in our 2018 Annual Report.

(5)	Includes the following for 2018:

Name	Personal Use of Aircraft(a)	Personal Use of Car(b)	Travel(c)	Financial Assistance and Legal Fees(d)	Perquisites Subtotal	Life Insurance Premiums	Company Match on Plans(e)	Relocation(f)	Severance and Other(g)	Total Perquisites and Other Compensation
Ms. Marinello	10,283	8,250	25,000	4,000	47,533	1,653	99,200	—	—	148,386
Mr. Jackson	—	—	—	—	—	74	—	41,494	—	41,567
Mr. Stone	—	5,729	—	—	5,729	366	9,308	130,737	—	146,139
Mr. Kuppuswamy	—	4,526	—	—	4,526	587	3,962	16,993	—	26,068
Ms. Allen	3,702	8,250	—	—	11,952	587	9,600	144,772	—	166,911
Mr. Taride	—	31,760	—	12,518	44,278	1,333	—	—	72,566	118,177
Ms. Kramer	—	12,604	—	—	12,604	485	11,500	—	18,911	43,500
Mr. Kennedy	—	6,634	—	—	6,634	589	1,268	—	1,686,648	1,695,139
Mr. Best	—	4,125	360	4,000	8,485	228	—	—	1,340,350	1,349,063

(a)
Based on the direct costs of aircraft for each hour of personal use, which is based on the incremental cost of fuel, crew expenses, on-board catering and other, small variable costs. We exclude fixed costs that do not change based on usage from this calculation.

(b)	Reflects the annual lease value of company-provided vehicles per IRS Publication 15-B.

(c)	For Ms. Marinello, represents the annual travel allowance per the terms of her employment agreement.

(d)	Reflects the reimbursement of financial planning assistance provided to executive staff.

(e)	Amounts represent Company match on the 401(k) Plan and the Savings Plan. None of the amounts earned under the Savings Plan in 2018 were above market or otherwise preferential.

(f)	Amounts represent the incremental costs to the Company for relocation assistance.

(g)
For Mr. Taride, this reflects £26,856 in medical payments and £27,584 in payments we made to Mr. Taride in lieu of pension contributions not allowed in excess of legal maximums. For Messrs. Kennedy and Best, this includes full value of severance, unused vacation pay, value of extended health benefits for 2018 only and outplacement fees associated with separation. For Ms. Kramer, this includes unused vacation pay.

(6)	Amounts for Mr. Taride have been converted from pounds sterling to U.S. dollars at the 12-month average rate of 1.33296 for 2018, 1.293889 for 2017 and 1.34409 for 2016.

(7)
Messrs. Taride, Kennedy and Best separated from the Company in 2018. Each of them was eligible to receive a pro-rated bonus under our EICP, and the equity awards that were granted to them in 2018 and remained unvested as of their respective termination dates were forfeited in connection with their separation. Messrs. Taride, Kennedy and Best received payments in connection with their separation as detailed in footnote 5 above.

(8)
Ms. Kramer voluntarily resigned from the Company in 2018 and did not receive any separation payments, except for unused vacation as reported in footnote 5 above, and she forfeited equity awards granted in 2018.

54	Hertz Global Holdings, Inc. 2019 Proxy Statement

2018 GRANTS OF PLAN-BASED AWARDS

The following table sets forth, for each NEO, possible payouts under all non-equity incentive plan awards granted in 2018, all grants of Performance Stock Units, Performance Options, Options and Restricted Stock Units in 2018 and the grant date fair value of all such awards. All of the equity awards granted in 2018 were granted under the Existing Plan.

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kathryn Marinello
	Annual Cash Incentive		1,087,500	2,175,000	3,262,500
	Performance Options(3)	3/2/2018				152,266	304,531	456,797			17.73	2,723,238
	Performance Stock Units(4)	3/2/2018				43,782	87,563	131,345				1,552,492
	Restricted Stock Units(5)	3/2/2018					29,188					517,503
Jamere Jackson
	Annual Cash Incentive		131,963	263,925	395,888
	Performance Stock Units(4)	10/1/2018				45,928	91,855	137,783				1,499,992
	Restricted Stock Units(5)	10/1/2018							69,075			1,127,995
Paul Stone
	Annual Cash Incentive		275,000	550,000	825,000
	Options(6)	4/1/2018								10,698	19.85	105,828
	Performance Stock Units(4)	4/1/2018				9,068	18,136	27,204				360,000
	Restricted Stock Units(5)	4/1/2018					6,045					119,993
Murali Kuppuswamy
	Annual Cash Incentive		154,500	309,000	463,500
	Options(6)	3/2/2018								19,616	17.73	173,547
	Performance Stock Units(4)	3/2/2018				16,921	33,841	50,762				600,001
	Restricted Stock Units(5)	3/2/2018					11,280					199,994
Jodi Allen
	Annual Cash Incentive		154,500	309,000	463,500
	Options(6)	3/2/2018								11,769	17.73	104,123
	Performance Stock Units(4)	3/2/2018				10,153	20,305	30,458				360,008
	Restricted Stock Units(5)	3/2/2018					6,768					119,997
Michel Taride(7)
	Annual Cash Incentive		319,911	639,821	959,732
	Options(6)	3/2/2018								31,385	17.73	277,669
	Performance Stock Units(4)	3/2/2018				27,073	54,146	81,219				960,009
	Restricted Stock Units(5)	3/2/2018					18,049					320,009
Robin Kramer(7)
	Annual Cash Incentive		—	—	—
	Options(6)	3/2/2018								7,846	17.73	69,415
	Performance Stock Units(4)	3/2/2018				6,768	13,536	20,304				239,993
	Restricted Stock Units(5)	3/2/2018					4,512					79,998
Thomas Kennedy(7)
	Annual Cash Incentive		332,708	665,415	998,123
	Options(6)	3/2/2018								39,231	17.73	347,085
	Performance Stock Units(4)	3/2/2018				33,841	67,682	101,523				1,200,002
	Restricted Stock Units(5)	3/2/2018					22,561					400,007
Tyler Best(7)
	Annual Cash Incentive		89,700	179,400	269,100
	Options(6)	3/2/2018								31,385	17.73	277,669
	Performance Stock Units(4)	3/2/2018				27,073	54,146	81,219				960,009
	Restricted Stock Units(5)	3/2/2018					18,049					320,009

(1)
The amounts in these columns include the “Target” amount for each NEO eligible to receive an award under the EICP at 100% of the target award, the "Threshold" amount for each eligible NEO at 50% of the "Target" and the “Maximum” amount for the maximum amount payable to each NEO. The EICP payments are based on Adjusted Corporate EBITDA, MBOs and individual performance. The Senior Executive Bonus Plan, under which EICP payments are made, limits the maximum cash incentive bonus payout for our CEO and other participants. The limit is 1% of our Gross EBITDA for a performance period for our CEO and 0.5% of our Gross EBITDA for a performance period for each of the

55	Hertz Global Holdings, Inc. 2019 Proxy Statement

2018 Grants of Plan-Based Awards

other participants. For 2018, 1% of our Gross EBITDA was $33.9 million and 0.5% of our Gross EBITDA was $16.95 million. The Compensation Committee used its negative discretion to make EICP awards using the performance metrics more specifically described in our Compensation Discussion and Analysis as a guide. We discuss these awards under the heading “Compensation Discussion and Analysis - Bonus Awards".

(2)
Represents the aggregate grant date fair value, computed pursuant to FASB ASC Topic 718. Please see the note entitled “Stock-Based Compensation” in the notes to the Company’s consolidated financial statements in our 2018 Annual Report for a discussion of the assumptions underlying these calculations.

(3)
Represents the Performance Options granted to Ms. Marinello, which are payable in shares of common stock at the end of the performance period. The final number of shares of common stock that will be earned will be based on our financial performance over a multi-year period. We discuss these awards under the heading “Compensation Discussion and Analysis - Long-Term Incentives - 2018 Performance Options". The amounts disclosed in the "Estimated Future Payouts Under Equity Incentive Plan Awards" columns represent the number of shares issuable assuming achievement of the specific Threshold, Target or Maximum levels of performance established by the Compensation Committee for these Options over the performance period.

(4)
Represents the Performance Stock Units granted to certain of our NEOs. The Performance Stock Units will be earned based on our financial performance over a multi-year period. We discuss these awards under the heading “Compensation Discussion and Analysis - Long-Term Incentives - 2018 EBITDA PSUs". The amounts disclosed in the "Estimated Future Payouts Under Equity Incentive Plan Awards" columns represent the number of shares issuable assuming achievement of the specific Threshold, Target or Maximum levels of performance established by the Compensation Committee for these Performance Stock Units over the performance period.

(5)
Represents the Restricted Stock Units granted to our NEOs. The Restricted Stock Units granted to our NEOs (other than Mr. Jackson) were earned based on meeting a revenue performance goal in 2018. Mr. Jackson received Restricted Stock Units that were not subject to satisfaction of a performance goal. We discuss these awards under the heading “Compensation Discussion and Analysis - Long-Term Incentives - 2018 Revenue RSUs".

(6)
Represents the Options granted to certain of our NEOs. The Options will vest 25% on the first, second, third and fourth anniversaries of the date of grant, subject to continued employment of the grantee. We discuss these awards under the heading “Compensation Discussion and Analysis - Long-Term Incentives - 2018 Options".

(7)
In connection with the resignation of Ms. Kramer and the separation of Mr. Kennedy and Mr. Best from the Company, Ms. Kramer forfeited her right to payment of an annual cash incentive award for 2018 and Mr. Kennedy and Mr. Best were eligible to receive a pro-rata annual cash incentive awards based on the number of days employed by the Company in 2018. Ms. Kramer, Mr. Kennedy and Mr. Best forfeited all of the equity awards granted to them in 2018. The "Threshold", "Target" and "Maximum" amounts have been adjusted for the pro-rata amounts.

56	Hertz Global Holdings, Inc. 2019 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2018

The following table sets forth, for each NEO, details of all equity awards outstanding on December 31, 2018.

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Kathryn Marinello
	3/2/2018			152,266(2)	17.73	3/2/2025
	3/2/2018						29,188(3)	398,416
	3/2/2018								131,345(4)	1,792,859
	3/2/2017			163,251(5)	22.19	3/2/2024
	3/2/2017						23,321(6)	318,332
	3/2/2017								34,982(7)	477,504
Jamere Jackson
	10/1/2018						69,075(8)	942,874
	10/1/2018								137,783(4)	1,880,738
Paul Stone
	4/1/2018	—	10,698(9)		19.85	4/2/2025
	4/1/2018						6,045(10)	82,514
	4/1/2018								27,204(4)	371,335
Murali Kuppuswamy
	3/2/2018	—	19,616(9)		17.73	3/2/2025
	3/2/2018						11,280(11)	153,972
	3/2/2018								50,762(4)	692,901
Jodi Allen
	10/2/2017	—	50,000(12)		22.36	10/2/2024
	3/2/2018	—	11,769(9)		17.73	3/2/2025
	10/2/2017						4,001(13)	54,614
	3/2/2018						6,768(14)	92,383
	3/2/2018								30,458(4)	415,752
Michel Taride(15)
	3/4/2010	8,015	—		38.45	3/4/2020
	3/1/2011	10,879	—		57.86	3/1/2021
	2/17/2015	19,266(16)	—		93.09	2/17/2020
	3/2/2017	8,553(17)	—		22.19	3/2/2024
Robin Kramer(15)
		—	—	—	—	—	—	—	—	—
Thomas Kennedy(15)
		—	—	—	—	—	—	—	—	—
Tyler Best(15)
		—	—	—	—	—	—	—	—	—

(1)	Based on the closing market price of the Company’s common stock on December 31, 2018 of $13.65.

(2)
These Performance Options were awarded to Ms. Marinello in 2018. The Performance Options will be earned and vest based on our Adjusted Corporate EBITDA performance over a multi-year period. The award is reported at threshold.

(3)	These Restricted Stock Units were awarded in 2018. The Restricted Stock Units were earned based on achieving a revenue goal for 2018 and will vest on March 3, 2021, subject to continued employment.

(4)
These Performance Stock Units were awarded in 2018. The Performance Stock Units will be earned and vest based on our Adjusted Corporate EBITDA performance over a multi-year period. The award is reported at maximum.

(5)
These Performance Options were awarded to Ms. Marinello in 2017. The Performance Options will be earned and vest based on our Adjusted Corporate EBITDA performance over a multi-year period. The award is reported at threshold.

(6)	These Restricted Shares were awarded in 2017 and will vest on October 2, 2020, subject to continued employment.

(7)
These Performance Shares were awarded in 2017. The Performance Shares will be earned and vest based on our Adjusted Corporate EBITDA performance over a multi-year period. The award is reported at threshold.

57	Hertz Global Holdings, Inc. 2019 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2018

(8)	These Restricted Stock Units were awarded in 2018. The Restricted Stock Units will vest 1/3 on the first, second and third anniversaries on the grant date, subject to continued employment.

(9)	These Options were granted in 2018 and will vest 25% on each anniversary of the date of grant, subject to continued employment.

(10)	These Restricted Stock Units were awarded in 2018. The Restricted Stock Units will vest on April 2, 2021, subject to continued employment.

(11)	These Restricted Stock Units were awarded in 2018. The Restricted Stock Units will vest on March 2, 2021, subject to continued employment.

(12)	These Options were granted in 2017 and will vest 100% on the third anniversary of the date of grant, subject to continued employment.

(13)	These Restricted Stock Units were awarded in 2017. The Restricted Stock Units will vest on October 2, 2020, subject to continued employment.

(14)	These Restricted Stock Units were awarded in 2018. The Restricted Stock Units will vest 25% on March 2, 2019, 2020, 2021 and 2022, subject to continued employment.

(15)
Any outstanding unvested awards granted to Ms. Kramer, Mr. Kennedy or Mr. Best were forfeited as of December 31, 2018. Vested options remain exercisable in accordance with their terms until the earlier of (a) the 90th day following the termination date (or, if later, the expiration of any blackout period in effect with respect to such options on such 90th day) and (b) any cancellation or termination in connection with a change in control, or the term of the option, each as provided in the applicable award agreement.

(16)
These Options were awarded in 2015 and vest for Mr. Taride 25% on each anniversary of the date of grant in each case, subject to continued employment. The fourth tranche of each award vested in the first quarter of 2019.

(17)	These Options were granted in 2017 and will vest 25% on each anniversary of the date of grant, subject to continued employment.

58	Hertz Global Holdings, Inc. 2019 Proxy Statement

2018 OPTION EXERCISES AND STOCK VESTED

The following table sets forth, for each NEO, details of any awarded stock options that were exercised and any stock awards that vested in 2018.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Kathryn Marinello(2)	69,710	1,235,958
Jamere Jackson	—	—
Paul Stone	—	—
Murali Kuppuswamy	—	—
Jodi Allen	1,999	33,063
Michel Taride(3)	20,503	374,851
Robin Kramer(4)	15,301	275,799
Thomas Kennedy	9,135	180,896
Tyler Best	4,806	89,824

(1)	Value is based on the closing market price of the Company’s common stock on the date of vesting multiplied by the number of vested shares.

(2)	Includes annual incentive award bonus for 2017 settled in 69,710 shares of common stock.

(3)	Includes annual incentive award bonus for 2017 settled in 14,101 shares of common stock.

(4)	Includes annual incentive award bonus for 2017 settled in 13,302 shares of common stock.

59	Hertz Global Holdings, Inc. 2019 Proxy Statement

PENSION BENEFITS

Effective as of December 31, 2014, we stopped providing future benefit accruals under the following plans (the “Previous Plans”):

●	The Hertz Corporation Account Balance Defined Benefit Pension Plan (the "Hertz US Pension Plan");

●	The Hertz Corporation Benefit Equalization Plan; and

●	The Hertz Corporation Supplemental Executive Retirement Plan.

To replace the Previous Plans, we offered our employees, including certain of our NEOs (other than Mr. Taride), participation in a revised defined contribution plan. Beginning January 1, 2015 the Company increased employer contributions under the Company’s qualified 401(k) savings plan (the “401(k) Plan”) to provide that eligible participants under the 401(k) Plan are eligible to receive a matching employer contribution to their 401(k) Plan account equal to (i) 100% of employee contributions (up to 3% of compensation) made by such participant and (ii) 50% of employee contributions (up to the next 2% of compensation), with the total amount of such matching employer contribution to be completely vested, subject to applicable limits under the Code on compensation that may be taken into account. For a transition period, certain eligible participants under the 401(k) Plan received additional employer contribution amounts to their 401(k) Plan account depending on their years of service and age.

Effective December 31, 2018, no further employee contributions or company matching contributions are permitted to the Savings Plan. The Savings Plan, a deferred compensation plan, was adopted in connection with the replacement of the Previous Plans and the revision of the 401(k) Plan and provided eligible employees, including certain of the NEOs, the opportunity to defer part of their compensation. The Savings Plan provided benefits that could not be provided in the 401(k) Plan due to Code limitations on compensation. For any deferral elections, the Company matched an amount generally equal to (i) 100% of employee contributions (up to 3% of the compensation that could not be taken into account under the 401(k) Plan) made by such participant and (ii) 50% of employee contributions (up to the next 2% of compensation that could not be taken into account under the 401(k) Plan). For a transition period, certain eligible participants under the Savings Plan received additional employer contribution amounts to their Savings Plan account depending on their years of service and age. The match under the Savings Plan was in addition to the match under the 401(k) Plan. The total match that any participant received under the 401(k) Plan and the Savings Plan (other than with respect to transition credits) did not exceed the maximum 4% match.

Mr. Taride participated in two retirement plans: the Hertz UK 1972 Pension Plan (the "Hertz UK Pension Plan") and the Hertz UK Supplementary Unapproved Pension Scheme (the “Hertz UK Supplementary Plan”). These two plans provide for, in the case of Mr. Taride, one-thirtieth of his final salary for each year of service in the plans subject to a maximum of two-thirds of his final salary at the time of his retirement.

On March 4, 2019, Mr. Taride and the Company entered into the Taride Separation Agreement, which governs the terms of Mr. Taride's separation from the Company. Pursuant to the Taride Separation Agreement, Mr. Taride will be provided with a monthly pension under the Hertz UK Supplementary Plan and the Hertz UK Pension Plan.

2018 Pension Plan Table
The following table sets forth, for Mr. Taride, the only NEO who participated in a pension plan, the plans in which he participated in 2018, the number of years of credited service in each such plan he had at December 31, 2018, the present value of the accumulated benefit in each such plan at December 31, 2018 and the payments received from each such plan during 2018:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Michel Taride(2)	Hertz UK Pension Plan	11	1,982,112	—
Michel Taride	Hertz UK Supplemental Plan	11	1,763,506	—

(1)
The present value calculations use the same assumptions (except for retirement and pre-retirement decrements) used for financial reporting purposes and reflect current compensation levels. The assumptions used in the calculations are as follows:

Discount Rates —

60	Hertz Global Holdings, Inc. 2019 Proxy Statement

Pension Benefits

◦	For the Hertz UK Pension Plan and Hertz UK Supplemental Plan: 2.7% as of December 31, 2016; 2.6% as of December 31, 2017; and 2.9% as of December 31, 2018.

•	Mortality Table = 93% of S2PMA CMI 2017 [1.25%].

•	Retirement Age = 60 or current age if older (earliest unreduced retirement age).

•	Pre-retirement Decrements = None assumed.

•	Payment Form = Five year certain and life annuity.
Please see the note “Employee Retirement Benefits” in the notes to the Company’s consolidated financial statements in our 2018 Annual Report for a discussion of these assumptions.

(2)
Amounts for Mr. Taride have been converted from pounds sterling to U.S. dollars at the 2018 12-month average rate of 1.33296. Credited Service is frozen for Mr. Taride under these plans; his number of actual years of service with us was 33.

2018 NON-QUALIFIED DEFERRED COMPENSATION BENEFITS

The following table sets forth for the only NEOs who participated in the Savings Plan in 2018, the executive contributions in 2018, the contributions made by the Company in 2018, the aggregate earnings in 2018 (none of which were above market or otherwise preferential), the aggregate withdrawals and distributions in 2018 and the aggregate balance on such plans as of December 31, 2018:

Name	Executive Contributions in 2018(1) ($)	Registrant Contributions in 2018(2) ($)	Aggregate Earnings in 2018 ($)	Aggregate Withdrawals/Distributions in 2018 ($)	Aggregate Balance as of December 31, 2018(3) ($)
Kathryn Marinello	124,000	99,200	(22,833)	—	200,367
Jodi Allen	12,000	9,600	(1,669)	—	19,931

(1)
For Ms. Marinello, the amounts reported in this column are reported under the “Salary” and "Bonus" columns of the 2018 Summary Compensation table above. For Ms. Allen, the amounts reported in this column are reported under the “Salary” column of the 2018 Summary Compensation table above.

(2)	The amounts in this column are reported as compensation in the “All Other Compensation” table above.

(3)	All amounts reported in this column are reflected in the Summary Compensation Table for 2018. No amounts are reported in the Summary Compensation Table for prior years.

61	Hertz Global Holdings, Inc. 2019 Proxy Statement

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The following table outlines the value of payments and benefits that each NEO (other than Mr. Taride, Ms. Kramer, Mr. Kennedy and Mr. Best, who received separation or termination benefits as outlined below) would receive under the various termination scenarios described below based on if (i) the termination occurred on December 31, 2018, (ii) all stock awards were paid out at $13.65 per share, the closing price of our common stock on December 31, 2018, (iii) for the applicable change in control, the termination occurred following the change in control (“double trigger”) and (iv) the Compensation Committee took no further actions for any given award except as set forth under the applicable plan. In addition, the participant’s 401(k) Plan and Savings Plan amounts (if any) are excluded from the below tables, except to the extent that there are any enhancements as a result of the applicable termination event.

Name	Benefit	Termination For Cause ($)	Termination Without Cause/with Good Reason ($)	Termination by Reason of Retirement ($)	Termination by Reason of Death/ Disability ($)	Termination Following a Change in Control ($)
Kathryn Marinello
	Severance	—	5,437,500	—	—	9,062,500
	Annual Bonus	—	1,613,502(1)	—		2,175,000
	Continued Benefits	—	18,231	—	—	34,610(2)
	Outplacement	—	25,000	—	—	25,000
	Life Insurance	—	—	—	1,450,000(4)	—
	Performance Shares and PSUs	—	636,090(5)	—	969,611(5)	2,150,244(5)
	Restricted Shares and RSUs	—	212,025(5)	—	249,085(5)	716,748(5)
	Total	—	7,942,348	—	2,668,696	14,164,102
Jamere Jackson
	Severance	—	1,558,387	—	—	1,558,387
	Annual Bonus	—	232,254(1)	—		263,925
	Continued Benefits	—	9,467(3)	—	—	9,467(3)
	Outplacement	—	25,000	—	—	25,000
	Life Insurance	—	—	—	775,000(4)	—
	Performance Shares and PSUs	—	—	—	104,491(5)	1,253,821(5)
	Restricted Shares and RSUs	—	—	—	78,569(5)	942,874(5)
	Total	—	1,825,108	—	958,060	4,053,474
Paul Stone
	Severance	—	1,650,000	—	—	1,650,000
	Annual Bonus	—	484,000(1)	—		550,000
	Continued Benefits	—	17,136(3)	—	—	17,136(3)
	Outplacement	—	25,000	—	—	25,000
	Life Insurance	—	—	—	550,000(4)	—
	Performance Shares and PSUs	—	—	—	61,889(5)	247,556(5)
	Restricted Shares and RSUs	—	—	—	20,625(5)	82,514(5)
	Total	—	2,176,136	—	632,514	2,572,206

(1)	Reported as actual bonus earned as of December 31, 2018.

(2)	Includes life insurance benefits in addition to healthcare benefits for covered period.

(3)	Includes health care benefits for covered period.

(4)	Life insurance payment only payable upon death.

(5)	Represents the incremental vesting value of outstanding awards that vest in the event of the specified termination event.

62	Hertz Global Holdings, Inc. 2019 Proxy Statement

Potential Payments on Termination or Change in Control

Name	Benefit	Termination For Cause ($)	Termination Without Cause/with Good Reason ($)	Termination by Reason of Retirement ($)	Termination by Reason of Death/ Disability ($)	Termination Following a Change in Control ($)
Murali Kuppuswamy
	Severance	—	1,236,000	—	—	1,236,000
	Annual Bonus	—	271,920(1)	—	—	309,000
	Continued Benefits	—	—	—	—	—
	Outplacement	—	25,000	—	—	25,000
	Life Insurance	—	—	—	515,000(4)	—
	Performance Shares and PSUs	—	—	—	128,310(5)	461,930(5)
	Restricted Shares and RSUs	—	—	—	42,765(5)	153,972(5)
	Total	—	1,532,920	—	686,075	2,185,902
Jodi Allen
	Severance	—	1,236,000	—	—	1,236,000
	Annual Bonus	—	271,920(1)	—	—	309,000
	Continued Benefits	—	16,358(3)	—	—	16,358(3)
	Outplacement	—	25,000	—	—	25,000
	Life Insurance	—	—	—	515,000(4)	—
	Performance Shares and PSUs	—	—	—	76,986(5)	277,163(5)
	Restricted Shares and RSUs	—	—	—	32,473(5)	146,997(5)
	Total	—	1,549,278	—	624,459	2,010,518
Michel Taride
	Severance	—	1,271,178	—	—	1,588,972
	Annual Bonus	—	0(1)	—	—	129,869
	Continued Benefits	—	67,908	—	—	88,046(2)
	Outplacement	—	25,000	—	—	25,000
	Life Insurance	—	—	—	2,022,880(4)	—
	Performance Shares and PSUs	—	—	834,493	834,493(5)	1,662,597
	Restricted Shares and RSUs	—	—	314,291	369,724(5)	599,604
	Retiree Car Benefit	—	281,000	281,000	281,000(6)	281,000
	Total	—	1,645,086	1,429,784	3,508,097	4,375,088

(1)	Reported as actual bonus earned as of December 31, 2018.

(2)	Includes life insurance benefits in addition to healthcare benefits for covered period.

(3)	Includes health care benefits for covered period.

(4)	Life insurance payment only payable upon death.

(5)	Represents the incremental vesting value of outstanding awards that vest in the event of the specified termination event.

(6)	Amount for Mr. Taride have been translated from pounds sterling to U.S. dollars at the spot exchange rate of 1.2643.

63	Hertz Global Holdings, Inc. 2019 Proxy Statement

SEVERANCE PLAN AND EMPLOYMENT, SEPARATION AND CHANGE IN CONTROL AGREEMENTS

The NEOs have employment arrangements with the Company as further described below under "Employment Arrangements". In addition, the Company has adopted a severance plan (the “Severance Plan for Senior Executives”) and entered into change in control agreements (“Change in Control Agreements”) with several of the NEOs currently employed by us. In adopting these arrangements, it was the intention of the Company to provide security to our senior executives in the event of a loss of employment that was generally consistent with the terms of arrangements provided by our peer companies.

The Severance Plan for Senior Executives provides payments and benefits to the covered executives in the event of certain qualifying terminations of their employment (other than in connection with a change in control of the Company) and the Change in Control Agreements provide payments and benefits to the covered executives in the event of certain qualifying terminations of their employment following a change in control of the Company.

Severance Plan for Senior Executives. The Severance Plan for Senior Executives provides benefits to senior executives whose employment is terminated by the Company other than terminations of employment (i) for Cause, Permanent Disability or Retirement (as such terms are defined in the Severance Plan for Senior Executives), (ii) as a result of death or voluntary retirement or (iii) that qualify for severance benefits under an employment agreement or Change in Control Agreement. Mses. Marinello and Allen and Messrs. Jackson, Stone and Kuppuswamy were designated as participants in the Severance Plan for Senior Executives. Messrs. Taride, Kennedy and Best received benefits under the Severance Plan for Senior Executives in connection with their terminations of employment (as discussed below). Ms. Kramer was not entitled to, and did not receive, benefits under the Severance Plan for Senior Executives due to her voluntary termination.

Termination Event	Benefits under Severance Plan for Senior Executives
Cause(1), Permanent Disability(1), Retirement(1), Death or Voluntary Termination	None
Involuntary Termination without Cause
Unpaid Bonus.  Pro rata portion of the annual incentive bonus that would have been payable to the participant if his or her employment were not terminated, payable at the same time bonuses are paid to other executives.

Severance Multiple.  Cash payments in the aggregate equal to a multiple of 1.5 (the “severance multiple”) of the executive’s annual base salary and the average annual bonus paid in respect of the three calendar years preceding the year in which the termination occurs; or, for executives with a one-year or two-year bonus history, by reference to the average annual bonus amounts for such year or years; or, if an executive has not had an opportunity to earn or be awarded one full year’s bonus as of his or her termination of employment, the executive’s target bonus for the year of termination; payable in equal installments over a period of whole and/or partial years equal to the severance multiple.

Health and Welfare Benefits.  Continuation of all medical, health and accident plans (other than disability plans) until the earlier of the end of a number of years following the executive’s termination of employment equal to the severance multiple and the date on which the executive becomes eligible to participate in welfare plans of another employer.

Outplacement. Within the period of time from the date of executive’s termination through the end of the year following the date of termination, outplacement assistance up to a maximum of $25,000.

(1)	As those terms are defined in the Severance Plan for Senior Executives.

Executives must execute a general release of claims to receive the foregoing severance payments and benefits. The Severance Plan for Senior Executives also contains a confidentiality covenant that extends for 24 months following the executive’s termination of employment and non-competition and non-solicitation covenants that extend for a period of years following the executive’s termination of employment equal to the severance multiple.

64	Hertz Global Holdings, Inc. 2019 Proxy Statement

Severance Plan and Employment, Separation and Change in Control Agreements

If an executive is entitled to severance payments and benefits under the Severance Plan for Senior Executives and a Change in Control Agreement, payments and benefits will be made under the Change in Control Agreement rather than the Severance Plan for Senior Executives.

Employment Arrangements. The NEOs listed in the table below have employment arrangements with the Company that provide for annual base salary, target annual bonus, target equity awards and other compensation and benefits summarized below. Other than Ms. Marinello, each executive officer listed below is (or was) employed on an at-will basis. As described above, each of the executive officers below (other than Ms. Kramer) is entitled to severance benefits in accordance with the Severance Plan for Senior Executives.

Executive Officer	Annual Base Salary	Target Annual Bonus	Target Equity Awards(6)	Other Compensation and Benefits
Kathryn Marinello(1)
	No less than $1,450,000	No less than 150% of Annual Base Salary.	Eligible for equity awards on a basis no less favorable than grants made to other senior executives, unless otherwise agreed by Ms. Marinello and the Company.
Ms. Marinello will serve as President, CEO a director of the Company and Hertz. Employment period from January 3, 2017 to December 31, 2019. During employment period, will serve on the Board. Participation in employee and senior executive benefits and perquisites programs available to senior executives. $25,000 annual payment for travel expenses. If employment is terminated by the Company without cause, by Ms. Marinello for good reason or due to death or disability, entitled to vesting of any unvested portion of sign-on equity awards based on the Company's performance at the end of the performance period and prorated based on the portion of the vesting period elapsed as of the date of termination.

Jamere Jackson(2)(3)
	$775,000	110% of Annual Base Salary.	$1,128,000 of Restricted Stock Units and $1,500,000 of Performance Stock Units granted in 2018. $2,000,000 target value of annual equity award grants in 2019.
$1,029,000 one-time sign-on cash award paid in 2018. $250,000 cash award paid in March 2019. Company vehicle for personal and professional use. Reimbursement of relocation expenses. Participation in employee benefit plans offered to other senior executives. Up to $4,000 annually for financial planning services.

Paul Stone
	$550,000	100% of Annual Base Salary.	$600,000 target value of annual equity award grants.
$200,000 one-time sign-on bonus paid in 2018. Company vehicle for personal and professional use. Reimbursement of relocation expenses. Participation in employee benefit plans offered to other senior executives. Up to $4,000 annually for financial planning services.

Murali Kuppuswamy
	$515,000	60% of Annual Base Salary. Payout of no less than 50% of Target Annual Bonus for 2018.	$1,000,000 target value of annual equity award grants.
Company vehicle for personal and professional use. Reimbursement of relocation expenses. Participation in employee benefit plans offered to other senior executives. Up to $4,000 annually for financial planning services.

Jodi Allen(4)
	$515,000	60% of Annual Base Salary. Payout of no less than 50% of Target Annual Bonus for 2018.	$600,000 target value of annual equity award grants.
Company vehicle for personal and professional use. Reimbursement of relocation expenses. Participation in employee benefit plans offered to other senior executives. Up to $4,000 annually for financial planning services.

65	Hertz Global Holdings, Inc. 2019 Proxy Statement

Severance Plan and Employment, Separation and Change in Control Agreements

Executive Officer	Annual Base Salary	Target Annual Bonus	Equity Awards	Other Compensation and Benefits
Robin Kramer(5)
	$500,000	55% of Annual Base Salary. Payout of no less than 100% of Target Annual Bonus for 2018.	At the discretion of the Compensation Committee.
Contingent on continued employment through September 30, 2018 and March 31, 2019 ("vesting dates"), a cash retention award of $500,000, payable in two equal installments of $250,000 on each vesting date. Company vehicle for personal and professional use. Reimbursement of relocation expenses. Participation in employee benefit plans offered to other senior executives.

(1)	Ms. Marinello’s employment agreement is filed as exhibit 10.1 to the Form 8-K/A the Company filed on March 7, 2017.

(2)
Mr. Jackson's employment arrangement is filed as exhibit 10.1 to the Form 8-K the Company filed on August 20, 2018. The employment arrangement was modified by increasing the 30-day cash award from $704,000 to $1,029,000, which was disclosed in the Form 8-K the Company filed on August 31, 2018.

(3)
Mr. Jackson's Restricted Stock Units vest one-third per year on the anniversary of the grant date assuming continued employment. Mr. Jackson's Performance Stock Units vest on the third anniversary of the grant date assuming continued employment and subject to the attainment of applicable performance metrics.

(4)
Ms. Allen's stock options vest on the third anniversary of the grant date and have a seven year term assuming continued employment. Ms. Allen's Restricted Stock Units vest one-third per year on the anniversary of the grant date assuming continued employment.

(5)
Pursuant to the Kramer Retention Agreement, Ms. Kramer was paid a retention bonus of $250,000 in September 2018 and forfeited any right to payment of the remaining balance of her retention bonus as a result of her resignation from the Company.

(6)	Other than with respect to Mr. Jackson's 2018 equity awards, all actual equity awards are subject to the discretion of the Compensation Committee.

Separation Agreements. We have entered into separation agreements with Messrs. Taride, Kennedy and Best that provide for the termination dates, basis of termination, cash payments, vesting of equity awards and other benefits set forth below.

Officer and Termination Date	Basis of Termination	Cash Payments	Vesting of Equity Awards	Other
Michel Taride(1) March 31, 2019	“Qualifying Termination” under Severance Plan for Senior Executives.	£1,126,443, payable through (i) a one-time payment of £326,627 and (ii) 23 equal monthly installments of £34,774.60.	All equity awards that remained unvested as of the termination date were forfeited.
Continued medical, dental and accident insurance for the 24-month period following the termination date. Up to $25,000 to cover the cost of any outplacement services by a professional provider for the 12-month period following the Separation Date. Use of a car from the Company until age 80 and eligibility for a retiree car rental discount. Monthly pension pursuant to the Hertz UK 1972 Pension Plan and the Hertz Supplementary Pension Plan.

Thomas Kennedy(2) August 20, 2018
$1,635,000, payable in equal installments over the 18-month period following termination. Eligible for pro-rated 2018 bonus based on the number of days employed by the Company in 2018 and based on actual performance.

Continued health and welfare insurance benefits for the 18-month period following the termination date or the date on which the former executive officer becomes eligible for comparable health and welfare benefits through a new employer, whichever is earlier. In lieu of outplacement benefits, $25,000 in cash following the termination date. Reimbursement for legal fees associated with the negotiation of the separation agreement.

Tyler Best(3) April 19, 2018
$1,290,000, payable in equal installments over the 18-month period following termination. Eligible for pro-rated 2018 bonus based on the number of days employed by the Company in 2018 and based on actual performance.

(1)	The Taride Separation Agreement is filed as exhibit 10.1 to the Form 8-K the Company filed on March 7, 2019.

(2)	Mr. Kennedy's separation agreement is filed as exhibit 10.1 to the Form 8-K the Company filed on August 31, 2018.

(3)	Ms. Best's separation agreement is filed as exhibit 10.1 to the Form 8-K the Company filed on May 9, 2018.

66	Hertz Global Holdings, Inc. 2019 Proxy Statement

Severance Plan and Employment, Separation and Change in Control Agreements

Ms. Kramer did not enter into a separation agreement with the Company. As a result of her voluntary resignation from the Company, Ms. Kramer is not entitled to any post-termination compensation, forfeited her right to an EICP award for 2018 and forfeited all of her unvested equity awards.

Change in Control Agreement. Ms. Marinello has entered into a Change in Control Agreement. Payments and benefits under the Change in Control Agreement are "double-trigger", which means they are paid only if (i) there is a change in control of the Company and (ii) Ms. Marinello is terminated by us without “cause” or Ms. Marinello resigns for “good reason,” in either case, within two years following the change in control. If this occurs Ms. Marinello will be entitled to the following payments and benefits:

Termination Event following Change of Control(1)	Benefits under Change in Control Agreement
Death, Disability, Retirement, by Executive without Good Reason or by Company with Cause(2)	None
Involuntary Termination without Cause or Resignation for Good Reason
Unpaid Salary and Bonus.  Lump sum cash payment equal to (i) the executive’s annual base salary earned but not paid through the date of termination, (ii) pro-rated annual bonus at target level calculated through the executive’s date of termination and (iii) all other amounts to which the executive is entitled under any compensation plan applicable to the executive, payable within 30 days of the executive’s termination.

Severance Multiple.  Lump sum cash payment equal to a multiple of 2.5 (the “severance multiple”) of the sum of the executive’s annual base salary in effect immediately prior to the termination and the average actual bonuses paid to the executive for the three years prior to the year in which the termination occurs, or, for executives without a three-year bonus history, by reference to target levels.(3)

Other Benefits.  Continuation of all life, medical, dental and other welfare benefit plans (other than disability plans) until the earlier of the end of a number of years following the executive’s termination of employment equal to the severance multiple and the date on which the executive becomes eligible to participate in welfare plans of another employer.

Outplacement. Within the period from the date of the executive’s termination through the end of the year following the date of termination, outplacement assistance up to a maximum of $25,000.

(1)	Ms. Marinello’s Change in Control Agreement is filed as exhibit 10.2 to the Form 8-K/A the Company filed on March 7, 2017.

(2)	As those terms are defined in the Change in Control Agreement.

(3)	The Change in Control Agreement provides for a reduction in change in control payments to the extent a reduction would place Ms. Marinello in a more favorable after-tax position.

The foregoing payments and benefits would be in lieu of any other payments and benefits to be made in connection with Ms. Marinello’s termination of employment while the agreement is in effect. Ms. Marinello would be required to execute a general release of claims to receive the foregoing severance payments and benefits.

The Change in Control Agreement does not contain tax gross-up provisions on any golden parachute excise tax.

The Change in Control Agreement also contains a confidentiality covenant that extends indefinitely following the executive’s termination of employment and non-competition and non-solicitation covenants that extend for 12 months following the executive’s termination of employment. In the event that the executive breaches these covenants, the Company is entitled to stop making payments to the executive and seek injunctive relief in certain circumstances.

The Change in Control Agreement will continue to automatically renew for one-year extensions unless we give 15-months’ notice of termination of the agreement. In the event of a change in control during the term of the Change in Control Agreement, the agreement will remain in effect for two years following the change in control.

67	Hertz Global Holdings, Inc. 2019 Proxy Statement

Severance Plan and Employment, Separation and Change in Control Agreements

Treatment of EICP Payments and Equity Compensation upon a Termination or a Change in Control. The following chart generally summarizes the treatment of EICP payments and equity compensation for each of our NEOs under the Senior Executive Bonus Plan and the awards outstanding under the Existing Plan as of December 31, 2018.

Award	Death or Disability(1)	Voluntary	Retirement(1)	For Cause(1)	Without Cause(1)	Change In Control If Not Assumed/ Substituted(1)(2)
EICP	Forfeit(3)	Forfeit(3)	Forfeit(3)	Forfeit(3)	Pro-rata(4)	Pro-rata
Options	Unvested vest	Forfeit unvested	Forfeit unvested	Forfeit all	Forfeit unvested	Unvested vest
PSUs and Performance Shares	Pro-rata	Forfeit unvested	Forfeit unvested(5)	Forfeit unvested	Forfeit unvested	Unvested vest
RSUs and Restricted Shares	Pro-rata	Forfeit unvested	Forfeit unvested(5)	Forfeit unvested	Forfeit unvested	Unvested vest
Other Outstanding Awards	Unvested vest	Forfeit unvested	Pro-rata	Forfeit unvested	Forfeit unvested	Unvested vest

(1)	As those terms are defined in the Existing Plan.

(2)
The terms of the Existing Plan contain “double-trigger” provisions in the event of a change in control. If equity awards are exchanged for or replaced by a substitute award, then the awards will not automatically vest upon a change in control. However, if a change in control occurs and the awards are not exchanged or replaced, all options shall immediately become exercisable, the restriction period on all Restricted Shares and RSUs shall lapse immediately prior to such change in control and outstanding Performance Shares and PSUs issued to our NEOs generally vest.

(3)	Assumes that employment ends prior to the end of the fiscal year of the Company under the Senior Executive Bonus Plan.

(4)	Amount is payable under the Severance Plan for Senior Executives.

(5)	The Compensation Committee has the discretion to authorize that the participant retain a pro-rata share of unvested equity awards.

CEO PAY RATIO

To determine the median 2018 annual total compensation of all of our employees other than our CEO (the "Median 2018 Employee Compensation"), we elected to use the same median employee from our pay ratio determination in our 2018 proxy statement (the “2017 Median Employee”), which used annual taxable income as our compensation measure. We used the 2017 Median Employee in this pay ratio determination because there have been no changes to our employee population or employee compensation arrangements that we believe would result in a significant change to our pay ratio disclosure.

We used the 2017 Median Employee's 2018 annual total compensation as the Median 2018 Employee Compensation. We calculated the Median 2018 Employee Compensation using the same methodology used for calculating the annual total compensation of our NEOs described in the Summary Compensation Table above.

2018 annual total compensation of our CEO ("2018 CEO Compensation") was $8,005,121, Median 2018 Employee Compensation was $33,278 and the ratio of 2018 CEO Compensation to Median 2018 Employee Compensation is 241 to 1.

68	Hertz Global Holdings, Inc. 2019 Proxy Statement

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth information as of April 1, 2019, unless another date is specified below, with respect to the ownership of our common stock by:

●	Each person known to own beneficially more than 5% of our common stock;

●	Each of the directors or director nominees of the Company;

●	Each of the executive officers named in the Summary Compensation Table; and

●	All of the Company’s executive officers and directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. As of April 1, 2019, we had 84,113,036 shares of our common stock outstanding.

Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to the knowledge of the Company, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each individual listed below is c/o Hertz Global Holdings, Inc., 8501 Williams Road, Estero, FL 33928.

Name and Address of Beneficial Owner	Shares Beneficially Owned
	Number	Percent
Carl Icahn(1)	24,263,869	28.85%
Dimensional Fund Advisors LP(2)	7,114,841	8.46%
PAR Investment Partners, L.P.(3)	5,888,576	7.00%
Gamco Investors, Inc.(4)	5,675,912	6.75%
The Vanguard Group(5)	4,878,269	5.80%
D.E. Shaw Galvanic Portfolios, LLC(6)	4,319,210	5.14%
Renaissance Technologies, LLC(7)	4,248,548	5.05%
Glenview Capital Management, LLC(8)	4,206,672	5.00%
David Barnes	24,605	**
SungHwan Cho	20,837	**
Vincent Intrieri(10)	50,403	**
Henry Keizer(11)	51,578	**
Kathryn Marinello	48,021	**
Anindita Mukherjee	9,988	**
Daniel Ninivaggi(10)	31,668	**
Kevin Sheehan	14,458	**
Jamere Jackson	—	**
Paul Stone	—	**
Murali Kuppuswamy	4,904	**
Jodi Allen	6,066	**
Michel Taride(12)	101,145	**

69	Hertz Global Holdings, Inc. 2019 Proxy Statement

Ownership of Our Common Stock

Robin Kramer(12)	17,834	**
Thomas Kennedy(12)	118,976	**
Tyler Best(12)	68,670	**
All directors and executive officers as a group(9)	262,528	**
 **Less than 1%.

(1)
Represents shares held by the following group of entities associated with Mr. Carl C. Icahn: High River Limited Partnership (“High River”), Hopper Investments LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”) and Beckton Corp. (“Beckton”). The principal business address of each of (i) High River, Hopper, Barberry, Icahn Offshore, Icahn Partners, Icahn Master, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue — Suite 1210, White Plains, NY 10601, and (ii) Carl Icahn is c/o Icahn Associates Holding LLC, 767 Fifth Avenue, 47th Floor, New York, NY 10153. Each of Hopper, Barberry and Carl Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the shares which High River directly beneficially owns. Each of Hopper, Barberry and Carl Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Carl Icahn, by virtue of their relationships to Icahn Master, may be deemed to indirectly beneficially own the shares which Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Carl Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Carl Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the Shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Carl Icahn disclaims beneficial ownership of such shares for all other purposes. The immediately preceding information in this footnote is based solely on the Schedule 13D/A filed with the SEC on March 5, 2019 by Carl Icahn and entities associated with Carl Icahn.

(2)
A report on Schedule 13G/A, filed February 8, 2019, disclosed that Dimensional Fund Advisors LP, an investment adviser, was the beneficial owner of 7,114,841 shares of common stock as of December 31, 2018. Dimensional Fund Advisors LP has reported that it has (i) sole power to vote or direct the vote of 6,951,610 shares of common stock, (ii) sole power to dispose of or direct the disposition of 7,114,841 shares of common stock, (iii) shared power to vote or direct the vote of 0 shares of common stock and (iv) shared power to dispose of or to direct the disposition of 0 shares of common stock. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746. All information regarding Dimensional Fund Advisors LP is based on that entity’s report on Schedule 13G/A, filed with the SEC on February 8, 2019.

(3)
A report on Schedule 13G/A, filed February 14, 2019, disclosed that PAR Investment Partners, L.P., an investment adviser, and its affiliates were the beneficial owner of 5,888,576 shares of common stock as of December 31, 2018. PAR Investment Partners, L.P. has reported that it has (i) sole power to vote or direct the vote of 5,888,576 shares of common stock, (ii) sole power to dispose of or direct the disposition of 5,888,576 shares of common stock, (iii) shared power to vote or direct the vote of 0 shares of common stock and (iv) shared power to dispose of or to direct the disposition of 0 shares of common stock. The address of PAR Investment Partners, L.P. is 200 Clarendon Street, Floor 48, Boston, MA 02116. All information regarding PAR Investment Partners, L.P. is based on that entity’s report on Schedule 13G/A, filed with the SEC on February 14, 2019.

(4)
A report on Schedule 13F filed February 14, 2018, disclosed that GAMCO Investors, Inc., public company listed on the New York Stock Exchange, and its affiliates were the beneficial owner of 5,675,912 shares of common stock as of December 31, 2018. GAMCO Investors, Inc. and certain of its affiliates have indirect power to vote or direct the vote of and sole power to dispose of or direct the disposition of 5,165,012 shares of common stock. The address of GAMCO Investors, Inc. is One Corporate Center, Rye, New York 10580. All information regarding GAMCO Investors, Inc. is based on that entity’s report on Schedule 13D/A filed with the SEC on May 24, 2017 and Schedule 13F filed with the SEC on January 30, 2019.

(5)
A report on Schedule 13G/A, filed February 12, 2019, disclosed that The Vanguard Group, an investment adviser, was the beneficial owner of 4,878,269 shares of common stock as of December 31, 2018. The Vanguard Group has reported that it has (i) sole power to vote or direct the vote of 54,004 shares of common stock, (ii) sole power to dispose of or direct the disposition of 4,821,938 shares of common stock, (iii) shared power to vote or direct the vote of 8,466 shares of common stock and (iv) shared power to dispose of or to direct the disposition of 56,331 shares of common stock. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. All information regarding The Vanguard Group is based on that entity’s report on Schedule 13G, filed with the SEC on February 12, 2019.

(6)
A report on Schedule 13G/A, filed February 14, 2019, disclosed that D.E. Shaw Galvanic Portfolios, LLC, an investment advisor, and its affiliates were the beneficial owner of 4,319,210 shares of common stock as of December 31, 2018. D.E. Shaw Galvanic Portfolios, LLC has reported that it has (i) sole power to vote or direct the vote of 0 shares of common stock, (ii) sole power to dispose of or direct the disposition of 0 shares of common stock, (iii) shared power to vote or direct the vote of 4,319,210 shares of common stock and (iv) shared power to dispose of or to direct the disposition of 4,319,210 shares of common stock. The address of D.E. Shaw Galvanic Portfolios, LLC is 1166 Avenue of the Americas, 9th Floor, New York, NY 10036. All information regarding D.E. Shaw Galvanic Portfolios, LLC is based on that entity’s report on Schedule 13G/A, filed with the SEC on February 14, 2019.

(7)
A report on Schedule 13G, filed February 12, 2019, disclosed that Renaissance Technologies LLC, an investment adviser, and its affiliates were the beneficial owner of 4,248,548 shares of common stock as of December 31, 2018. Renaissance Technologies LLC has reported that it has (i) sole power to vote or direct the vote of 4,165,618 shares of common stock, (ii) sole power to dispose of or direct the disposition of 4,165,618 shares of common stock, (iii) shared power to vote or direct the vote of 0 shares of common stock and (iv) shared power to dispose of or to direct the disposition of 82,930 shares of common stock. The address of Renaissance Technologies LLC is 800 Third Avenue, New York, NY 10022. All information regarding Renaissance Technologies LLC is based on that entity’s report on Schedule 13G, filed with the SEC on February 12, 2019.

(8)
A report on Schedule 13G/A, filed February 14, 2019, disclosed that Glenview Capital Management, LLC, an investment advisor, and its affiliates were the beneficial owner of 4,206,672 shares of common stock as of December 31, 2018. Glenview Capital Management, LLC has reported that it has (i) sole power to vote or direct the vote of 0 shares of common stock, (ii) sole power to dispose of or direct the disposition of 0 shares of common stock, (iii) shared power to vote or direct the vote of 4,206,672 shares of common stock and (iv) shared power to dispose of or to direct the disposition of 4,206,672 shares of common stock. The address of Glenview Capital Management, LLC is 767 Fifth Avenue,

70	Hertz Global Holdings, Inc. 2019 Proxy Statement

Ownership of Our Common Stock

44th Floor, New York, New York 10153. All information regarding Glenview Capital Management, LLC is based on that entity’s report on Schedule 13G/A, filed with the SEC on February 14, 2019.

(9)
Includes employee and/or director stock options held directly by the beneficial owner that are currently exercisable or that will become exercisable within sixty days; and phantom shares issued under the Director Compensation Policy.

(10)	Includes the following phantom shares issued under the Director Compensation Policy: (i) 20,707 for Mr. Intrieri; and (ii) 4,680 for Mr. Ninivaggi.

(11)	Mr. Keizer’s shares are jointly held with his wife.

(12)
The amounts reported for (i) Mr. Taride are as of effective date of separation under the Taride Separation Agreement, March 31, 2019, (ii) Ms. Kramer are as of the last date of her employment, November 16, 2018, (iii) Mr. Kennedy are as of the last date of his employment, August 20, 2018, and (iv) Mr. Best are as of the last date of her employment, April 20, 2018. Includes the following stock options: (i) for Mr. Taride 46,713, (ii) for Ms. Kramer 11,772, (iii) for Mr. Kennedy 63,600 and (iv) for Mr. Best 65,465.

Compensation Committee Interlocks and Insider Participation. During 2018, Messrs. Barnes, Cho and Ninivaggi and Mses. Everson and Mukherjee served as members of our Compensation Committee. None of these individuals: (i) served as an officer or employee of the Company during 2018 or (ii) was formerly an officer of the Company.

During the year 2018: (i) none of our executive officers served as a member of a compensation committee (or other body performing a similar role) of another entity, any of whose executive officers served on our Compensation Committee; (ii) none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee; and (iii) none of our executive officers served as a member of the compensation committee (or other body performing a similar role) of another entity, any of whose executive officers served as one of our directors.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires that our directors, officers and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the SEC. These persons are required to provide us with copies of all such filed forms. Based solely on our review of reports filed by the Company’s directors, executive officers and beneficial holders of 10% or more of our outstanding shares, and upon representations from those persons, the Company believes that all reports required to be filed by the Company’s reporting persons during fiscal year 2018 were timely filed, with the exception of late Form 4 filings by each of Jodi Allen (one transaction), Tyler Best (three transactions) and Paul Stone (two transactions). The late filings were due to inadvertent administrative errors by the Company.

71	Hertz Global Holdings, Inc. 2019 Proxy Statement

PROXY PROCEDURES AND INFORMATION ABOUT THE ANNUAL MEETING

Stockholders Entitled to Vote at the Annual Meeting

Our Board has established the record date for the 2019 Annual Meeting as April 1, 2019. Only holders of record of the Company’s common stock at the close of business on the record date are entitled to receive the Notice and vote at the 2019 Annual Meeting. On April 1, 2019, the Company had 84,113,036 shares of common stock outstanding.

Voting Procedures

If you are a stockholder of record, you may vote as set forth in the Notice, or as follows:

●	Voting by Internet: Follow the instructions on www.proxyvote.com.

●	Voting by Telephone: Call 1-800-690-6903 and follow the instructions provided by the recorded message.

●	Voting by Mail: If you receive a paper copy of the proxy materials, you may vote your shares by completing, signing, dating and returning the proxy card included in the printed proxy materials.

●	Voting in Person: See the procedures for voting in person below.

Your vote will be cast in accordance with the instructions authorized by Internet or telephone or included on a properly signed and dated proxy card, as applicable. We must receive your vote, either by Internet, telephone or proxy card, by 11:59 PM (Eastern Time) on Thursday, May 23, 2019, the day before the 2019 Annual Meeting, for your vote to be counted.

Procedures for Attending and Voting at the 2019 Annual Meeting

For those stockholders who wish to attend the 2019 Annual Meeting, you will need the following:

●	Admission ticket in your proxy materials;

●	Photo identification; and

●	Proof of stock ownership.

Please note that no cameras or recording devices are allowed at the 2019 Annual Meeting. Seating for the 2019 Annual Meeting starts at 10:00 AM (Eastern Time) and the 2019 Annual Meeting will start at 10:30 AM (Eastern Time).

If you hold your shares through a broker or bank, you will need the proxy from your bank or broker in order to vote your shares at the meeting. Please obtain such materials from your broker or bank.

Notice of Internet Availability of Proxy Materials

We are permitted to furnish proxy materials, including this proxy statement and our 2018 Annual Report, to our stockholders by providing access to such documents on the Internet at www.proxyvote.com instead of mailing printed copies. Our stockholders will not receive printed copies of the proxy materials unless they are requested.

Instead, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. It will also instruct you as to how you may submit your proxy on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. If you receive more than one Notice, it generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions for each Notice you receive.

Voting Options; Quorum

The Board recommends a vote “FOR” proposals 1, 2, 3 and 4. Below is a summary of the vote required for adoption of each proposal and the respective effect of abstentions and broker non-votes. For more detailed information, see each respective proposal.

72	Hertz Global Holdings, Inc. 2019 Proxy Statement

Proxy Procedures and Information About the Annual Meeting

Proposal	Vote Required for Adoption	Effect of Abstentions	Effect of Broker Non-Votes
Election of Directors	Majority of shares cast	No effect	No effect
Amendment and Restatement of Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan	Majority of shares present	Vote "against"	No effect
Ratification of Ernst & Young LLP	Majority of shares present	Vote “against”	N/A
Advisory Vote on Executive Compensation	Majority of shares present	Vote “against”	No effect
The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the 2019 Annual Meeting constitutes a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee, such as a broker holding shares in “street name” for a beneficial owner, does not vote on a proposal because that nominee does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner.

If you are a holder of shares held in street name, and you would like to instruct your broker how to vote your shares, you should follow the directions provided by your broker. Under NYSE rules, your broker is permitted to vote on Proposal 3 even if it does not receive instructions from you. However, under NYSE rules, your broker does not have discretion to vote on any other proposal if it does not receive instructions from you.

Each share of common stock is entitled to one vote and stockholders do not have the right to cumulate their votes for the election of directors. Unless a stockholder gives instructions to the contrary, proxies will be voted in accordance with the Board’s recommendations.

Revocation of Proxies

Even if you voted by telephone or on the Internet, or if you requested paper proxy materials and signed the proxy card, you may revoke your proxy before it is voted at the 2019 Annual Meeting by delivering a signed revocation letter to M. David Galainena, Executive Vice President, General Counsel and Secretary. You may also revoke your proxy by submitting a new proxy dated later than your first proxy, or by a later-dated vote by telephone or on the Internet. If you are attending in person and have previously mailed your proxy card, you may revoke your proxy and vote in person at the 2019 Annual Meeting. Your attendance at the 2019 Annual Meeting will not by itself revoke your proxy. If you are a holder of shares held in street name by your broker and you have previously directed your broker to vote your shares, you should instruct your broker to change or revoke your vote if you wish to do so. If you are a holder of shares held in street name by your broker and wish to cast your vote in person at the 2019 Annual Meeting, you should obtain a proxy to vote your shares from your broker.

Solicitation of Proxies

Proxies may be solicited on behalf of our Board by mail or telephone, on the Internet or in person, and Hertz will pay the solicitation costs on behalf of the Company. We have retained Alliance Advisors (“Alliance”), 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003, to aid in the solicitation process. For these and related advisory services, we will pay Alliance a fee of approximately $18,000 and reimburse them for certain out-of-pocket disbursements and expenses. The Notice will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and Hertz will reimburse those record holders for their reasonable expenses on behalf of the Company.

Broadridge Financial Solutions, Inc. has been retained by Hertz to facilitate the distribution of proxy materials at a customary fee plus distribution costs and other costs and expenses.

Additional Information
The 2018 Annual Report is filed with the SEC and may also be obtained via a link posted on the “Investor Relations” portion of our website, www.hertz.com. Copies of the 2018 Annual Report, or any exhibits thereto, will be sent within a reasonable time without charge upon written request to Hertz Global Holdings, Inc., 8501 Williams Road, Estero, Florida 33928, Attention: Corporate Secretary.

Other Business
Our Board is not aware of any other matters to be presented at the 2019 Annual Meeting. If any other matter proper for action at the meeting is properly presented, the holders of the accompanying proxy will have discretion to vote the

73	Hertz Global Holdings, Inc. 2019 Proxy Statement

Proxy Procedures and Information About the Annual Meeting

shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
We have sent or are sending the Notice, which indicates that that our proxy materials and 2018 Annual Report will be made available on the Internet at www.proxyvote.com. If you wish to receive paper or e-mail copies of any of these materials, please follow the instructions on your Notice.

Proposals for 2020 Annual Meeting of Stockholders
The Company will review for inclusion in next year’s proxy statement stockholder proposals received by December 12, 2019. Such proposals must satisfy all applicable requirements of Rule 14a-8 of the Securities Exchange Act and should be sent to M. David Galainena, Executive Vice President, General Counsel and Secretary of the Company at 8501 Williams Road, Estero, Florida 33928.

Stockholder proposals, including nominations for directors, not included in next year’s proxy statement may be brought before the 2020 annual meeting by a stockholder of the Company who is entitled to vote at the meeting, who has given a written notice to the Executive Vice President, General Counsel and Secretary of the Company containing certain information specified in the By-laws and who was a stockholder of record at the time such notice was given. To be timely for our 2020 annual meeting, such notice must be delivered to or mailed and received at the address in the preceding paragraph no earlier than January 25, 2020, and no later than February 24, 2020, except that if the 2020 annual meeting is held before April 24, 2020 or after August 2, 2020, such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the date of such annual meeting and not later than the close of business on the later of (i) the ninetieth day prior to the date of such annual meeting or (ii) the tenth day following the day on which a public announcement of the date of such annual meeting is first made.

Our By-laws require that stockholder recommendations for nominees to the Board must include, among other things, the name of the nominee or nominees, information regarding the nominee or nominees that would be required to be included in a proxy statement for the election of directors and a consent signed by the nominee or nominees evidencing consent to be named in the proxy statement and willingness to serve on the Board, if elected. Stockholders who intend to submit nominations to the Board must comply with all provisions of our By-laws and provide timely written notice thereof.

2018 Annual Report
The 2018 Annual Report is being made available on or about April 10, 2019 to persons who were stockholders of record as of April 1, 2019, the record date for the 2019 Annual Meeting. These materials do not form part of the material for the solicitation of proxies.

By order of the Board,

Executive Vice President,
General Counsel and Secretary
Estero, Florida
April 5, 2019

74	Hertz Global Holdings, Inc. 2019 Proxy Statement

ANNEX A - NON-GAAP MEASURES

Definitions of non-GAAP measures used in this proxy statement are set forth below. Also set forth below is a summary of the reasons why management of the Company believes that the presentation of the non-GAAP financial measures included in this proxy statement provide useful information regarding the Company's financial condition and results of operations and additional purposes for which management of the Company utilizes the non-GAAP measures. Non-GAAP measures should not be considered in isolation and should not be considered superior to, or a substitute for, financial measures calculated in accordance with GAAP.

●
Adjusted Corporate EBITDA, as presented herein, represents Corporate EBITDA as adjusted for income or loss attributable to noncontrolling interests and certain other miscellaneous or non-recurring items, as described in more detail in the accompanying reconciliation that follows.

●
Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues and is used by the Compensation Committee to determine certain executive compensation, primarily in the form of PSUs.

●
Adjusted Pre-tax Income (Loss) is calculated as income (loss) before income taxes plus non-cash acquisition accounting charges, debt-related charges relating to the amortization and write-off of debt financing costs and debt discounts and premiums, goodwill, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs, net income or loss attributable to noncontrolling interests and certain other miscellaneous or non-recurring items. Adjusted Pre-tax Income (Loss) is important to management because it allows management to assess operational performance of the Company's business, exclusive of the items mentioned above. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally. When evaluating the Company's operating performance, investors should not consider Adjusted Pre-tax Income (Loss) in isolation of, or as a substitute for, measures of the Company's financial performance, such as net income (loss) or income (loss) before income taxes.

●
Adjusted Net Income (Loss) is calculated as Adjusted Pre-tax Income (Loss) less a provision for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Adjusted Net Income (Loss) is important to management and investors because it represents the Company's operational performance exclusive of the effects of purchase accounting, debt-related charges, net income or loss attributable to noncontrolling interests and certain other miscellaneous or non-recurring items that are not operational in nature or comparable to those of the Company's competitors.

●	Corporate EBITDA, as presented herein, represents Gross EBITDA as adjusted for vehicle debt interest, vehicle depreciation and vehicle debt-related charges.

●	Gross EBITDA is defined as net income (loss) before net interest expense, income taxes and depreciation (which includes lease charges on revenue earning vehicles) and amortization.

Management uses Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, Gross EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, direct vehicle and operating expenses and selling, general and administrative expenses, which enables management and investors to evaluate the Company's business segments that are financed differently and have different depreciation characteristics and compare the Company's performance against companies with different capital structures and depreciation policies. We also present Adjusted Corporate EBITDA as a supplemental measure because such information is utilized in the determination of certain executive compensation as set forth in this proxy statement.

75	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex A - Non-GAAP Measures

Gross EBITDA, Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin are not recognized measurements under GAAP. When evaluating the Company's operating performance, investors should not consider Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA in isolation of, or as a substitute for, measures of the Company's financial performance as determined in accordance with GAAP, such as net income (loss) or income (loss) before income taxes.

The following table reconciles net income (loss), the most comparable GAAP measure, to Gross EBITDA, Corporate EBITDA, Adjusted Corporate EBITDA, Adjusted Pre-Tax Income (Loss) and Adjusted Net Income (Loss).

Reconciliation of Net Income (Loss) to Gross EBITDA, Corporate EBITDA, Adjusted Corporate EBITDA, Adjusted Pre-Tax Income (Loss) and Adjusted Net Income (Loss)
Unaudited

	Twelve Months Ended December 31, 2018					Twelve Months Ended December 31, 2017
(In millions, except per share data)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Net income (loss)					$(227)					$327
Income tax provision (benefit)					(30)					(902)
Income (loss) before income taxes	$185	$166	$83	$(691)	$(257)	$(171)	$185	$68	$(657)	$(575)
Depreciation and amortization	1,837	480	574	17	2,908	2,085	449	489	15	3,038
Interest, net of interest income	144	113	27	455	739	132	80	19	406	637
Gross EBITDA	$2,166	$759	$684	$(219)	$3,390	$2,046	$714	$576	$(236)	$3,100
Revenue earning vehicle depreciation and lease charges, net	(1,678)	(448)	(564)	—	(2,690)	(1,904)	(416)	(478)	—	(2,798)
Vehicle debt interest	(291)	(114)	(43)	—	(448)	(226)	(75)	(30)	—	(331)
Vehicle debt-related charges(a)	22	10	4	—	36	20	8	4	—	32
Loss on extinguishment of vehicle-related debt(b)	2	20	—	—	22	—	—	—	—	—
Corporate EBITDA	$221	$227	$81	$(219)	$310	$(64)	$231	$72	$(236)	$3
Non-cash stock-based compensation charges(c)(d)	—	1	—	13	14	—	—	—	19	19
Restructuring and restructuring related charges(e)	6	4	2	20	32	3	5	—	12	20
Impairment charges and asset write-downs(f)	—	—	—	—	—	86	—	—	32	118
Information technology and finance transformation costs(g)	—	1	—	97	98	1	—	—	67	68
Other items(h)	(1)	(2)	(1)	(17)	(21)	24	(1)	2	14	39
Adjusted Corporate EBITDA	$226	$231	$82	$(106)	$433	$50	$235	$74	$(92)	$267
Non-vehicle depreciation and amortization	(159)	(32)	(10)	(17)	(218)	(181)	(33)	(11)	(15)	(240)
Non-vehicle debt interest, net of interest income	147	1	16	(455)	(291)	94	(5)	11	(406)	(306)
Non-vehicle debt-related charges(a)	—	—	—	14	14	—	—	—	15	15
Loss on extinguishment of non-vehicle-related debt(b)	—	—	—	—	—	—	—	—	13	13
Non-cash stock-based compensation charges(c)(d)	—	(1)	—	(13)	(14)	—	—	—	(19)	(19)
Acquisition accounting(i)	50	5	6	1	62	50	6	6	—	62
Other(j)	(2)	—	—	(3)	(5)	—	—	—	(2)	(2)
Adjusted Pre-tax Income (Loss)(k)	$262	$204	$94	$(579)	$(19)	$13	$203	$80	$(506)	$(210)
Income tax (provision) benefit on Adjusted Pre-tax Income (Loss)(l)					5					78
Adjusted Net Income (Loss)					$(14)					$(132)

(a)	Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.

(b)
In 2018, primarily comprised of $20 million of early redemption premium and write-off of deferred financing costs associated with the redemption of the outstanding 4.375% European Vehicle Notes due January 2019. In 2017, comprised of $6 million of early redemption premium and write-off of deferred financing costs associated with the redemption of the outstanding 4.25% Senior Notes due April 2018 and $7 million write-off of deferred financing costs associated with the termination of commitments under the Senior RCF.

(c)	Stock-based compensation expense is an adjustment for purposes of calculating Adjusted Corporate EBITDA but not for calculating Adjusted Pre-tax Income (Loss).

(d)	For the twelve months ended December 31, 2017, excludes $2 million of stock-based compensation expenditures included in restructuring and restructuring related charges.

(e)
Represents charges incurred under restructuring actions as defined in U.S. GAAP, excluding impairments and asset write-downs, which are shown separately in the table. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives. Such costs include transition costs incurred in connection with business process outsourcing arrangements and incremental costs incurred to facilitate business process re-engineering initiatives that involve significant organization redesign and extensive operational process changes. Also includes consulting costs, legal fees, a net loss contingency of $13.6 million and other expenses related to the previously disclosed accounting review and investigation.

76	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex A - Non-GAAP Measures

(f)	In 2017, primarily represents an $86 million impairment of the Dollar Thrifty tradename and an impairment of $30 million related to an equity method investment.

(g)
Represents costs associated with the Company’s information technology and finance transformation programs, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes.

(h)
Represents miscellaneous or non-recurring items, and includes amounts attributable to noncontrolling interests. In 2018, also includes a $20 million gain on marketable securities and a $6 million legal settlement received in the second quarter related to an oil spill in the Gulf of Mexico in 2010. In 2017, also includes net expenses of $16 million resulting from hurricanes, partially offset by a $6 million gain on the sale of the Company's Brazil Operations and a $4 million return of capital from an equity method investment,and charges of $5 million relating to PLPD as a result of a terrorist event.

(i)	Represents incremental expense associated with amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.

(j)	Comprised of items, other than stock-based compensation, that are adjustments for purposes of calculating Adjusted Corporate EBITDA but not for calculating Adjusted Pre-tax Income (Loss).

(k)	Adjustments by caption to arrive at Adjusted Pre-tax Income (Loss) are as follows:

Increase (decrease) to expenses	Twelve Months Ended December 31,
(In millions)	2018	2017
Direct vehicle and operating	$(63)	$(93)
Selling, general and administrative	(127)	(99)
Interest expense, net:
Vehicle	(58)	(32)
Non-vehicle	(14)	(28)
Total interest expense, net	(72)	(60)
Intangible asset impairments	—	(86)
Other income (expense), net	26	(27)
Noncontrolling interests	(2)	—
Total adjustments	$(238)	$(365)

(l)	Derived utilizing a combined statutory rate of 25% and 37% for the annual periods ending December 31, 2018 and 2017, respectively, applied to the respective Adjusted Pre-tax Income (Loss).

Reconciliation of International Adjusted EBITDA
Unaudited

International Adjusted EBITDA is calculated as International Rental Car Adjusted Corporate EBITDA less Adjusted Corporate EBITDA for certain entities and adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. The calculation of International Adjusted EBITDA is shown below. See above for the reconciliation of International Rental Car Adjusted Corporate EBITDA to its most comparable GAAP measure.

(In millions)	Twelve Months Ended December 31, 2018
International Rental Car Adjusted Corporate EBITDA	$231
Less Adjusted Corporate EBITDA for certain entities	(13)
Foreign currency adjustment(1)	3
International Adjusted EBITDA	$221
(1)    Based on December 31, 2017 foreign currency exchange rates.

77	Hertz Global Holdings, Inc. 2019 Proxy Statement

ANNEX B - AMENDED AND RESTATED HERTZ GLOBAL HOLIDNGS, INC. 2016 OMNIBUS INCENTIVE PLAN

HERTZ GLOBAL HOLDINGS, INC.
2016 OMNIBUS INCENTIVE PLAN
(as amended and restated effective as of March 29, 2019, subject to approval of the stockholders on May 24, 2019)
ARTICLE I
ESTABLISHMENT, PURPOSES AND EFFECTIVE DATE

1.1Establishment. The Company has established the Plan to provide for the award of Options, Stock Appreciation Rights, Performance Stock, Performance Stock Units, Performance Units, Restricted Stock, Restricted Stock Units, Share Awards and Deferred Stock Units to eligible individuals.

1.2Effective Date. Whereas the Plan was approved by Former Parent, as the then sole stockholder of the Company, and by the Board, on May 18, 2016, and then re-approved by the stockholders of the Company on May 31, 2017. The amendment and restatement of the Plan provided herein is subject to approval by the stockholders as of May 24, 2019, the date of the 2019 Annual Meeting of Stockholders. If approved by the stockholders, the Plan, as amended and restated herein, shall be effective as of such date (the “Effective Date”).

1.3Distribution. The Company entered into a Separation and Distribution Agreement with Former Parent as of June 30, 2016 (the “Separation Agreement”), which provided for a “Distribution” (as defined in the Separation Agreement), by which Former Parent separated into two separate, publicly traded companies, the Company and Former Parent, as of such date. Until the Distribution, the Company was a wholly owned subsidiary of Former Parent.

1.4Purpose.

(a)Generally. The general purposes of the Plan are to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase shareholder value by (a) motivating superior performance by Participants, (b) providing Participants with an ownership interest in the Company, and (c) enabling the Company and the Subsidiaries to attract and retain the services of outstanding employees (or other individuals) upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

(b)Distribution Awards. In addition to the general purposes described in Section 1.4(a), this Plan was originally established to issue Awards in partial or full substitution for awards relating to common shares of Former Parent prior to the Distribution, in accordance with the terms of the Employee Matters Agreement.

ARTICLE II

DEFINITIONS

2.1 Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:
"Affiliate" means, with respect to any person, any other person controlled by, controlling or under common control with such person.
"Alternative Award" has the meaning given in Section 9.1.
"Award" means any Option, Stock Appreciation Right, Performance Stock, Performance Stock Unit, Performance Unit, Restricted Stock, Restricted Stock Unit, Share Award or Deferred Stock Unit granted pursuant to the Plan, including an Award combining two or more types in a single grant.

78	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

"Award Agreement" means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee pursuant to the Plan. The terms of any plan or guideline adopted by the Committee and applicable to an Award shall be deemed incorporated in and part of the related Award Agreement. The Committee may provide for the use of electronic, internet-based or other non-paper Award Agreements, and the use of electronic, internet-based or other non-paper means for the Participant’s acceptance of, or actions relating to, an Award Agreement unless otherwise expressly specified herein. In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.
"Business" has the meaning given in Section 5.5(a).
"Board" means the Board of Directors of the Company.
"Cause" means, except as otherwise defined in an Award Agreement or in another written employment or similar agreement between the Participant and the Company that specifically defines “Cause,” with respect to any Participant: (i) his or her failure to, neglect of or refusal to perform the Participant's material duties (unless resulting from Disability) after notice specifying the manner in which the Participant has not performed is delivered to the Participant; (ii) misconduct that has caused financial, reputational or other harm to the Company or any of its Subsidiaries; (iii) gross negligence, fraud or personal dishonesty in connection with the Participant’s employment; (iv) substantial abuse of alcohol, drugs, including prescription medication, or similar substances that impair the Participant's job performance; (v) material violation of any Company Policy or Code, or of any term of any agreement between the Participant and the Company; or (vi) conviction of or plea of guilty or nolo contendere to (a) a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, or any other kind of moral turpitude or (b) a felony charge or (c) on an equivalent charge to those in clauses (a) and (b) in jurisdictions which do not use those designations.  The Committee may retroactively deem a termination of a Participant’s employment to have been for “Cause” if circumstances constituting “Cause” existed prior to the date of termination, but become known to the Committee after the date of termination. A determination of whether “Cause” exists, and of the existence and relevance of any conduct, fact, or circumstance that may serve as the basis for a determination that “Cause” exists, shall be made in the sole discretion of the Committee.
"Change in Control" means, unless otherwise provided in an Award Agreement, the happening of any of the following events after the original effective date of the Plan:
(a)the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Exchange Act), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries, or any Permitted Holder, of 50% or more of the combined voting power of the Company's then outstanding voting securities; or

(b)within any 24-month period after the Distribution, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (b); or

(c)the merger or consolidation of the Company as a result of which persons who were owners of the voting securities of the Company immediately prior to such merger or consolidation, together with any Permitted Holder, do not immediately thereafter own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; or

(d)the approval by the Company's shareholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation a result of which persons who were stockholders of the Company immediately prior to such liquidation, together with any Permitted Holder, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event; or

(e)the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company or any Permitted Holder.

79	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

Notwithstanding the foregoing, (i) a "Change in Control" shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code, (ii) the Distribution did not constitute a “Change in Control” for the purposes of this Plan, and (iii) with respect to any Award that is subject to Section 409A of the Code, “Change in Control” shall have a meaning consistent with Section 1.409A-3(i)(5) of the U.S. Treasury Regulations.
"Change in Control Price" means the price per share on a fully diluted basis offered in conjunction with any transaction resulting in a Change in Control, as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash.
"Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
"Commission" means the Securities and Exchange Commission or any successor agency.
"Committee" means the Compensation Committee of the Board or, if applicable, the delegate of the Compensation Committee of the Board as permitted or required herein.
"Common Stock" means the common stock, par value $0.01 per share, of the Company and any other securities into which the Common Stock is changed or for which the Common Stock is exchanged.
"Company" means Hertz Global Holdings, Inc., a Delaware corporation, and any successor thereto.
"Covered Period" has the meaning given in Section 5.5.
"Deferred Annual Amount" has the meaning given in Section 8.1.
"Deferred Stock Unit" means a Participant's contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such stated number of shares of Common Stock, under the Plan at the end of a specified period of time.
"Disability" means, unless otherwise provided in an Award Agreement, a physical or mental disability or infirmity that prevents or is reasonably expected to prevent the performance of a Participant's employment-related duties for a period of six months or longer; provided, that (i) for purposes of Section 5.3(a) in respect of ISOs, the term "Disability" shall have the meaning assigned to the term "Permanent and Total Disability" by section 22(e)(3) of the Code (i.e., physical or mental disability or infirmity lasting not less than 12 months), and (ii) with respect to any Award that constitutes deferred compensation subject to section 409A of the Code, "Disability" shall have the meaning set forth in section 409A(a)(2)(c) of the Code. The Committee's reasoned and good faith judgment of Disability shall be final, binding and conclusive, and shall be based on such competent medical evidence as shall be presented to it by such Participant and/or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee. Notwithstanding the foregoing (but except in the case of ISOs and awards subject to section 409A of the Code), with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, "Disability" shall have the meaning, if any, specified in such Participant's employment agreement.
"Disaffiliation" means a Subsidiary or Affiliate of the Company ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.
"Distribution Award" means an Award that was issued under this Plan in accordance with the Employee Matters Agreement, in substitution of, or in accordance with, an outstanding award granted under a Former Parent Plan which was held by a Participant immediately before the Distribution.
"Distribution Participant" means, as of the Distribution, a current or former employee, officer or member of the board of directors of Former Parent or any of its subsidiaries, or any other person, who holds a stock option, performance stock unit, restricted stock unit or other award under a Former Parent Plan as of immediately prior to the Distribution.

80	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

"Dividend Equivalents" means an unfunded and unsecured promise to pay an amount equal to all or any portion of dividends and distributions paid by the Company with respect to the number of shares of Common Stock subject to an Award if such shares had been delivered pursuant to an Award.
"Eligible Individual" means any non-employee director, officer or employee of, or any natural person who is a consultant to, the Company or any Subsidiary.
"Employee Matters Agreement" means the Employee Matters Agreement entered into by and between the Company and Former Parent, as of June 30, 2016 ,setting forth certain rights and obligations of the parties in connection with the Distribution.
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.
"Executive Officer" means each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.
"Fair Market Value" means, unless otherwise defined in an Award Agreement, as of any date, the closing price of one share of Common Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time) on the date as of which such Fair Market Value is determined. If there are no Common Stock transactions reported on the New York Stock Exchange (or on such other exchange or system as described above) on such date, Fair Market Value shall mean the closing price for a share of Common Stock on the immediately preceding day on which Common Stock transactions were so reported. If there is no regular public trading market for the Common Stock, Fair Market Value shall be the fair market value of the Common Stock as determined in good faith by the Committee.
"Former Parent" means Herc Holdings Inc., a Delaware corporation, and any successor thereto.
"Former Parent Plan" means (i) the Herc Holdings Inc. 2008 Omnibus Incentive Plan, (ii) the Herc Holdings Inc. Stock Incentive Plan, and (iii) the Herc Holdings Inc. Director Stock Incentive Plan, each as in place as of the Distribution, or any similar or predecessor plan sponsored by Former Parent under which any awards remain outstanding as of the date immediately prior to the Distribution.
"Incumbent Director" means, with respect to any period of time specified under the Plan for purposes of determining a Change in Control, the persons who were members of the Board at the beginning of such period.
"ISOs" has the meaning given in Section 5.1(a).
"New Employer" means, as determined by the Committee in its sole discretion, a Participant’s employer immediately following a Change in Control, the Company, any successor to the Company, or the entity resulting from a spinoff from the Company, or the parent or a subsidiary of any such entities.
"NSOs" has the meaning given in Section 5.1(a).
"Option" means the right granted to a Participant pursuant to the Plan to purchase a stated number of shares of Common Stock at a stated price for a specified period of time.
"Option/SAR Financial Gain" has the meaning given in Section 5.5.
"Participant" means any Eligible Individual or prospective Eligible Individual designated by the Committee to receive an Award under the Plan. The term "Participant" shall also include a Distribution Participant; provided that a Distribution Participant who is not otherwise eligible to be a Participant pursuant to Section 3.1 may receive only Distribution Awards.

81	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

"Performance Period" means the period, as determined by the Committee, during which the performance of the Company, any Subsidiary, any business unit and any individual is measured to determine whether and the extent to which the applicable performance measures have been achieved.
"Performance Stock" means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the completion of the applicable Performance Period (or such portion of the applicable Performance Period as otherwise provided in Article VI or Article IX).
"Performance Stock Unit" means a Participant's contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such stated number of shares of Common Stock, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the completion of the applicable Performance Period (or such portion of the applicable Performance Period as otherwise provided in Article VI or Article IX).
"Performance Unit" means a Participant's contractual right to receive a cash-denominated award, payable in cash or shares of Common Stock or a combination thereof, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period (or such portion of the applicable Performance Period as otherwise provided in Article VI or Article IX).
"Performance-Based Financial Gain" has the meaning given in Section 6.7.
"Permitted Holder" means the Related Parties and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members.
"Permitted Transferee" has the meaning given in Section 11.1.
"Plan" means this Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan, as amended and restated herein, and as the same may be interpreted by the Committee and/or be amended from time to time.
"Principal" means Carl Icahn.
"Related Party" or "Related Parties" means (i) the Principal and his siblings, his and their respective spouses and descendants (including stepchildren and adopted children) and the spouses of such descendants (including stepchildren and adopted children) (collectively, the “Family Group”); (ii) any trust, estate, partnership, corporation, company, limited liability company or unincorporated association or organization (each an “Entity” and collectively “Entities”) controlled by (to be interpreted consistent with the definition of “Affiliate”) one or more members of the Family Group; (iii) any Entity over which one or more members of the Family Group, directly or indirectly, have rights that legally enable them to make or veto significant management decisions with respect to such Entity, whether pursuant to the constituent documents of such Entity, by contract, through representation on a board of directors or other governing body of such Entity or in any other manner (such rights hereinafter referred to as “Veto Power”); (iv) the estate of any member of the Family Group; (v) any trust created (in whole or in part) by any one or more members of the Family Group; (vi) any individual or Entity who receives an interest in any estate or trust listed in clauses (iv) or (v), to the extent of such interest; (vii) any trust or estate, substantially all the beneficiaries of which (other than charitable organizations or foundations) consist of one or more members of the Family Group; (viii) any organization described in Section 501(c) of the Code, over which any one or more members of the Family Group and the trusts and estates listed in clauses (iv), (v) and (vii) have direct or indirect Veto Power, or to which they are substantial contributors (as such term is defined in Section 507 of the Code); (ix) any organization described in Section 501(c) of the Code of which a member of the Family Group is an officer, director or trustee; or (x) any Entity, directly or indirectly (a) owned or controlled by (to be interpreted consistent with the definition of “Affiliate”) or (b) a majority of the economic interests

82	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

that are owned by, or are for or accrue to the benefit of, in either case, any Person or Persons identified in clauses (i) through (ix) above.
"Replacement Award" means an Award made to current or former employees, officers or directors of companies or businesses acquired by the Company to replace incentive awards and opportunities held by such persons prior to such acquisition.
"Restricted Stock" means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with the Plan.
"Restricted Stock Unit" means a Participant's contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such stated number of shares of Common Stock, under the Plan at the end of a specified period of time that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with the Plan.
"Restriction-Based Financial Gain" has the same meaning given in Section 7.6.
"Restriction Period" means (i) with respect to any Performance Stock, Performance Stock Unit Performance Unit, Restricted Stock or Restricted Stock Unit, the Restriction Period specified in the Award Agreement evidencing such Award, and (ii) with respect to any freestanding Deferred Stock Unit as to which the Committee has specified a Restriction Period in accordance with Section 8.4, the Restriction Period so specified.
"Retained Award" has the meaning given in Section 6.6(a).
"Retained Retirement Award" has the meaning given in Section 6.6(b).
"Retirement" means, except as otherwise defined in an Award Agreement, a Participant's retirement from active employment with the Company and any Subsidiary at or after such Participant attains age 65, or after such Participant attains age 55 and has provided, at minimum, ten years of service to the Company or any Subsidiary.
"Share Award" means an Award of unrestricted shares of Common Stock pursuant to Section 7.8 of the Plan.
"Stock Appreciation Right" means, with respect to shares of Common Stock, the right to receive a payment from the Company in cash and/or shares of Common Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over a specified base price fixed by the Committee on the grant date, multiplied by (ii) a stated number of shares of Common Stock.
"Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.
"Vesting Date" means (i) with respect to any Performance Stock, Performance Stock Unit, Performance Unit, Restricted Stock or Restricted Stock Unit, the expiration date of the applicable Restriction Period, and (ii) with respect to any Option or Stock Appreciation Right, the date such Award first becomes exercisable in accordance with the Plan and the Award Agreement evidencing such Award.
"Wrongful Conduct" has the meaning given in Section 5.5(c).
"Wrongful Conduct Period" has the meaning given in Section 5.5.

83	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

2.2Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.
ARTICLE III

POWERS OF THE COMMITTEE

3.1Eligibility and Participation. Subject to Section 11.22, Participants in the Plan shall be those Eligible Individuals designated by the Committee (or its delegate) to participate in the Plan.

3.2Power to Grant and Establish Terms of Awards. The Committee shall have the authority, subject to the terms of the Plan, to determine the Eligible Individuals to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all Awards including, but not limited to, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

3.3Administration. The Committee shall be responsible for the administration of the Plan. Any Awards granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee shall have authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan, shall, to the greatest extent permitted by law, be within its sole and absolute discretion and shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto. The Committee may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award hereunder. Subject to the requirements of applicable law and any applicable stock exchange listing requirements, the Board may take any actions that may be taken by the Committee hereunder.

3.4Delegation by the Committee. The Committee may delegate, subject to such terms or conditions or guidelines as it shall determine, to any officer or group of officers, or committee, director or group of directors of the Company (including to a subcommittee of members of the Compensation Committee or any other committee of the Board) or its affiliates any portion of its authority and powers under the Plan with respect to Participants who are not Executive Officers; provided, that any delegation to one or more officers of the Company shall be subject to applicable law. Only the Committee may select, grant, administer or exercise any other discretionary authority under the Plan in respect of Awards granted to such Participants who are Executive Officers. Notwithstanding the foregoing, with respect to any award intended to qualify for the exemption contained in Rule 16b-3 promulgated under the Exchange Act, the Committee (or any applicable committee or subcommittee which was delegated power by the Committee pursuant to this Plan) shall consist solely of two or more "non-employee directors" within the meaning of such Rule, or, in the alternative, of the entire Board.

3.5Participants Based Outside the United States. In order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States, (ii) establish sub-plans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any sub-plan established hereunder; provided, however, that the Committee may not make any sub-plan that (a) increases the limitations contained in Section 4.3, or (b) increases the number of shares available

84	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

under the Plan, as set forth in Section 4.1. Subject to the foregoing, the Committee may amend, modify, administer or terminate such sub‑plans, and prescribe, amend and rescind rules and regulations relating to such sub‑plans.

ARTICLE IV

STOCK SUBJECT TO PLAN

4.1Number. Subject to the provisions of this Article IV, the maximum number of shares of Common Stock available for Awards under the Plan shall not exceed 6,600,000 shares of Common Stock (all of which may be the subject of ISOs granted under the Plan) plus the number of shares awarded in connection with Distribution Awards made pursuant to Section 11.22; provided, however, that if the Company’s stockholders so approve the Plan at the 2019 Annual Meeting of Stockholders, the maximum number of shares of Common Stock available for Awards under the Plan shall not exceed 9,090,000 shares of Common Stock (the “Total Available Shares”) (all of which may be the subject of ISOs granted under the Plan) plus the number of shares awarded in connection with Distribution Awards made pursuant to Section 11.22. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose.

4.2Canceled, Terminated or Forfeited Awards, etc. Shares subject to any Award granted under the Plan (other than Replacement Awards and Distribution Awards) that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of Common Stock shall be available for grant under the Plan. Replacement Awards and Distribution Awards that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of Common Stock shall not be available for grant under the Plan. Without limiting the generality of Section 4.1 hereof, shares of Common Stock issued in connection with Awards that are assumed, converted or substituted pursuant to a Corporate Transaction, Adjustment Event or Change in Control (i.e., Alternative Awards), or issued in connection with Replacement Awards, shall not be counted against the maximum limitation specified in Section 4.1. For purposes of determining the number of shares of Common Stock subject to grant under this Section 4.2 or Section 4.1 above, on and after the Effective Date, the following shares of Common Stock shall not be added back to the Plan as shares available for grant under the Plan: (a) shares of Common Stock tendered by a Participant or withheld by the Company to pay the exercise price of any Options, (b) shares of Common Stock tendered by a Participant or withheld by the Company to satisfy any tax withholding obligations pursuant to Section 11.4, or (c) shares subject to Stock Appreciation Rights that are not issued on the stock settlement of the Stock Appreciation Rights. For purposes of this Article IV, if a Stock Appreciation Right is granted in tandem with an Option so that only one may be exercised with the other being surrendered on such exercise in accordance with Section 5.2(b), the number of shares subject to the tandem Option and Stock Appreciation Right award shall only be taken into account once (and not as to both Awards).

4.3Individual Award Limitations.

(a)Generally. Subject to the provisions of Sections 4.2 and 4.4, the following individual Award limits shall apply to Participants (excepting Participants who are non-employee directors of the Company):

(i)During any 36-month period, no Participant shall receive Options or Stock Appreciation Rights covering more than 1,000,000 shares of Common Stock;

(ii)During any 36-month period, no Participant shall receive any awards of Performance Stock or Performance Stock Units covering more than 1,000,000 shares of Common Stock; and

(iii)During any calendar year, the maximum dollar amount of cash which may be earned in connection with the grant of Performance Units may not exceed $7,500,000.

(b)Non-Employee Directors. With respect to Participants who are non-employee directors of the Company, no non-employee director shall receive in excess of $750,000 of compensation in any calendar year, determined by adding (i) all cash compensation paid to such non-employee director in such calendar year and (ii)  the fair market value of all Awards granted to such non-employee director in such calendar year, based on the fair market value of such Awards on the grant date (as determined in accordance with ASC 718 or successor provision).

85	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

(c)Notwithstanding the above, Distribution Awards made pursuant to Section 11.22 shall not count against the individual limits set forth above in Sections 4.3(a) and 4.3(b).

4.4Adjustment Provisions.

(a)In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate of the Company (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 4.1 and 4.3 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Common Stock or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(b)In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders (each, an “Adjustment Event”), the Committee shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 4.1 and 4.3 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Common Stock or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(c)In the case of Corporate Transactions, and subject to Article IX, such adjustments may include (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the shares of Common Stock subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate of the Company, or division or by the entity that controls such Subsidiary, Affiliate or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the performance objectives applicable to any Awards to reflect any items that are unusual in nature or infrequently occurring, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s filings with the Commission.

(d)Any adjustments made pursuant to this Section 4.4 to Awards that are considered “deferred compensation” within the meaning of section 409A of the Code shall be made in compliance with the requirements of section 409A of the Code; and (ii) any adjustments made pursuant to Section 4.4 to Awards that are not considered “deferred compensation” subject to section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to section 409A of the Code or (B) there does not result in the imposition of any penalty taxes under section 409A of the Code in respect of such Awards.

(e)Any adjustment under this Section 4.4 need not be the same for all Participants.

86	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

4.5Prohibition Against Repricing. Except to the extent (i) approved in advance by a majority of the shares of the Company entitled to vote generally in the election of directors or (ii) as a result of any Adjustment Event or Corporate Transaction, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or base price of any outstanding Stock Appreciation Right or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or Stock Appreciation Rights previously granted.

4.6Awards Subject to Minimum Vesting Period. Except as otherwise provided under the Plan, any Award granted under this Plan after the Effective Date shall not vest sooner than one year after the date of grant, provided, that up to 5% of the Total Available Shares may be granted under Awards without any minimum vesting requirements; provided, further, that Replacement Awards and Distribution Awards shall not be taken into account when determining the total shares available for issuance under the 5% exception.

ARTICLE V

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1Options.

(a)Grant. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options pursuant to this Plan may be of two types: (i) "incentive stock options" within the meaning of section 422 of the Code ("ISOs") and (ii) non-statutory stock options ("NSOs"), which are not ISOs. The grant date of an Option under the Plan will be the date on which the Option is awarded by the Committee or such other future date as the Committee shall determine. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No Option shall be an ISO unless so designated by the Committee at the time of grant or in the Award Agreement evidencing such Option, and which otherwise meets the requirements of section 422 of the Code.

(b)Exercise Price. Each Option granted pursuant to the Plan shall have an exercise price per share of Common Stock determined by the Committee; provided, that except in the case of Replacement Awards and Distribution Awards, such per share exercise price may not be less than the Fair Market Value of one share of Common Stock on the Option grant date.

(c)Exercisability. Subject to Section 4.6, each Option awarded to a Participant under the Plan shall become exercisable based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. No Option shall be exercisable on or after the tenth anniversary of its grant date. Except as otherwise provided in the Plan, the applicable Award Agreement or as determined by the Committee at or after the grant date, after becoming exercisable each installment of an Option shall remain exercisable until expiration, termination or cancellation of the Option and, until such time, may be exercised from time to time in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable.

(d)Payment. The Committee shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of exercise thereof be given and that the exercise price thereof and any applicable withholding tax obligations be paid in full at the time of exercise (i) in cash or cash equivalents, including by personal check, (ii) through delivery of shares of Common Stock (either in full or in part, and including actual delivery or delivery by attestation), including, but not limited to, the election by the Participant to reduce the number of shares of Common Stock that are subject to the portion of the Options being exercised having a Fair Market Value equal to such portion, or (iii) in accordance with such other procedures or in such other forms as the Committee shall from time to time determine, which may include a broker-assisted cashless exercise arrangement.

(e)Additional Rules for ISOs. Notwithstanding any other provision of this Plan to the contrary, Options that are intended to qualify as ISOs may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code), and no Option that is intended to qualify as an ISO

87	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

may be granted to any employee who, at the time of such grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Option is granted the exercise price is at least 110% of the Fair Market Value of Common Stock and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted. In addition, at the time such Option is granted the aggregate Fair Market Value of the Common Stock for which such ISO is exercisable for the first time by an optionee during any calendar year under all of the incentive stock option plans of the Company and of any Subsidiary may not exceed $100,000. To the extent an Option that by its terms was intended to be an ISO exceeds this $100,000 limit, the portion of the Option in excess of such limit shall be treated as a NSO.

5.2Stock Appreciation Rights.

(a)Grant. Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee. Stock Appreciation Rights may be granted in tandem with Options which, unless otherwise determined by the Committee at or after the grant date, shall have substantially similar terms and conditions to such Options to the extent applicable, or may granted on a freestanding basis, not related to any Option. The grant date of any Stock Appreciation Right under the Plan will be the date on which the Stock Appreciation Right is awarded by the Committee or such other future date as the Committee shall determine. No Stock Appreciation Right shall be exercisable on or after the tenth anniversary of its grant date. Stock Appreciation Rights shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Options, if any, to which such Stock Appreciation Right relates or pursuant to a separate Award Agreement with respect to freestanding Stock Appreciation Rights, in each case, containing such conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

(b)Exercise. Subject to Section 4.6, Stock Appreciation Rights awarded to a Participant under the Plan shall become exercisable based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. Stock Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares of Common Stock, and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

(c)Settlement. Subject to Section 11.4, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Committee, of cash or shares of Common Stock having a Fair Market Value equal to such cash amount, or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such cash amount, determined by multiplying:

(i)any increase in the Fair Market Value of one share of Common Stock on the exercise date over the price fixed by the Committee on the grant date of such Stock Appreciation Right, which may not be less than the Fair Market Value of a share of Common Stock on the grant date of such Stock Appreciation Right (except if awarded in tandem with an Option but after the grant date of such Option, then not less than the exercise price of such Option), by

(ii)the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.
Notwithstanding the foregoing, on the grant date the Committee may establish a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right. To the extent permitted by applicable law (including section 409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of cash and/or shares of Common Stock otherwise deliverable upon exercise of a Stock Appreciation Right.
5.3Termination of Employment.

(a)Death or Disability. Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment terminates by reason of such Participant's death or Disability, any Options and Stock Appreciation Rights granted to such Participant, whether or not exercisable on or prior to the date of such termination, shall, subject to Article IX, be exercisable by the Participant (or the Participant's designated beneficiary, as applicable)

88	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

until the earlier of (i) the first anniversary of the Participant's termination of employment or, if later, the first anniversary following expiration of any blackout period in effect with respect to such Options or Stock Appreciation Rights (for the avoidance of doubt, including any period during which the Form S-8 on file with respect to the Plan is not effective), and (ii) the expiration of the term of the Options and Stock Appreciation Rights, and thereafter any Options and Stock Appreciation Rights that have not been exercised shall be forfeited and canceled.

(b)Retirement. Unless otherwise determined by the Committee at or after the grant date (subject to Section 4.6), if a Participant's employment terminates as a result of his or her Retirement, then (x) the Participant may exercise any Options and Stock Appreciation Rights that are exercisable on the date of such Retirement until the earlier of (i) the 90th day following the date of such Retirement or, if later, the 90th day following expiration of any blackout period in effect with respect to such Options or Stock Appreciation Rights (for the avoidance of doubt, including any period during which the Form S-8 on file with respect to the Plan is not effective), and (ii) the expiration of the term of such Options or Stock Appreciation Rights, and (y) any Options and Stock Appreciation Rights that are not exercisable upon the Participant’s Retirement shall be forfeited and canceled as of the date of such Retirement.

(c)For Cause. If a Participant's employment with the Company or any Subsidiary is terminated for Cause, all Options and Stock Appreciation Rights granted to such Participant which are then outstanding (whether or not exercisable on or prior to the date of such termination) shall be immediately forfeited and canceled.

(d)Without Cause. If a Participant's employment with the Company or any Subsidiary is terminated by the Company without Cause, then (x) the Participant may exercise any Options and Stock Appreciation Rights that are exercisable on the date of such termination until the earlier of (i) the 90th day following the date of such termination or, if later, the 90th day following expiration of any blackout period in effect with respect to such Options or Stock Appreciation Rights (for the avoidance of doubt, including any period during which the Form S-8 on file with respect to the Plan is not effective), and (ii) the expiration of the term of such Options or Stock Appreciation Rights, and (y) any Options and Stock Appreciation Rights that are not exercisable upon the Participant’s termination shall be forfeited and canceled as of the date of such termination.

(e)Any Other Reason. Unless otherwise determined by the Committee at or after the grant date (subject to Section 4.6), if a Participant's employment is terminated for any reason other than the ones described in Section 5.3(a), (b), (c) or (d) the Participant may exercise any Options and Stock Appreciation Rights that are exercisable on the date of such termination until the earlier of (i) the 30th day following the date of such termination or, if later, the 30th day following expiration of any blackout period in effect with respect to such Options or Stock Appreciation Rights (for the avoidance of doubt, including any period during which the Form S-8 on file with respect to the Plan is not effective), and (ii) the expiration of the term of such Options or Stock Appreciation Rights. Any Options and Stock Appreciation Rights that are not exercisable upon termination of a Participant's employment shall be forfeited and canceled as of the date of such termination.

5.4Committee Discretion. Notwithstanding anything to the contrary contained in this Article V, and subject to Section 4.6, the Committee may, at or after the date of grant, accelerate or waive any conditions to the exercisability of any Option or Stock Appreciation Right granted under the Plan, and may permit all or any portion of any such Option or Stock Appreciation Right to be exercised following a Participant's termination of employment for any reason on such terms and subject to such conditions as the Board shall determine for a period up to and including, but not beyond, the expiration of the term of such Options or Stock Appreciation Rights.

5.5Forfeiture. Unless otherwise determined by the Committee at or after the grant date, notwithstanding anything contained in this Plan to the contrary, if, during the period commencing with a Participant's employment with the Company or any Subsidiary, and continuing until the first anniversary of the later of (i) the Participant's employment termination and (ii) the expiration of any post-termination exercise period (the "Covered Period"), the Participant, except with the prior written consent of the Committee,

(a)directly or indirectly, owns any interest in, operates, joins, controls or participates as a partner, director, principal, officer or agent of, enters into the employment of, acts as a consultant to, or performs any services for any entity which has operations that compete with any business of the Company and the Subsidiaries in which the Participant was employed (in any capacity) in any jurisdiction in which such business is engaged, or in which any of the Company and the Subsidiaries have documented plans to become engaged, of which the Participant has knowledge at the time

89	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

of the Participant's termination of employment (the "Business"), except where (x) the Participant's interest or association with such entity is unrelated to the Business, (y) such entity's gross revenue from the Business is less than 10% of such entity's total gross revenue, and (z) the Participant's interest is directly or indirectly less than 2% of the Business;

(b)directly or indirectly, solicits for employment, employs or otherwise interferes with the relationship of the Company or any of its Affiliates with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for the Company or any of its Affiliates at any time during the Participant's employment with the Company or any Subsidiary (in the case of any such activity during such time) or during the 12-month period preceding such solicitation, employment or interference (in the case of any such activity after the termination of the Participant's employment); or

(c)directly or indirectly, discloses or misuses any confidential information of the Company or any of its Affiliates (such activities in subsections (a), (b) and (c) hereof to be collectively and individually referred to as "Wrongful Conduct"), then any Options and Stock Appreciation Rights granted to the Participant hereunder, to the extent they remain unexercised, shall automatically terminate and be canceled effective as of the date on which the Participant first engaged in such Wrongful Conduct and, in such case or in the case of the Participant's termination for Cause, the Participant shall pay to the Company in cash any Option/SAR Financial Gain the Participant realized from exercising all or a portion of the Options and Stock Appreciation Rights granted hereunder within the 12-month period ending on the date of the Participant's violation (or such other period as determined by the Committee) (such period, the "Wrongful Conduct Period"). For purposes of this Section 5.5, "Option/SAR Financial Gain" shall equal, on each date of exercise during the Wrongful Conduct Period, (I) with respect to Options, the excess of (A) the greater of (i) the Fair Market Value on the date of exercise and (ii) the Fair Market Value on the date of sale of the Option shares, over (B) the exercise price, multiplied by the number of shares of Common Stock subject to such Award (without reduction for any shares of Common Stock surrendered or attested to), and (II) with respect to Stock Appreciation Rights, the excess of (A) the Fair Market Value on the date of exercise, over (B) the exercise price, multiplied by the number of shares of Common Stock subject to such Stock Appreciation Right. Unless otherwise determined by the Committee at or after the grant date, each Award Agreement evidencing the grant of Options and/or Stock Appreciation Rights shall provide for the Participant's consent to and authorization of the Company and the Subsidiaries to deduct from any amounts payable by such entities to such Participant any amounts the Participant owes to the Company under this Section 5.5. This right of set-off is in addition to any other remedies the Company may have against the Participant for the Participant's breach of this Section 5.5. For the avoidance of doubt, the Participant's obligations under this Section 5.5 shall be cumulative of any similar obligations the Participant has under this Plan, any Award Agreement, any Company policy, standard or code (including, without limitation, the Company’s Standards of Business Conduct or any clawback plan or policy), or any other agreement with the Company or any Subsidiary, including, without limitation, an individual employment agreement or restrictive covenant agreement.
5.6Financial Restatements. In addition to any actions under any applicable clawback policy or compensation recovery policy or such other similar policy of the Company or a Subsidiary in effect from time to time, an Award Agreement may provide that, in the event that a Participant commits misconduct, fraud or gross negligence (whether or not such misconduct, fraud or gross negligence is deemed or could be deemed to be an event constituting Cause) and as a result of, or in connection with, such misconduct, fraud or gross negligence, the Company restates any of its financial statements, the Committee may require any or all of the following:

(a)that the Participant forfeit some or all of the Options and Stock Appreciation Rights held by such Participant at the time of such restatement;

(b)that the Participant forfeit (or pay to the Company) some or all of the shares of Common Stock or cash (net of the aggregate exercise paid therefore) held by the Participant at the time of such restatement that had been received in respect of Options and Stock Appreciation Rights, as applicable, that have been exercised during the three-year period prior to the date that the Company is required to prepare a financial restatement; and

(c)that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Common Stock that had been received (net of the aggregate exercise price paid

90	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

therefore) in respect of any Options and Stock Appreciation Rights that had been exercised by the Participant within the three-year period prior to the date that the Company is required to prepare a financial restatement.
Notwithstanding the foregoing, in the event that the Committee determines that the rules and regulations implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act require a longer or different clawback time period than the three-year period contemplated by clauses 5.6(b) and 5.6(c) above, such three-year period shall be deemed extended (but not reduced) to the extent necessary to be consistent with such rules and regulations.
ARTICLE VI

PERFORMANCE STOCK, PERFORMANCE STOCK UNITS
AND PERFORMANCE UNITS

6.1Grant. Performance Stock, Performance Stock Units and Performance Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Performance Stock, Performance Stock Units or Performance Units under the Plan will be the date on which such Performance Stock, Performance Stock Units or Performance Units are awarded by the Committee or on such other future date as the Committee shall determine. Performance Stock, Performance Stock Units and Performance Units shall be evidenced by an Award Agreement that shall specify the number of shares of Performance Stock, the number of Performance Stock Units, or the dollar amount of any Performance Units, as the case may be, to which such Award pertains, the Restriction Period, the Performance Period, and such other conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No shares of Common Stock will be issued at the time an Award of Performance Stock Units or Performance Units is made, and the Company shall not be required to set aside a fund for the payment of any such Award.

6.2Vesting.

(a)In General. Subject to Section 4.6, Performance Stock, Performance Stock Units and Performance Units granted to a Participant under the Plan shall be subject to a Restriction Period, which shall lapse upon the attainment of specified performance objectives or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date.

(b)Performance Objectives. The performance objectives for any grant of Performance Stock, Performance Stock Units, Performance Units or any other Award will be based on such criteria as may be determined by the Committee.

(c)Special Rules Relating to Performance Objectives. Without limiting the generality of Section 6.2(b) above, (i) performance objectives may be established on a Company-wide basis or with respect to one or more Company business units or divisions, or Subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies, and (ii) when establishing performance objectives for the applicable Performance Period, the Committee may exclude any or all items that are unusual in nature or infrequently occurring as determined under U.S. generally acceptable accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes, and as identified in the Company's financial statements, notes to the Company's financial statements or management's discussion and analysis of financial condition and results of operations contained in the Company's most recent report filed with the Commission pursuant to the Exchange Act.

(d)Partial Attainment of Performance Objectives. Without limiting the generality of Section 6.2(b) above, the Committee may provide at the time of grant that if the performance objective or objectives are attained in part, the Restriction Period with respect to a specified portion (which may be zero) of any Award of Performance Stock, Performance Stock Units or Performance Units will lapse and any remaining portion shall be canceled.

(e)Newly Eligible Participants. Notwithstanding anything in this Article VI to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive an Award of Performance Stock, Performance Stock Units or Performance Units after the commencement of a Performance Period.

91	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

6.3Additional Provisions Relating to Performance Stock.

(a)Restrictions on Transferability. Except as otherwise provided in Section 6.6(a), no Performance Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the lapse of the Restriction Period. Thereafter, Performance Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement and any other agreement to which the Performance Stock is subject. The Committee shall require that any stock certificates evidencing any Performance Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Performance Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 6.3, shall be void and of no effect.

(b)Legend. Each certificate evidencing shares of Common Stock subject to an Award of Performance Stock shall be registered in the name of the Participant holding such Performance Stock and shall bear the following (or similar) legend:
"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE HERTZ GLOBAL HOLDINGS, INC. 2016 OMNIBUS INCENTIVE PLAN AND THE RELATED AWARD AGREEMENT AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."
(c)Rights as a Stockholder. The Committee shall determine whether and to what extent dividends and distributions will be credited to the account of a Participant receiving an Award of Performance Stock. Dividends shall not be paid with respect to an unvested Award of Performance Stock (provided, that dividends may accrue on such unvested Awards and be paid to the extent the Awards vest). The Committee shall determine whether payments in connection with dividends shall be made in cash, in shares of Common Stock or in another form. The Committee may provide that such dividends (if any) shall be deemed to have been reinvested in additional shares of Common Stock. If any such dividends or distributions are paid in shares of Common Stock, the shares of Common Stock will be subject to the same restrictions on transferability and forfeitability as the shares of Common Stock with respect to which they were paid. Unless the Committee determines otherwise, a Participant holding outstanding Performance Stock shall be entitled to exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

6.4Additional Provisions Relating to Performance Stock Units.

(a)Restrictions on Transferability. Except as otherwise provided in Section 6.6(a) or with the consent of the Committee, Performance Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock Units or any interest therein or any rights relating thereto other than as provided in the Plan shall be void and of no effect.

(b)Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of a Participant receiving an Award of Performance Stock Units. Dividend Equivalents shall not be paid with respect to an unvested Award of Performance Stock Units (provided, that Dividend Equivalents may accrue on such unvested Awards and be paid to the extent the Awards vest). The Committee shall determine whether payments in connection with a Dividend Equivalent shall be made in cash, in shares of Common Stock or in another form. The Committee may provide that such Dividend Equivalents (if any) shall be deemed to have been reinvested in additional shares of Common Stock. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Performance Stock Units, or otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Performance Stock Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.

92	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

(c)Settlement of Performance Stock Units. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after the lapse of the Restriction Period with respect to any Performance Stock Units then held by a Participant, the Company shall issue to the Participant the shares of Common Stock underlying such Performance Stock Units (plus additional shares of Common Stock for each Performance Stock Units credited in respect of dividends or distributions) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such shares of Common Stock. To the extent permitted by applicable law (including section 409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of the shares of Common Stock or cash otherwise deliverable upon settlement of Performance Stock Units. Upon issuance of shares of Common Stock underlying Performance Stock Units following lapse of the Restriction Period, such shares may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement and any other agreement to which such shares are subject.

6.5Additional Provisions Relating to Performance Units.

(a)Restrictions on Transferability. Except as otherwise provided in Section 6.6(a), no Performance Units may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Units or any interest therein or any rights relating thereto shall be void and of no effect.

(b)Settlement of Performance Units. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after the lapse of the Restriction Period with respect to any Performance Units then held by a Participant, the Company shall deliver to the Participant a cash payment equal to the value of such Award or, if the Committee has so determined, a number of shares of Common Stock, which shares shall have a Fair Market Value equal to the value of such Award, or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to the value of such Award. To the extent permitted by applicable law (including section 409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of cash or the shares of Common Stock otherwise deliverable upon settlement of Performance Units. Upon issuance of shares of Common Stock underlying Performance Units following lapse of the Restriction Period, such shares may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement and any other agreement to which such shares are subject.

6.6Termination of Employment.

(a)Death or Disability. Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment terminates by reason of such Participant's death or Disability, the Participant or, as the case may be, the Participant's estate, shall retain a portion of his or her Performance Stock, Performance Stock Units and Performance Units equal to the number of shares or units underlying each Award multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Performance Period through the date of termination, and the denominator of which is the number of days in such Performance Period (each a "Retained Award"), and the remainder of each Award shall be forfeited and canceled as of the date of such termination. The Restriction Period on a Retained Award shall lapse upon completion of the applicable Performance Period to the extent that applicable performance objectives are attained. Settlement of a Retained Award shall be made at the time and in the manner provided in Sections 6.4(c) and 6.5(b) except that no additional deferrals shall be permitted.

(b)Retirement. Unless otherwise determined by the Committee at or after the grant date (subject to Section 4.6), if a Participant's employment terminates as a result of his or her Retirement, any Performance Stock, Performance Stock Units and Performance Units for which the Performance Period has not then lapsed shall be forfeited and canceled as of the date of such termination of employment; provided, that the Committee may authorize that, if the Participant agrees to a release of claims and to be bound by restrictive covenants in such form and having such terms as the Committee shall determine, which may include non-competition, non-solicitation, non-disclosure and non-disparagement covenants, then the Participant shall retain a portion of his or her Performance Stock, Performance Stock Units and Performance Units equal to the number of shares or units underlying each Award multiplied

93	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Performance Period through the date of his or her Retirement, and the denominator of which is the number of days in such Performance Period (each a "Retained Retirement Award"), and the remainder of each Award shall be forfeited and canceled as of the date of such Retirement. Subject to the Participant's compliance with such covenants, and, to the extent that applicable performance objectives are attained, the Restriction Period on the Retained Retirement Awards shall lapse upon completion of the applicable Performance Period for such Retained Retirement Award. If the Participant violates any restrictive covenants during the remaining Performance Period, as determined by the Committee in its sole discretion, all Performance Stock, Performance Stock Units and Performance Units for which the Performance Period has not then lapsed shall be immediately forfeited and canceled as of the date of such violation or termination.

(c)Any Other Reason. Unless otherwise determined by the Committee at or after the grant date (subject to Section 4.6), if a Participant's employment is terminated for any reason other than one described in Sections 6.6(a) and (b), any then-outstanding Performance Stock, Performance Stock Units and Performance Units granted to such Participant shall be immediately forfeited and canceled as of the date of such termination of employment.

6.7Forfeiture. Unless otherwise determined by the Committee at or after the grant date, notwithstanding anything contained in this Plan to the contrary, if, during the Covered Period, the Participant, except with the prior written consent of the Committee, engages in Wrongful Conduct, then any Performance Stock, Performance Stock Units and Performance Units granted to the Participant hereunder, for which the Restriction Period has not then lapsed, shall automatically terminate and be canceled effective as of the date on which the Participant first engaged in such Wrongful Conduct and, in such case or in the case of the Participant's termination for Cause, the Participant shall pay to the Company in cash any Performance-Based Financial Gain the Participant realized from the vesting of all or a portion of the Performance Stock, Performance Stock Units and Performance Units granted hereunder and having a Vesting Date within the Wrongful Conduct Period. For purposes of this Section 6.7, "Performance-Based Financial Gain" shall equal, in the case of each Vesting Date during the Wrongful Conduct Period, (I) the greater of (A) the Fair Market Value of a share of the underlying Common Stock on the Vesting Date of such Award and (B) the per share Fair Market Value on the date of any sale of such underlying Common Stock, multiplied by (II) the number of shares of Common Stock subject to such Award (without reduction for any shares of Common Stock surrendered or attested to). Unless otherwise determined by the Committee at or after the grant date, each Award Agreement evidencing the grant of Performance Stock, Performance Stock Units and Performance Units shall provide for the Participant's consent to and authorization of the Company and the Subsidiaries to deduct from any amounts payable by such entities to such Participant any amounts the Participant owes to the Company under this Section 6.7. This right of set-off is in addition to any other remedies the Company may have against the Participant for the Participant's breach of this Section 6.7. For the avoidance of doubt, the Participant's obligations under this Section 6.7 shall be cumulative of any similar obligations the Participant has under this Plan, any Award Agreement, any Company policy, standard or code (including, without limitation, the Company’s Standards of Business Conduct or any clawback plan or policy), or any other agreement with the Company or any Subsidiary), including, without limitation, an individual employment agreement or restrictive covenant agreement.

6.8Financial Restatements. In addition to any actions under any applicable clawback policy or compensation recovery policy, or such other similar policy of the Company or a Subsidiary in effect from time to time, an Award Agreement may provide that if the Company restates any of its financial statements, then the Committee may require any or all of the following:

(a)that the Participant forfeit (or pay to the Company) some or all of the cash or shares of Common Stock held by the Participant at the time of such restatement that had been received, within the three-year period prior to the date that the Company is required to prepare a financial restatement, in settlement of Performance Stock, Performance Stock Units and Performance Units to the extent that such cash or shares would not have been paid had the applicable financial results been reported accurately; and

(b)that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Common Stock that had been received, within the three-year period prior to the date that the Company is required to prepare a financial restatement, in settlement of any Performance Stock, Performance Stock Units and Performance Units to the extent that such shares would not have been paid had the applicable financial results been reported accurately.

94	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

Notwithstanding the foregoing, in the event that the Committee determines that the rules and regulations implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act require a longer or different clawback time period than the three-year period contemplated by clauses 6.8(a) and 6.8(b) above, such three-year period shall be deemed extended (but not reduced) to the extent necessary to be consistent with such rules and regulations.
ARTICLE VII
RESTRICTED STOCK AND RESTRICTED STOCK UNITS; SHARE AWARDS

7.1Grant. Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee or on such other future date as the Committee shall determine. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Restricted Stock and the Restricted Stock Units pertain (and, if applicable, whether such Award may be payable in cash), the Restriction Period, and such terms and conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No shares of Common Stock will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Award.

7.2Vesting. Subject to Section 4.6, Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be subject to a Restriction Period, which shall lapse upon the performance of a minimum period of service, or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. The Restriction Period on any Restricted Stock or Restricted Stock Units shall not fully lapse prior to a Participant's completion of three years of service to the Company or any Subsidiary from the date of the Award grant; provided, that the Committee may provide for a Restriction Period to lapse in pro rata or graded installments over such three-year period. Notwithstanding the previous sentence, the Committee may grant Awards for Restricted Stock and Restricted Stock Units that have a Restriction Period that lapses in full prior to a Participant's completion of three years of service to the Company or any Subsidiary from the date of the Award grant and that the minimum Restriction Period for any such Award granted to a newly eligible individual shall instead be one year, in each case, subject to the limitations of Section 4.6. In addition, subject to the limitations of Section 4.6, the Restriction Period for any such Award to a non-employee director of the Company or its Subsidiaries shall be as determined by the Committee. Replacement Awards shall not be, and the Distribution Awards are not, subject to a minimum Restriction Period nor taken into account when determining the total shares available for issuance under the 5% exception described in Section 4.6.

7.3Additional Provisions Relating to Restricted Stock.

(a)Restrictions on Transferability. Unless otherwise determined by the Committee, no Restricted Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the lapse of the Restriction Period. Thereafter, Restricted Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement, and any other agreement to which the Restricted Stock is subject. The Committee shall require that any stock certificates evidencing any Restricted Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the share covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 7.3, shall be void and of no effect.

(b)Legend. Each certificate evidencing shares of Common Stock subject to an Award of Restricted Stock shall be registered in the name of the Participant holding such Restricted Stock and shall bear the legend (or similar legend) as specified in Section 6.3(b).

(c)Rights as a Stockholder. The Committee shall determine whether and to what extent dividends and distributions will be credited to the account of a Participant receiving an Award of Restricted Stock. Dividends shall not be paid with respect to an unvested Award of Restricted Stock (provided, that dividends may accrue on such

95	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

unvested Awards and be paid to the extent the Awards vest). The Committee shall determine whether payments in connection with dividends shall be made in cash, in shares of Common Stock or in another form. The Committee may provide that such dividends (if any) shall be deemed to have been reinvested in additional shares of Common Stock. If any such dividends or distributions are paid in shares of Common Stock, the shares of Common Stock will be subject to the same restrictions on transferability and forfeitability as the shares of Common Stock with respect to which they were paid. Unless otherwise determined by the Committee, a Participant holding outstanding Restricted Stock shall be entitled to exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

7.4Additional Provisions Relating to Restricted Stock Units.

(a)Restrictions on Transferability. No Restricted Stock Units may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 7.4, shall be void and of no effect.

(b)Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or will be paid currently to, a Participant receiving an Award of Restricted Stock Units. Dividend Equivalents shall not be paid with respect to an unvested Award of Restricted Stock Units (provided, that Dividend Equivalents may accrue on such unvested Awards and be paid to the extent the Awards vest). The Committee shall determine whether payments in connection with a Dividend Equivalent shall be made in cash, in shares of Common Stock or in another form. The Committee may provide that such Dividend Equivalents (if any) shall be deemed to have been reinvested in additional shares of Common Stock. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Restricted Stock Units, or as otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Restricted Stock Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.

(c)Settlement of Restricted Stock Units. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after the lapse of the Restriction Period with respect to any Restricted Stock Units, the Company shall issue the shares of Common Stock underlying such Restricted Stock Units (plus additional shares of Common Stock for Restricted Stock Units credited in respect of dividends or distributions) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such shares of Common Stock. To the extent permitted by applicable law (including section 409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of the shares of Common Stock or cash otherwise deliverable upon settlement of Restricted Stock Units. Upon issuance of shares of Common Stock following lapse of the Restriction Period, such shares may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities law, the Award Agreement and any other agreement to which such shares are subject.

7.5Termination of Employment.

(a)Death, Disability or Retirement. Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment terminates by reason of such Participant's death, Disability or Retirement, the Participant or, as the case may be, the Participant's estate, shall retain a portion of his or her Restricted Stock and Restricted Stock Units equal to the number of shares or units underlying each Award multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Restriction Period through the date of termination, and the denominator of which is the number of days in such Restriction Period (each a "Retained Restricted Award"), and the remainder of each Award shall be forfeited and canceled as of the date of such termination. The Restriction Period on a Retained Restricted Award shall lapse (and subject to Section 4.6 in the case of Retirement, unless otherwise determined by the Committee at or after the grant date) upon the Participant’s termination of employment. Settlement of a Retained Restricted Award shall be made at the time and in the manner provided in Sections 7.3 and 7.4 except that no additional deferrals shall be permitted.

96	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

(b)Any Other Reason. Unless otherwise determined by the Committee at or after the grant date (subject to Section 4.6), if a Participant's employment is terminated for any reason during the Restriction Period other than as described in Section 7.5(a), any Restricted Stock and Restricted Stock Units granted to such Participant for which the Restriction Period has not then expired shall be forfeited and canceled as of the date of such termination.

7.6Forfeiture. Unless otherwise determined by the Committee at or after the grant date, notwithstanding anything contained in this Plan to the contrary, if, during the Covered Period the Participant, except with the prior written consent of the Committee, engages in Wrongful Conduct, then any Restricted Stock and Restricted Stock Units granted to the Participant hereunder, for which the Restriction Period has not lapsed, shall automatically terminate and be canceled effective as of the date on which the Participant first engaged in such Wrongful Conduct and, in such case and in the case of the Participant's termination for Cause, the Participant shall pay to the Company in cash (i) any Restriction-Based Financial Gain the Participant realized from all or a portion of the Restricted Stock and Restricted Stock Units granted hereunder having a Vesting Date within the Wrongful Conduct Period, and (ii) any Share-Based Financial Gain the Participant realized from all or a portion of the Share Awards granted hereunder having a grant date within the Wrongful Conduct Period. For purposes of this Section 7.6, "Restriction-Based Financial Gain" shall equal, on each Vesting Date during the Wrongful Conduct Period, (I) the greater of (A) the Fair Market Value of a share of the underlying Common Stock on the Vesting Date and (B) the per share Fair Market Value on the date of sale of such underlying Common Stock, multiplied by (II) the number of shares of Common Stock subject to such Award (without reduction for any shares of Common Stock surrendered or attested to). For purposes of this Section 7.6, "Share-Based Financial Gain" shall equal, in the case of each grant date during the Wrongful Conduct Period, (I) the greater of (A) the Fair Market Value of a share of the underlying Common Stock on the grant date of such Award and (B) the per share Fair Market Value on the date of any sale of such underlying Common Stock, multiplied by (II) the number of shares of Common Stock subject to such Award (without reduction for any shares of Common Stock surrendered or attested to). Unless otherwise determined by the Committee at or after the grant date, each Award Agreement evidencing the grant of Restricted Stock and/or Restricted Stock Units shall provide for the Participant's consent to and authorization of the Company and the Subsidiaries to deduct from any amounts payable by such entities to such Participant any amounts the Participant owes to the Company under this Section 7.6. This right of set-off is in addition to any other remedies the Company may have against the Participant for the Participant's breach of this Section 7.6. For the avoidance of doubt, the Participant's obligations under this Section 7.6 shall be cumulative of any similar obligations the Participant has under this Plan, any Award Agreement, any Company policy, standard or code (including, without limitation, the Company’s Standards of Business Conduct or any clawback plan or policy), or any other agreement with the Company or any Subsidiary, including, without limitation, an individual employment agreement or restrictive covenant agreement).

7.7Financial Restatements. In addition to any actions under any applicable clawback policy or compensation recovery policy or such other similar policy of the Company or a Subsidiary in effect from time to time, an Award Agreement may provide that, in the event that a Participant commits misconduct, fraud or gross negligence (whether or not such misconduct, fraud or gross negligence is deemed or could be deemed to be an event constituting Cause) and as a result of, or in connection with, such misconduct, fraud or gross negligence, the Company restates any of its financial statements, then the Committee may require any or all of the following:

(a)that the Participant forfeit some or all of the Restricted Stock and Restricted Stock Units held by such Participant at the time of such restatement;

(b)that the Participant forfeit (or pay to the Company) some or all of the cash or shares of Common Stock held by the Participant at the time of such restatement that had been received, within the three-year period prior to the date that the Company is required to prepare a financial restatement, as Share Awards and/or in settlement of Restricted Stock and Restricted Stock Units; and

(c)that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Common Stock that had been received, within the three-year period prior to the date that the Company is required to prepare a financial restatement, as Share Awards and/or in settlement of any Restricted Stock and Restricted Stock Units.
Notwithstanding the foregoing, in the event that the Committee determines that the rules and regulations implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act require a longer or different clawback

97	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

time period than the three-year period contemplated by clauses 7.7(b) and 7.7(c) above, such three-year period shall be deemed extended (but not reduced) to the extent necessary to be consistent with such rules and regulations.
7.8Share Awards. Subject to Section 4.6, Share Awards may be granted to Participants at such time or times as shall be determined by the Committee on such terms and conditions as the Committee may determine in its discretion. Share Awards may be made as additional compensation for services rendered by a Participant to the Company or any Subsidiary or may be in lieu of cash or other compensation to which the Participant may be entitled from the Company or any Subsidiary.

ARTICLE VIII

DEFERRED STOCK UNITS

8.1In General. Subject to Section 4.6, freestanding Deferred Stock Units may be granted to Participants at such time or times as shall be determined by the Committee without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. The grant date of any freestanding Deferred Stock Units under the Plan will be the date on which such freestanding Deferred Stock Units are awarded by the Committee or on such other future date as the Committee shall determine. In addition, to the extent permitted by applicable law (including section 409A of the Code), on fixed dates established by the Committee and subject to such terms and conditions as the Committee shall determine, the Committee may permit a Participant to elect to defer receipt of all or a portion of his annual compensation and/or incentive bonus ("Deferred Annual Amount") payable by the Company or a Subsidiary and receive in lieu thereof an Award of elective Deferred Stock Units equal to the greatest whole number which may be obtained by dividing (i) the amount of the Deferred Annual Amount by (ii) the Fair Market Value of one share of Common Stock on the date of payment of such compensation and/or annual bonus. Elective Deferred Stock Units shall not be subject to the limitations of Section 4.6. Deferred Stock Units shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Deferred Stock Units pertains, and such terms and conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Upon the grant of Deferred Stock Units pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of shares of Deferred Stock Units awarded to the Participant. No shares of Common Stock will be issued to the Participant at the time an award of Deferred Stock Units is granted.

8.2Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or will be paid currently to, a Participant receiving an Award of Deferred Stock Units. Dividend Equivalents shall not be paid with respect to an unvested Award of Deferred Stock Units (provided, that Dividend Equivalents may accrue on such unvested Awards and be paid to the extent the Awards vest). The Committee shall determine whether payments in connection with a Dividend Equivalent shall be made in cash, in shares of Common Stock or in another form. The Committee may provide that such Dividend Equivalents (if any) shall be deemed to have been reinvested in additional shares of Common Stock. A Participant shall not have any rights as a stockholder in respect of Deferred Stock Units awarded pursuant to the Plan (including, but not limited to, the right to vote on any matter submitted to the Company's stockholders) until such time as the shares of Common Stock attributable to such Deferred Stock Units have been issued to such Participant or his beneficiary.

8.3Restrictions on Transferability. No Deferred Stock Units may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Deferred Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan shall be void and of no effect.

8.4Settlement. Unless the Committee determines otherwise at or after the grant date, the Company shall issue the shares of Common Stock underlying any of a Participant's freestanding Deferred Stock Units (and related Dividend Equivalents) for which the Restriction Period shall have lapsed on or prior to the date of such Participant's termination of employment with the Company and any Subsidiary, other than a termination for Cause, as soon as administratively practicable, but not later than 90 days, following the date of such termination of employment (or on such earlier date as the Committee shall permit or such later date as may be elected by the Participant in accordance with section 409A of the Code and the rules and procedures of the Board or as may be required by applicable law). Unless the Committee determines otherwise at or after the grant date, in the event of the termination of a Participant's

98	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

employment with the Company and the Subsidiaries for Cause, the Participant shall immediately forfeit all rights with respect to any shares of freestanding Deferred Stock Units (and related Dividend Equivalents) credited to his account, whether or not the Restriction Period shall have then lapsed. Subject to Article IX and Article XI, and the last sentence of Section 8.1, unless the Committee determines otherwise at or after the grant date, the Company shall issue the shares of Common Stock underlying any of a Participant's elective Deferred Stock Units (and related Dividend Equivalents) credited to such Participant's account under the Plan as soon as administratively practicable, but not later than 90 days, following the date of such Participant's termination of employment (or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee or as may be required by applicable law). The Committee may provide in the Award Agreement applicable to any Award of Deferred Stock Units that, in lieu of issuing shares of Common Stock in settlement of any Deferred Stock Units, the Committee may direct the Company to pay to the Participant the Fair Market Value of the shares of Common Stock corresponding to such Deferred Stock Units in cash, or in any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such shares of Common Stock.

8.5Further Deferral Elections. To the extent permitted by applicable law (including section 409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may elect to further defer receipt of shares of Common Stock issuable in respect of Deferred Stock Units (or an installment of an Award) for a specified period or until a specified event.

ARTICLE IX

CHANGE IN CONTROL

9.1Double Trigger for Honored, Assumed & Substituted Awards. Upon a Change in Control, no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any outstanding Award, if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) so determines in its sole discretion prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an "Alternative Award") by the New Employer, provided, that any Alternative Award must:

(a)be based on shares of common stock that are traded on an established U.S. securities market or another public market determined by the Committee prior to the Change in Control;

(b)provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment (including liquidity rights with respect to shares of Common Stock received in settlement of such Award);

(c)have substantially equivalent economic value to such Award (determined at the time of the Change in Control);

(d)have, unless the Committee (as constituted prior to the consummation of the transaction constituting the Change in Control) determines otherwise at or after the grant date, terms and conditions which provide that in the event that the Participant suffers an involuntary termination without Cause within two years following the Change in Control, any conditions on the Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be; and

(e)not result in adverse tax consequences to the Participant under section 409A of the Code.

9.2Accelerated Vesting and Payment if Awards Not Honored, Assumed or Substituted.

(a)If, upon the occurrence of a Change in Control, Alternative Awards are not provided in accordance with Section 9.1, then: (i) all Options and Stock Appreciation Rights shall become immediately exercisable, (ii) the Restriction Period on all Restricted Stock, Restricted Stock Units and freestanding Deferred Stock Units shall lapse immediately prior to such Change in Control, and (iii) shares of Common Stock underlying Awards of Restricted Stock

99	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

Units and Deferred Stock Units shall be issued to each Participant then holding such Award immediately prior to such Change in Control; provided, that, at the discretion of the Committee (as constituted immediately prior to the Change in Control), each such Option, Stock Appreciation Right, Restricted Stock Unit and/or Deferred Stock Unit may be canceled in exchange for an amount equal to the product of (A)(I) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change in Control Price over the exercise price for such Award, and (II) in the case of other such Awards, the Change in Control Price multiplied by (B) the aggregate number of shares of Common Stock covered by such Award. Notwithstanding the foregoing, the Committee may, in its discretion, instead terminate any outstanding Options or Stock Appreciation Rights if either (x) the Company provides holders of such Options and Stock Appreciation Rights with reasonable advance notice to exercise their outstanding and unexercised Options and Stock Appreciation Rights or (y) the Committee reasonably determines that the Change in Control Price is equal to or less than the exercise price for such Options or Stock Appreciation Rights.

(b)Performance Award Treatment. If, upon the occurrence of a Change in Control, Alternative Awards are not provided in accordance with Section 9.1, then outstanding Performance Stock, Performance Stock Units, and Performance Units shall (i) vest based upon the actual level of achievement of all relevant performance goals compared against applicable pro rata performance targets related to the Performance Period, as determined by the Committee, measured as of the date of the Change in Control, (ii) the payout level shall be pro-rated and determined by multiplying the amount vested as set forth in (i) by a fraction, the numerator of which is the number of full completed months in the Performance Period that has elapsed as of the date of the Change in Control and the denominator of which is the total number of months in the Performance Period; provided, however, the Committee may determine, at or after the grant date, to prorate Awards in a different manner, and (iii) the time-vesting restrictions, if any, with respect to the applicable portion of Performance Stock, Performance Stock Units and Performance Units that would become vested as determined in (i) and (ii) above shall lapse immediately prior to such Change in Control. The remainder of such Performance Stock, Performance Stock Unit, and Performance Unit Awards not vesting in accordance with the preceding sentence shall be forfeited and canceled as of the Change in Control.

9.3Timing of Payments. Payment of any amounts calculated in accordance with Sections 9.2 shall be made in cash or, if determined by the Committee (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control; provided, that where the Change in Control does not constitute a “change in control event” as defined under section 409A of the Code, the shares to be issued, or the amount to be paid, for each Award that constitutes deferred compensation subject to section 409A of the Code shall be paid at the time or schedule applicable to such Awards (assuming for these payment purposes (but not the lapsing of the Restriction Period or determination of the vesting of Awards) that no such Change in Control had occurred). For purposes hereof, the fair market value of one share of common stock of the New Employer shall be determined by the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.

ARTICLE X

AMENDMENT, MODIFICATION AND TERMINATION OF PLAN
The Plan shall continue in effect, unless sooner terminated pursuant to this Article X, until the tenth anniversary of the date on which it is adopted by the Board (or if applicable, the ten-year anniversary of the date of the latest stockholder approval of the Plan, including, without limitation, any shareholder approval of any amendment to the Plan to increase the share award capacity hereunder). The Board or the Committee may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided, that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification to the Plan may (i) materially increase the benefits accruing to participants under the Plan, (ii) except as otherwise expressly provided in Section 4.4, materially increase the number of shares of Common Stock subject to the Plan or the individual Award limitations specified in Section 4.3, (iii) modify the restrictions provided in Section 4.5 or (iv) materially modify the requirements for participation in the Plan. No amendment, modification or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant. Notwithstanding the foregoing, the Board or Committee may take such actions as it deems appropriate to ensure that the Plan and any Awards may comply with any tax, securities or other applicable law. Nothing herein shall restrict the

100	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

Committee’s ability to exercise its discretionary authority as provided in the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards. Except as otherwise determined by the Board, termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. Following a Change in Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to section 409A of the Code to fail to comply in any respect with section 409A of the Code without the written consent of the Participant.
ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1Nontransferability of Awards. No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided, that the Committee or the Board may, except as otherwise provided in the Plan, permit (on such terms and conditions as it shall establish), in its sole discretion, a Participant to transfer an Award for no consideration to (i) the Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests, or to organizations qualifying as charitable organizations within the meaning of Section 501(c)(3) of the Code or (ii) any other person or entity (each of (i) and (ii), upon such permitted transfer, a "Permitted Transferee"). Except to the extent required by law, no Award shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

11.2Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his or her estate. In its discretion, the Committee may permit beneficiary designations by a Participant under a Former Parent Plan to be effective for such purposes under this Plan.

11.3No Guarantee of Employment or Participation. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company or any Subsidiary (regardless of whether such termination results in (1) the failure of any Award to vest; (2) the forfeiture of any unvested or vested portion of any Award; and/or (3) any other adverse effect on the individual’s interests under the Plan). No Eligible Individual shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

11.4Tax Withholding. In accordance with procedures established by the Company, the Company shall have the right and power to deduct from all amounts paid to a Participant in cash or shares (whether under this Plan or otherwise) or to require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) up to the maximum statutory withholding rate imposed by federal, state, local and/or foreign tax laws with respect to any Award under this Plan. In the case of any Award satisfied in the form of shares of Common Stock, no shares of Common Stock shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy such withholding tax obligations applicable with respect to such Award. The Company may defer payments of cash or issuance or delivery of Common Stock until such requirements are satisfied. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants

101	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

to elect to tender shares of Common Stock (including shares of Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount to be withheld.

11.5Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed. The Company, in its discretion, may postpone the granting, exercising and settlement of Awards, the issuance or delivery of shares of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any federal or state law, rule or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise or settlement of any Award or to otherwise sell or issue shares of Common Stock in violation of any such laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Common Stock issuable thereunder) that shall lapse because of such postponement.

11.6Indemnification. To the maximum extent provided by law and by the Company’s Certificate of Incorporation and/or By-Laws, each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided, he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

11.7No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

11.8Deferrals. The Committee may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an ISO or to the extent required or permitted by applicable law.

11.9409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.
Solely for purposes of determining the time and form of payments due under any Award that is considered nonqualified deferred compensation under section 409A of the Code and that is not otherwise exempt from section 409A of the Code, a Participant shall not be deemed to have incurred a termination of employment unless and until he shall incur a “separation from service” within the meaning of section 409A of the Code. Notwithstanding any other provision in this Plan, if as of Participant’s separation from service, the Participant is a “specified employee” as determined by the Company, then to the extent any amount payable under any Award that is considered nonqualified deferred compensation under section 409A of the Code and that is not otherwise exempt from section 409A of the Code, for which payment is triggered by Participant’s separation from service (other than on account of death), and

102	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

that under the terms of the Award would be payable prior to the six-month anniversary of the Participant’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of such separation from service and (b) the date of the Participant’s death. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to section 409A of the Code. Each payment under any Award that constitutes nonqualified deferred compensation subject to section 409A of the Code shall be treated as a separate payment for purposes of section 409A of the Code.
11.10Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

11.11Severability; Blue Pencil. In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction, such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

11.12No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant's right under any such plan, policy or program. No amount payable in respect of any Award pursuant to an Award shall be deemed part of a Participant's regular, recurring compensation for purposes of any termination, indemnity or severance pay laws.

11.13No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

11.14Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

11.15No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

11.16Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

11.17Code Section 83(b) Elections. The Company, its Affiliates and the Committee have no responsibility for any Participant's election, attempt to elect or failure to elect to include the value of a Restricted Stock Award or other Award subject to section 83 of the Code in the Participant's gross income for the year of payment pursuant to section 83(b) of the Code. Any Participant who makes an election pursuant to section 83(b) of the Code will promptly provide the Committee with a copy of the election form.

11.18No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of an Award of an Option or Stock Appreciation Right will impose no obligation upon the Participant to exercise the Award. The Company, its Affiliates and the Committee have no obligation to inform a Participant of the date on which any Award lapses except in the Award Agreement.

103	Hertz Global Holdings, Inc. 2019 Proxy Statement

Annex B - Amended and Restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan

11.19Right to Offset. Notwithstanding any provisions of the Plan to the contrary, and to the extent permitted by applicable law (including section 409A of the Code), the Company may offset any amounts to be paid to a Participant (or, in the event of the Participant’s death, to his beneficiary or estate) under the Plan against any amounts that such Participant may owe to the Company or its Affiliates.

11.20Compensation Recovery Policy. Without limiting any other provision of the Plan, any Award granted hereunder shall be subject to any clawback policy or compensation recovery policy or such other similar policy of the Company in effect from time to time.

11.21Furnishing Information. A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including, but not limited to, taking such physical examinations as the Committee may deem necessary when eligibility or entitlement to any compensation or benefit based on Disability is at issue.

11.22Distribution Awards. The Company issued Distribution Awards to Participants, including Distribution Participants, in connection with the adjustment and replacement of certain awards previously granted by Former Parent under a Former Parent Plan to such Participants (pursuant to the anti-dilution adjustment provisions of the Former Parent Plan). The Common Stock subject to a Distribution Award and the other terms and conditions of each Distribution Award, including, without limitation, option exercise price and service crediting rules, as applicable, were determined by the Committee, all in accordance with the terms of the Employee Matters Agreement. Subject to the foregoing, all Distribution Awards were generally subject to substantially similar terms and conditions as provided in the grantee’s corresponding awards under the Former Parent Plan. To the extent the terms of the Plan are inconsistent with the terms of an Award Agreement of a Distribution Award, the terms of the Distribution Award shall be governed by the Employee Matters Agreement and the applicable Award Agreement.

11.23Section 162(m). Notwithstanding any other provision of this Plan or any Award Agreement, for any Awards made under the Plan prior to November 2, 2017, intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m)(4)(C) prior to its repeal and which can still so qualify (“162(m) Awards”), each 162(m) Award shall be subject to any additional limitations as the Committee (or applicable sub-committee of the Committee) determines necessary for such 162(m) Award to so qualify, and to the extent any of the provisions of the Plan or any 162(m) Award (or any amendments hereto pursuant to this amendment and restatement of the Plan) would cause any 162(m) Awards to fail to so qualify, any such provisions shall not apply to such 162(m) Awards to the extent necessary to ensure the continued qualification of such 162(m) Awards. Additionally, to the extent determined by the Committee (or applicable sub-committee of the Committee) to ensure the continued qualification of 162(m) Awards as “performance-based compensation," such 162(m) Awards will continue to be governed by the terms of the Plan as in effect prior to the Effective Date.

11.24Correction of Errors. Notwithstanding anything in any Award Agreement to the contrary, the Committee may amend an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of correcting errors occurring in connection with the grant or documentation of an Award, including rescinding an Award erroneously granted, including, but not limited to, an Award erroneously granted to an individual who does not qualify as an eligible Participant on the date of grant. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 11.24 to any Award made under the Plan without further consideration or action.

104	Hertz Global Holdings, Inc. 2019 Proxy Statement

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends a vote FOR all the nominees listed.

Nominees	For	Against	Abstain
1a. David A. Barnes	☐	☐	☐
1b. SungHwan Cho	☐	☐	☐
1c. Vincent J. Intrieri	☐	☐	☐
1d. Henry R. Keizer	☐	☐	☐
1e. Kathryn V. Marinello	☐	☐	☐
1f. Anindita Mukherjee	☐	☐	☐
1g. Daniel A. Ninivaggi	☐	☐	☐
1h. Kevin M. Sheehan	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000414935_1 R1.0.1.18

HERTZ GLOBAL HOLDINGS, INC.
This proxy is solicited by the Board of Directors for the 2019 Annual Meeting of Stockholders

Kathryn V. Marinello and Jamere Jackson (each, a "Proxy"), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers that the undersigned would possess if personally present, at the 2019 Annual Meeting of Stockholders of Hertz Global Holdings, Inc. to be held on May 24, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in accordance with direction of the stockholder set forth on the reverse side. If no such directions are indicated, the Proxies will have the authority to vote FOR Proposal 1, the election of David A. Barnes, SungHwan Cho, Vincent J. Intrieri, Henry R. Keizer, Kathryn V. Marinello, Anindita Mukherjee, Daniel A. Ninivaggi and Kevin M. Sheehan; FOR Proposal 2, approval of the amended and restated Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan; FOR Proposal 3, ratification of the selection of Ernst & Young LLP as the Company's independent registered certified public accounting firm for 2019; and FOR Proposal 4, approval, by a non-binding advisory vote, of the named executive officers' compensation.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000414935_2 R1.0.1.18